As filed with the Securities and Exchange Commission on October 5, 2020
Registration No.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)
Nevada	3841	20-1176000
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
3360 Martin Farm Road, Suite 100 Suwanee, Georgia 30024
(770) 419-7525
(Address, including zip code, and telephone number, including area code, of registrants principal executive offices)
Kevin A. Richardson, II
Chief Executive Officer
SANUWAVE Health, Inc.
3360 Martin Farm Road, Suite 100
Suwanee, Georgia 30024
(770) 419-7525
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Murray Indick, Esq.
John M. Rafferty, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105
(415) 268-7000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.
CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value(3)	131,825,235	$0.21	$27,683,299.35	$3,020.25
Common Stock, $0.001 par value(4)	131,825,235	0.21	27,683,299.35	3,020.25
Common Stock, $0.001 par value(5)	9,266,250	0.21	1,945,912.50	212.30
Common Stock, $0.001 par value(6)	1,750,000	0.21	367,500.00	40.09
Total	274,666,720		57,680,011.20	6,292.89
(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)
Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $0.215 (high) and $0.195 (low) sale price of the Registrant's Common Stock, $0.001 par value (the “Common Stock”) as reported on the OTCQB on October 1, 2020, which date is within five business days prior to filing this Registration Statement.

Represents the resale of shares of Common Stock issued upon the conversion of certain promissory notes issued in private placements described herein.
(3)	Represents the resale of shares of Common Stock issued in private placements described herein.
(4)	Represents the resale of shares of Common Stock issued upon the exercise of certain Class E warrants issued in private placements described herein.
(5)	Represents the resale of shares of Common Stock issued upon the exercise of certain Class E warrants issued to a placement agent as described herein.
(6)	Represents the resale of shares of Common Stock issued upon the exercise of warrants issued to an investor as described herein.

The information in this prospectus is not complete and may be changed. Neither, we nor the selling stockholders, may sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
Preliminary Prospectus, Subject to Completion, Dated October 5, 2020
274,666,720 Shares

This prospectus relates to the possible resale or other disposition, from time to time, of up to 274,666,720 shares of our common stock, par value $0.001 (“Common Stock”) by the selling stockholders named in this prospectus. The shares consist of (1) 131,825,235 shares of Common Stock as described herein, (2) 131,825,235 shares of Common Stock issuable upon the exercise of certain warrants as described herein, (3) 9,266,250 shares of Common Stock issuable upon the exercise of certain warrants issued to the placement agent for certain of the private placements described herein, and (4) 1,750,000 shares of Common Stock issuable upon the exercise of certain warrants as described herein.
The shares offered by this prospectus may be sold by the selling stockholders from time to time in the over-the-counter market or any other national securities exchange or automated interdealer quotation system on which our Common Stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, as described under “Plan of Distribution” herein.
All net proceeds from the sale of the shares of Common Stock covered by this prospectus will go to the selling stockholders. We will receive none of the proceeds from the sale of the shares of Common Stock covered by this prospectus by the selling stockholders. We may receive proceeds upon the exercise of outstanding warrants for shares of Common Stock covered by this prospectus if the warrants are exercised for cash. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling shareholders will be borne by them.
Our Common Stock is quoted on the OTC Bulletin Board under the symbol SNWV.QB. The high and low bid prices for shares of our Common Stock on October 1, 2020 were $0.215 and $0.195 per share, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is            , 2020

CAUTIONARY NOTE REGARDING MANAGEMENT’S FORWARD-LOOKING STATEMENTS
This prospectus, including the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933. Statements in this prospectus that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Forward-looking statements convey our current expectations or forecasts of future events. All statements in this prospectus, including those made by the management of the Company, other than statements of historical fact, are forward-looking statements. Examples of forward-looking statements include statements regarding: the Company’s future financial results, operating results, and projected costs; market acceptance of and demand for dermaPACE and our product candidates; management’s plans and objectives for future operations; industry trends; regulatory actions that could adversely affect the price of or demand for our approved products; our intellectual property portfolio; our business, marketing and manufacturing capacity and strategy; estimates regarding our capital requirements, the anticipated timing of the need for additional funds, and our expectations regarding future capital-raising transactions, including through investments by strategic partners for market opportunities, which may include strategic partnerships or licensing agreements, or raising capital through the conversion of outstanding warrants or issuances of securities; product liability claims; economic conditions that could adversely affect the level of demand for our products; timing of clinical studies and eventual FDA approval of our products; financial markets; the competitive environment; and our plans to remediate our material weaknesses in our disclosure controls and procedures and our internal control over financial reporting. These forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. Forward-looking statements may contain words such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and “continue,” the negative of these terms, or other comparable terminology.
Any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. They may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described in the section titled “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements.
You should read this prospectus and the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.
You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission (the “SEC”) after the date of this prospectus.

PROSPECTUS SUMMARY
This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in our Common Stock. You should carefully read the entire prospectus, including Risk Factors and the consolidated financial statements, before making an investment decision.
Except as otherwise indicated by the context, references in this prospectus to “we,” “us” and “our” are to the consolidated business of the Company.
Our Company
We are a shock wave technology company using a patented system of noninvasive, high-energy, acoustic shock waves for regenerative medicine and other applications. Our initial focus is regenerative medicine utilizing noninvasive, acoustic shock waves to produce a biological response resulting in the body healing itself through the repair and regeneration of tissue, musculoskeletal, and vascular structures. Our lead regenerative product in the United States is the dermaPACE® device, used for treating diabetic foot ulcers, which was subject to two double-blinded, randomized Phase III clinical studies. On December 28, 2017, the U.S. FDA granted the Company’s request to classify the dermaPACE System as a Class II device via the de novo process. As a result of this decision, the Company was able to immediately market the product for the treatment of Diabetic Foot Ulcers (DFU) as described in the De Novo request, subject to the general control provisions of the FD&C Act and the special controls identified in this order.
Our portfolio of healthcare products and product candidates activate biologic signaling and angiogenic responses, including new vascularization and microcirculatory improvement, helping to restore the body’s normal healing processes and regeneration. We intend to apply our Pulsed Acoustic Cellular Expression (PACE®) technology in wound healing, orthopedic, plastic/cosmetic and cardiac conditions. The Company is marketing its dermaPACE System for treatment usage in the United States and will continue to generate revenue from sales of the European Conformity Marking (CE Mark) devices and accessories in Europe, Canada, Asia, and Asia/Pacific. The Company generates revenue streams from dermaPACE treatments, product sales, licensing transactions and other activities.
Our lead product candidate for the global wound care market, dermaPACE, has received FDA clearance for commercial use to treat diabetic foot ulcers in the United States and the CE Mark allowing for commercial use on acute and chronic defects of the skin and subcutaneous soft tissue. We believe we have demonstrated that our patented technology is safe and effective in stimulating healing in chronic conditions of the foot and the elbow through our United States FDA Class III Premarket Approvals (“PMAs”) approved OssaTron® device, and in the stimulation of bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of our OssaTron, Evotron®, and orthoPACE® devices in Europe and Asia.
On August 6, 2020, we entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Celularity Inc. (“Celularity”) pursuant to which the Company acquired Celularity’s UltraMIST assets (the “Assets”). The aggregate consideration paid for the Assets was $24,000,000, which consisted of (i) a cash payment of $18,890,000, (ii) the issuance of a promissory note to Celularity in the principal amount of $4,000,000 (the “Seller Note”), and (iii) a credit of $1,110,000 for the previous payment made by the Company to Celularity pursuant to that certain letter of intent between the Company and Celularity dated June 7, 2020. The Seller Note has a maturity date of August 6, 2021 and accrues interest at a rate equal to 12.0% per annum. In the event that the Seller Note has not been repaid prior to January 1, 2021, Celularity may elect to convert the outstanding principal amount plus any accrued but unpaid interest thereon into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a conversion price of $0.10 per share. In connection with the Asset Purchase Agreement, we entered into a license and marketing agreement with Celularity pursuant to which Celularity granted to the Company a license to the Celularity wound care biologic products, Biovance® and Interfyl® (the “License Agreement”). The License Agreement provides the Company with an exclusive license to use, market, distribute and sell Biovance® in the Field (as defined in the License Agreement) in the Territory (as defined in the License Agreement), and a non-exclusive license to use, market, distribute and sell Interfyl® in the Field in the Territory. The License Agreement has an initial five year term, after which it automatically renews for additional one year periods, unless either party gives written notice at least 180 days prior to the expiration of the current term.

Product Overview; Strategy
We are focused on developing our Pulsed Acoustic Cellular Expression (PACE) technology to activate healing in:
•	wound conditions, including diabetic foot ulcers, venous and arterial ulcers, pressure sores, burns and other skin eruption conditions;
•
orthopedic applications, such as eliminating chronic pain in joints from trauma, arthritis or tendons/ligaments inflammation, speeding the healing of fractures (including nonunion or delayed-union conditions), improving bone density in osteoporosis, fusing bones in the extremities and spine, and other potential sports injury applications;

•	plastic/cosmetic applications such as cellulite smoothing, graft and transplant acceptance, skin tightening, scarring and other potential aesthetic uses; and
•	cardiac applications for removing plaque due to atherosclerosis improving heart muscle performance.
In addition to healthcare uses, our high-energy, acoustic pressure shock waves, due to their powerful pressure gradients and localized cavitational effects, may have applications in secondary and tertiary oil exploitation, for cleaning industrial waters and food liquids and finally for maintenance of industrial installations by disrupting biofilms formation. Our business approach will be through licensing and/or partnership opportunities.
We were formed as a Nevada corporation in 2004. We maintain a public internet site at www.sanuwave.com. The information on our websites is not a part of the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2020.
For more information about the Company, see the section entitled “Business” in this prospectus.
Private Placements
On August 6, 2020, the Company entered into a securities purchase agreement and a letter agreement, pursuant to which the selling stockholders acquired the common stock being registered in this prospectus. On June 5, 2020, the Company entered into a securities purchase agreement with LGH Investments, LLC (“LGH”), pursuant to which the Company issued to LGH, among other things, warrants to purchase shares of common stock being registered in this prospectus. See “Selling Stockholders.”
Risks Associated with Our Business
Our business is subject to numerous risks, as more fully described in the section entitled Risk Factors immediately following this prospectus summary. We have a limited operating history and have incurred substantial losses since inception. We expect to continue to incur losses for the foreseeable future and are unable to predict the extent of future losses or when we will become profitable, if at all. Our products are in various stages of research and development, with only the dermaPACE System having received regulatory approval in the United States. Our ability to generate revenue in the future will depend heavily on the successful development and commercialization of our product candidates. Even if we succeed in developing and commercializing one or more of our product candidates, we may never generate sufficient sales revenue to achieve and sustain profitability. We may be unable to maintain and protect our intellectual property, which could have a substantial impact on our ability to generate revenue. Our products are subject to regulation by governmental authorities in the United States and in other countries. Failure to comply with such regulations or to receive the necessary approvals or clearances for our product and product candidates may have a material adverse effect on our business.
Corporate Information
We were incorporated in the State of Nevada on May 6, 2004, under the name Rub Music Enterprises, Inc. (“RME”). SANUWAVE, Inc. was incorporated in the State of Delaware on July 21, 2005. In December 2006, Rub Music Enterprises, Inc. ceased operations and became a shell corporation.
On September 25, 2009, RME and RME Delaware Merger Sub, Inc., a Nevada corporation and wholly-owned subsidiary of RME (the “Merger Sub”) entered into a reverse merger agreement with

SANUWAVE, Inc. Pursuant to the Merger Agreement, the Merger Sub merged with and into SANUWAVE, Inc., with SANUWAVE, Inc. as the surviving entity (the “Merger”) and a wholly-owned subsidiary of the Company.
In November 2009, we changed our name to SANUWAVE Health, Inc. Our principal executive offices are located at 3360 Martin Farm Road, Suite 100, Suwanee, Georgia 30024, and our telephone number is (770) 419-7525. Our website address is www.sanuwave.com. The information on our website is not a part of this prospectus.

THE OFFERING
Total Common Stock being offered by the selling stockholders
274,666,720 shares of Common Stock consisting of (1) 131,825,235 shares of Common Stock as described herein, (2) 131,825,235 shares of Common Stock issuable upon the exercise of certain warrants as described herein, (3) 9,266,250 shares of Common Stock issuable upon exercise of certain warrants issued to the placement agent for the private placements as described herein and (4) 1,750,000 shares of Common Stock issuable upon the exercise of certain warrants as described herein
Use of Proceeds
All net proceeds from the sale of the shares of Common Stock covered by this prospectus will go to the selling stockholders. We will receive none of the proceeds from the sale of the shares of Common Stock covered by this prospectus by the selling stockholders. We may receive proceeds upon the exercise of outstanding warrants for shares of Common Stock covered by this prospectus if the warrants are exercised for cash. See “Use of Proceeds.”
Risk Factors
See “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.
OTCQB Ticker Symbol for Common Stock
SNWV

SUMMARY FINANCIAL INFORMATION
The summary financial information set forth below is derived from our consolidated financial statements, including the notes thereto, appearing at the end of this prospectus. Our historical results are not necessarily indicative of the results that may be achieved in any future period, and results for any interim period are not necessarily indicative of the results to be expected for the full year. The summary financial information should be read together with our consolidated financial statements, including the notes thereto, appearing at the end of this prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.
	Six Months Ended		Year Ended
	June 30, 2020	June 30, 2019	December 31, 2019	December 31, 2018
	unaudited	unaudited
Consolidated Statement of Operations Data
Revenue	$231,893	$494,939	$1,028,730	$1,850,060
Net loss	$(6,634,168)	$(4,931,748)	$(10,429,839)	$(11,650,394)
Weighted average shares outstanding	297,856,870	165,921,811	203,588,106	149,537,777
Net loss per share - basic and diluted	$(0.02)	$(0.03)	$(0.05)	$(0.08)

Consolidated Balance Sheet Data (at end of period)
Working capital deficit	$(13,407,681)	$(16,523,773)	$(9,910,994)	$(15,403,609)
Total assets	$3,406,948	$1,513,076	$3,381,992	$1,177,728
Total liabilities	$15,779,481	$17,868,582	$13,445,593	$16,533,827
Total stockholders' deficit	$(12,372,533)	$(16,355,506)	$(10,063,601)	$(15,356,099)

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus, including the consolidated financial statements and the related notes. If any of the following risks actually occur, they may materially harm our business and our financial condition and results of operations. In any such event, the market price of our Common Stock could decline and you could lose all or part of your investment.
We have provided a summary of some of these risks below, with a more detailed explanation of the risks applicable to the Company immediately following such summary below.
Risk Factors Summary
•
Our recurring losses from operations and dependency upon future issuances of equity or other financing to fund ongoing operations have raised substantial doubt as to our ability to continue as a going concern.

•	We have a history of losses and we may continue to incur losses and may not achieve or maintain profitability.
•
If we are unable to successfully raise additional capital, our viability may be threatened; however, if we do raise additional capital, your percentage ownership as a stockholder could decrease and constraints could be placed on the operations of our business.

•	The coronavirus, or COVID-19, pandemic has materially and adversely affected our clinical trial operations and may materially and adversely affect our financial results.
•	Our product candidates may not be developed or commercialized successfully.
•	The medical device/therapeutic product industries are highly competitive and subject to rapid technological change.
•
We may not successfully establish and maintain licensing and/or partnership arrangements for our technology for non-medical uses, which could adversely affect our ability to develop and commercialize our non-medical technology.

•	The results of our clinical trials may be insufficient to obtain regulatory approval for our product candidates.
•	We are subject to extensive governmental regulation, including the requirement of FDA approval or clearance, before our product candidates may be marketed.
•	The protection of our intellectual property is critical to our success and any failure on our part to adequately protect those rights could materially adversely affect our business.
•	Patent applications owned by us or licensed to us may not result in issued patents, and our competitors may commercialize the discoveries we attempt to patent.
•	Our patents may not be valid or enforceable and may be challenged by third parties.
•	Our stock price is volatile.
•	There is currently a limited trading market for our common stock and we cannot predict how liquid the market might become.
•	Trading for our common stock is limited under the SEC’s penny stock regulations, which has an adverse effect on the liquidity of our common stock.
Risks Related to our Business
Our recurring losses from operations and dependency upon future issuances of equity or other financing to fund ongoing operations have raised substantial doubt as to our ability to continue as a going concern. We will be required to raise additional funds to finance our operations and remain a going concern; we may not be able to do so, and/or the terms of any financings may not be advantageous to us.
The continuation of our business is dependent upon raising additional capital. We expect to devote substantial resources for the commercialization of the dermaPACE and will continue to research and develop the non-medical uses of the PACE technology, both of which will require additional capital resources. We incurred a net loss of $6,634,168 and $10,429,839 for the six months ended June 30, 2020 and the year ended December 31, 2019, respectively. The operating losses and the events of default on the Company’s short term notes payable and the notes payable, related parties indicate substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the filing of the Form 10-Q for the period ended June 30, 2020.
As of June 30, 2020, we had an accumulated deficit of $132,387,124 and cash and cash equivalents of $430,606. For the six months ended June 30, 2020 and the year ended December 31, 2019, the net cash used by operating activities was $4,511,968 and $6,410,758, respectively. Management expects the cash used in operations for the Company will be approximately $325,000 per month for the remainder of 2020, not including acquisition integration costs, as resources are devoted to the commercialization of the dermaPACE product including hiring of new employees, expansion of our international business and continued research and development of next generation of our technology as well as non-medical uses of our technology.
The continuation of our business is dependent upon raising additional capital to fund operations. Management’s plans are to obtain additional capital in 2020 through investments by strategic partners for market opportunities, which may include strategic partnerships or licensing arrangements, or raise capital through the conversion of outstanding warrants, issuance of common or preferred stock, securities convertible into common stock, or secured or unsecured debt. These possibilities, to the extent available, may be on terms that result in significant dilution to our existing shareholders. In addition, there can be no assurances that our plans to obtain additional capital will be successful on the terms or timeline we expect, or at all. Although no assurances can be given, management believes that potential additional issuances of equity or other potential financing transactions as discussed above should provide the necessary funding for us. If these efforts are unsuccessful, we may be required to significantly curtail or discontinue operations or obtain funds through financing transactions with unfavorable terms. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Our consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.
In addition, we may have potential liability for certain sales, offers or issuances of equity securities of the Company in possible violation of federal securities laws. Pursuant to a Registration Statement on Form S-1 (Registration No. 333-208676), declared effective on February 16, 2016 (the “2016 Registration Statement”), the Company sought to register: a primary offering of up to $4,000,000 units, the Common Stock included as part of the units, the warrants included as part of the units, and the Common Stock issuable upon exercise of such warrants; a primary offering of up to $400,000 placement agent warrants and the Common Stock issuable upon exercise of such placement agent warrants; and a secondary offering of 23,545,144 shares of Common Stock held by certain selling stockholders named in the 2016 Registration Statement. The SEC Staff’s interpretations provides that, when an issuer is registering units composed of common stock, common stock purchase warrants, and the common stock underlying the warrants, the registration fee is based on the offer price of the units and the exercise price of the warrants. The registration fee paid did include the fee based on the offer price of the units, allocated to the unit line item in the fee table. Although the fee table in the 2016 Registration Statement included a line item for the Common Stock underlying the warrants, the Company did not include in that line item the fee payable based on the exercise price of $0.08 per share for such warrants, which amount should have been allocated to such line item based on the SEC Staff’s interpretations. As a result, a portion of the securities intended to be registered by the 2016 Registration Statement was not registered. In addition, in a post-effective amendment to the 2016 Registration Statement filed on September 23, 2016, too many placement agent warrants were inadvertently deregistered. The post-effective amendment stated that the Company had issued $180,100, based on 2,251,250 Class L warrants issued with a $0.08 exercise price of warrants to the placement agent and therefore deregistered $219,900, based on 2,748,750 Class L warrants issued with a $0.08 exercise price of placement agent warrants from the $400,000, based on 5,000,000 Class L warrants issued with a $0.08 exercise price total offering amount included in the Registration Statement. The actual warrants issued to the placement agent totaled $240,133.36, based on 3,001,667 Class L warrants issued with a $0.08 exercise price, and only

$159,867, based on 1,998,338 Class L warrants issued with a $0.08 exercise price should have been deregistered in such post-effective amendment. To the extent that we have not registered or failed to maintain an effective registration statement with respect to any of the transactions in securities described above and with respect to our ongoing offering of shares of Common Stock underlying the warrants, and a violation of Section 5 of the Securities Act did in fact occur or is occurring, eligible holders of our securities that participated in these offerings would have a right to rescind their transactions, and the Company may have to refund any amounts paid for the securities, which could have a materially adverse effect on the Company’s financial condition. Eligible securityholders have not filed a claim against the Company alleging a violation of Section 5 of the Securities Act with respect to these transactions, but they could file a claim in the future. Furthermore, the ongoing offering of and issuance of shares of Common Stock underlying certain of our warrants from the 2016 Registration Statement may have been, and may continue to be, in violation of Section 5 of the Securities Act and the rules and regulations under the Securities Act, because we did not update the prospectus in the 2016 Registration Statement for a period of time after the 2016 Registration Statement was declared effective and because our reliance on Rule 457(p) under the Securities Act in an amendment to our Registration Statement on Form S-1 (Registration No. 333-213774) filed on September 23, 2016 effected a deregistration of the securities registered under the 2016 Registration Statement. Eligible securityholders have not filed a claim against the Company alleging a violation of Section 5 of the Securities Act, but they could file such a claim in the future. If a violation of Section 5 of the Securities Act did in fact occur or is occurring, eligible securityholders would have a right to rescind their transactions, and the Company may have to refund any amounts paid the securities, which could have a materially adverse effect on the Company’s financial condition.
We have a history of losses and we may continue to incur losses and may not achieve or maintain profitability.
For the six months ended June 30, 2020, we had a net loss of $6,634,168 and used $4,511,968 of cash in operations. For the year ended December 31, 2019, we had a net loss of $10,429,839 and used $6,410,758 of cash in operations. As of June 30, 2020, we had an accumulated deficit of $132,387,124 and a total stockholders’ deficit of $14,822,533. As of December 31, 2019, we had an accumulated deficit of $125,752,956 and a total stockholders' deficit of $10,063,601. As a result of our significant research, clinical development, regulatory compliance and general and administrative expenses, we expect to incur losses as we continue to incur expenses related to commercialization of the dermaPACE System and research and development of the non-medical uses of the PACE technology. Even if we succeed in developing and commercializing the dermaPACE System or any other product candidates, we may not be able to generate sufficient revenues and we may never achieve or be able to maintain profitability.
If we are unable to successfully raise additional capital, our viability may be threatened; however, if we do raise additional capital, your percentage ownership as a stockholder could decrease and constraints could be placed on the operations of our business.
We have experienced negative operating cash flows since our inception and have funded our operations primarily from proceeds received from sales of our capital stock, the issuance of convertible promissory notes, the issuance of notes payable to related parties, the issuance of promissory notes, the sale of our veterinary division in June 2009 and product sales. We will seek to obtain additional funds in the future through equity or debt financings, or strategic alliances with third parties, either alone or in combination with equity financings. These financings could result in substantial dilution to the holders of our common stock, or require contractual or other restrictions on our operations or on alternatives that may be available to us. If we raise additional funds by issuing debt securities, these debt securities could impose significant restrictions on our operations. Any such required financing may not be available in amounts or on terms acceptable to us, and the failure to procure such required financing could have a material adverse effect on our business, financial condition and results of operations, or threaten our ability to continue as a going concern.
A variety of factors could impact our need to raise additional capital, the timing of any required financings and the amount of such financings. Factors that may cause our future capital requirements to be greater than anticipated or could accelerate our need for funds include, without limitation:
•	unanticipated expenditures in research and development or manufacturing activities;
•	delayed market acceptance of any approved product;

•	unanticipated expenditures in the acquisition and defense of intellectual property rights;
•	the failure to develop strategic alliances for the marketing of some of our product candidates;
•	additional inventory builds to adequately support the launch of new products;
•	unforeseen changes in healthcare reimbursement for procedures using any of our approved products;
•	inability to train a sufficient number of physicians to create a demand for any of our approved products;
•	lack of financial resources to adequately support our operations;
•	difficulties in maintaining commercial scale manufacturing capacity and capability;
•	unforeseen problems with our third party manufacturers, service providers or specialty suppliers of certain raw materials;
•	unanticipated difficulties in operating in international markets;
•	unanticipated financial resources needed to respond to technological changes and increased competition;
•	unforeseen problems in attracting and retaining qualified personnel;
•	the impact of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act (collectively the PPACA) on our operations;
•	the impact of changes in U.S. health care law and policy on our operations;
•	enactment of new legislation or administrative regulations;
•	the application to our business of new court decisions and regulatory interpretations;
•	claims that might be brought in excess of our insurance coverage;
•	delays in timing of receipt of required regulatory approvals;
•	the failure to comply with regulatory guidelines; and
•	the uncertainty in industry demand and patient wellness behavior.
In addition, although we have no present commitments or understandings to do so, we may seek to expand our operations and product line through acquisitions. Any acquisition would likely increase our capital requirements.
The coronavirus, or COVID-19, pandemic has materially and adversely affected our clinical trial operations and may materially and adversely affect our financial results.
The COVID-19 pandemic has affected many countries, including the United States and several European countries, where we are currently conducting clinical trials. In response to the pandemic, hospitals participating in the trials in affected countries have taken a number of actions, including restricting elective and other procedures that are not deemed to be life-threatening, suspending clinical trial activities and limiting access to data monitoring. As a result, patients enrolled in our clinical trials have had the start of their treatments postponed and ongoing treatment regimens may be delayed. In addition, we do not have sufficient access to monitor trial data on a timely basis. These restrictions have had a materially adverse impact on our clinical operations. The extent to which the COVID-19 pandemic may impact our clinical trial operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the duration of the outbreak, the spread and severity of COVID-19, and the effectiveness of governmental actions in response to the pandemic. Furthermore, the spread of COVID-19 may materially impact our ability to recruit and retain patients.
The primary impact of the COVID-19 pandemic has been seen in our dermaPACE System placements in the United States as our treatment is not widely recognized as an “essential” service. In addition, stay-at-home policies deployed to combat the spread of COVID-19 has greatly constrained visits to wound care centers, doctor’s offices and hospitals since late March 2020 and continuing as of this filing and have therefore delayed placements of new devices that were included in our revenue forecast. It is difficult at this time to predict the impact that COVID-19 will have on the Company’s business, financial position and operating results in future periods due to numerous uncertainties; however, a decrease in the number of procedures performed will adversely affect our expected revenues and our financial results. The Company is closely monitoring the impact of the pandemic on all aspects of its business and operations.
These consequences of the COVID-19 pandemic will delay and could adversely affect our ability to obtain regulatory approval for and to commercialize our products, increase our operating expenses, and could have a material adverse effect on our financial results.
Our product candidates may not be developed or commercialized successfully.
Our product candidates are based on a technology that has not been used previously in the manner we propose and must compete with more established treatments currently accepted as the standards of care. Market acceptance of our products will largely depend on our ability to demonstrate their relative safety, efficacy, cost-effectiveness and ease of use.
We are subject to risks that:
•	the FDA or a foreign regulatory authority finds our product candidates ineffective or unsafe;
•	we do not receive necessary regulatory approvals;
•	the regulatory review and approval process may take much longer than anticipated, requiring additional time, effort and expense to respond to regulatory comments and/or directives;
•	the reimbursement for our products is difficult to obtain or is too low, which can hinder the introduction and acceptance of our products in the market;
•	we are unable to get our product candidates in commercial quantities at reasonable costs; and
•	the patient and physician community does not accept our product candidates.
In addition, our product development program may be curtailed, redirected, eliminated or delayed at any time for many reasons, including:
•	adverse or ambiguous results;
•	undesirable side effects that delay or extend the trials;
•	the inability to locate, recruit, qualify and retain a sufficient number of clinical investigators or patients for our trials; and
•	regulatory delays or other regulatory actions.
We cannot predict whether we will successfully develop and commercialize our product candidates. If we fail to do so, we will not be able to generate substantial revenues, if any.
The medical device/therapeutic product industries are highly competitive and subject to rapid technological change. If our competitors are better able to develop and market products that are safer and more effective than any products we may develop, our commercial opportunities will be reduced or eliminated.
Our success depends, in part, upon our ability to maintain a competitive position in the development of technologies and products. We face competition from established medical device, pharmaceutical and biotechnology companies, as well as from academic institutions, government agencies, and private and public research institutions in the United States and abroad. Many of our principal competitors have significantly greater financial resources and expertise than we do in research and development, manufacturing, pre-clinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements, or mergers with, or acquisitions by, large and established companies, or through the development of novel products and technologies.
In 2019, Tissue Regeneration Technologies (TRT), LLC obtained clearance from the FDA for treatment of diabetic foot ulcers using non-focused shockwaves, as a 510(k) submission based on our dermaPACE® System de novo clearance. We take issue with the FDA’s decision regarding substantial equivalence of the unfocused shockwave technology with the focused shockwave technology that we are marketing. The so-called unfocused shockwaves, which in reality are pressure waves and not shockwaves, produce much lower energy compared to focused shockwaves, which makes the two technologies non-equivalent in energy output in the treatment zone.
The industry in which we operate has undergone, and we expect it to continue to undergo, rapid and significant technological change, and we expect competition to intensify as technological advances are made. Our competitors may develop and commercialize pharmaceutical, biotechnology or medical devices that are safer or more effective, have fewer side effects or are less expensive than any products that we may develop. We also compete with our competitors in recruiting and retaining qualified scientific and management personnel, in establishing clinical trial sites and patient registration for clinical trials, and in acquiring technologies complementary to our programs or advantageous to our business.
If our products and product candidates do not gain market acceptance among physicians, patients and the medical community, we may be unable to generate significant revenues, if any.
Even if we obtain regulatory approval for our product candidates, they may not gain market acceptance among physicians, healthcare payers, patients and the medical community. Market acceptance will depend on our ability to demonstrate the benefits of our approved products in terms of safety, efficacy, convenience, ease of administration and cost effectiveness. In addition, we believe market acceptance depends on the effectiveness of our marketing strategy, the pricing of our approved products and the reimbursement policies of government and third party payers. Physicians may not utilize our approved products for a variety of reasons and patients may determine for any reason that our product is not useful to them. If any of our approved products fail to achieve market acceptance, our ability to generate revenues will be limited.
In addition, a significant health epidemic could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect the market for our products, which could have a material adverse effect on our business, operating results and financial condition.
We may not successfully establish and maintain licensing and/or partnership arrangements for our technology for non-medical uses, which could adversely affect our ability to develop and commercialize our non-medical technology.
Our strategy for the development, testing, manufacturing, and commercialization of our technology for non-medical uses generally relies on establishing and maintaining collaborations with licensors and other third parties. We may not be able to obtain, maintain or expand these or other licenses and collaborations or establish additional licensing and collaboration arrangements necessary to develop and commercialize our product candidates. Even if we are able to obtain, maintain or establish licensing or collaboration arrangements, these arrangements may not be on favorable terms and may contain provisions that will restrict our ability to develop, test and market our product candidates. Furthermore, our licensing and collaboration agreements are subject to counterparty risk, and to the extent the licensors or other third parties that we enter into licensing, joint venture or other collaboration arrangements with face operational, regulatory or financial difficulties, and to the extent we are unable to find suitable alternative counterparties in a timely manner, if at all, our business and results of operations could be materially adversely affected. Any failure to obtain, maintain or establish licensing or collaboration arrangements on favorable terms could adversely affect our business prospects, financial condition or ability to develop and commercialize our technology for non-medical uses.
We expect to rely at least in part on third party collaborators to perform a number of activities relating to the development and commercialization of our technology for non-medical uses, including possibly the design and manufacture of product materials, potentially the obtaining of regulatory or environmental approvals and the marketing and distribution of any successfully developed products. Our collaborators also may have or acquire rights to control aspects of our product development programs. As a result, we may not be able to conduct these programs in the manner or on the time schedule we may contemplate. In addition, if any of these collaborators withdraw support for our programs or product candidates or otherwise impair their development, our business could be negatively affected. To the extent we undertake any of these activities internally, our expenses may increase.

Many of our product component materials are only produced by a single supplier for such product component. If we are unable to obtain product component materials and other products from our suppliers that we depend on for our operations, or find suitable replacement suppliers, our ability to deliver our products to market will likely be impeded, which could have a material adverse effect on us.
We depend on suppliers for product component materials and other components that are subject to stringent regulatory requirements. Many of our product component materials are only produced by a single supplier for such product component, and the loss of any of these suppliers could result in a disruption in our production. If this were to occur, it may be difficult to arrange a replacement supplier because certain of these materials may only be available from one or a limited number of sources. Our suppliers may encounter problems during manufacturing due to a variety of reasons, including failure to follow specific protocols and procedures, failure to comply with applicable regulations, equipment malfunction and environmental factors. In addition, our suppliers could be disrupted by conditions related to COVID-19, or other epidemics. Establishing additional or replacement suppliers for these materials may take a substantial period of time, as certain of these suppliers must be approved by regulatory authorities.
If we are unable to secure, on a timely basis, sufficient quantities of the materials we depend on to manufacture our products, if we encounter delays or contractual or other difficulties in our relationships with these suppliers, or if we cannot find replacement suppliers at an acceptable cost, then the manufacturing of our products may be disrupted, which could increase our costs and have a material adverse effect on our business and results of operations.
We currently sell our products through distributors and partners whose sales account for the majority of our revenues and accounts receivable. Our business and results of operations could be adversely affected by any business disruptions or credit or other financial difficulties experienced by such distributors or partners.
A majority of our revenues, and a majority of our accounts receivable, are from distributors and partners. One distributor accounted for 86% of revenue for the six months ended June 30, 2020 and 72% of accounts receivable at June 30, 2020. Three distributors accounted for 72% of revenues for the six months ended June 30, 2019 and 49%, 0% and 25% of accounts receivable at June 30, 2019. Three distributors accounted for 18%, 15% and 12% of revenues for the year ended December 31, 2019 and 0%, 0% and 22% of accounts receivable at December 31, 2019. Three distributors and partners accounted for 33%, 23% and 11% of revenues for the year ended December 31, 2018, and 24%, 60% and 7.7% of accounts receivable at December 31, 2018. To the extent that our distributors or partners experience any business disruptions or credit or other financial difficulties, our revenues and the collectability of our accounts receivable could be negatively impacted. If we are unable to establish, on a timely basis, relationships with new distributors or partners, our business and results of operations could be negatively impacted.
We have entered into an agreement with companies owned by a current board member and stockholder that could delay or prevent an acquisition of our company and could result in the dilution of our stockholders in the event of our change of control.
On February 13, 2018, the Company entered into an Agreement for Purchase and Sale, Limited Exclusive Distribution and Royalties, and Servicing and Repairs with Premier Shockwave Wound Care, Inc. (“PSWC”) and Premier Shockwave, Inc. (“PS”), each of which is owned by A. Michael Stolarski, a member of the Company’s board of directors and an existing stockholder of the Company. Among other terms, the agreement contains provisions whereby in the event of a change of control of the Company (as defined in the agreement), the stockholders of PSWC have the right and option to cause the Company to purchase all of the stock of PSWC, and whereby the Company has the right and option to purchase all issued and outstanding shares of PSWC, in each case based upon certain defined purchase price provisions and other terms. Such provision may have the effect of delaying or deterring a change in control of us, and as a result could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock. In addition, in the event we do experience a change of control, such provision may cause dilution of our existing stockholder in the event that PSWC exercises its option to require the Company to purchase all issued and outstanding shares of PSWC and the Company finances some or all of such purchase price through equity issuances.

The loss of our key management would likely hinder our ability to execute our business plan.
As a small company with 43 employees, our success depends on the continuing contributions of our management team and qualified personnel. Turnover, transitions or other disruptions in our management team and personnel could make it more difficult to successfully operate our business and achieve our business goals and could adversely affect our results of operation and financial condition. Our success depends in large part on our ability to attract and retain highly qualified personnel. We face intense competition in our hiring efforts from other pharmaceutical, biotechnology and medical device companies, as well as from universities and nonprofit research organizations, and we may have to pay higher salaries to attract and retain qualified personnel. The loss of one or more of these individuals, or our inability to attract additional qualified personnel, could substantially impair our ability to implement our business plan.
We face an inherent risk of liability in the event that the use or misuse of our product candidates results in personal injury or death.
The use of our product candidates in clinical trials and the sale of any approved products may expose us to product liability claims which could result in financial loss. Our clinical and commercial product liability insurance coverage may not be sufficient to cover claims that may be made against us. In addition, we may not be able to maintain insurance coverage at a reasonable cost, or in sufficient amounts or scope, to protect us against losses. Any claims against us, regardless of their merit, could severely harm our financial condition, strain our management team and other resources, and adversely impact or eliminate the prospects for commercialization of the product candidate, or sale of the product, which is the subject of any such claim. Although we do not promote any off-label use, off-label uses of products are common and the FDA does not regulate a physician’s choice of treatment. Off-label uses of any product for which we obtain approval may subject us to additional liability.
We are dependent on information technology and our systems and infrastructure face certain risks, including from cybersecurity breaches and data leakage.
We rely to a large extent upon sophisticated information technology systems to operate our businesses, some of which are managed, hosted, provided and/or used by third parties or their vendors. We collect, store and transmit large amounts of confidential information, and we deploy and operate an array of technical and procedural controls to maintain the confidentiality and integrity of such confidential information. A significant breakdown, invasion, corruption, destruction or interruption of critical information technology systems or infrastructure, by our workforce, others with authorized access to our systems or unauthorized persons could negatively impact our operations. The ever-increasing use and evolution of technology, including cloud-based computing, creates opportunities for the unintentional dissemination or intentional destruction of confidential information stored in our or our third-party providers’ systems, portable media or storage devices. We could also experience, and in some cases have experienced in the past, a business interruption, theft of confidential information, financial theft, or reputational damage from industrial espionage attacks, malware, spoofing or other cyber-attacks, which may compromise our system infrastructure, lead to data leakage, either internally or at our third-party providers, or materially adversely impact our financial condition. We have previously disclosed that we have experienced cybersecurity breaches from email spoofing. While we have invested in the protection of data and information technology, there can be no assurance that our efforts will prevent service interruptions or security breaches. Any such interruption or breach of our systems could adversely affect our business operations and/or result in the loss of critical or sensitive confidential information or intellectual property, and could result in financial, legal, business and reputational harm to us.
We generate a portion of our revenue internationally and are subject to various risks relating to our international activities which could adversely affect our operating results.
A portion of our revenue comes from international sources, and we anticipate that we will continue to expand our overseas operations. Engaging in international business involves a number of difficulties and risks, including:
•	required compliance with existing and changing foreign healthcare and other regulatory requirements and laws, such as those relating to patient privacy or handling of bio-hazardous waste.
•	required compliance with anti-bribery laws, data privacy requirements, labor laws and anti-competition regulations.

•	export or import restrictions.
•	various reimbursement and insurance regimes.
•	laws and business practices favoring local companies.
•	political and economic instability.
•	potentially adverse tax consequences, tariffs, customs charges, bureaucratic requirements and other trade barriers.
•	foreign exchange controls; and
•	difficulties protecting or procuring intellectual property rights.
As we expand internationally, our results of operations and cash flows will become increasingly subject to fluctuations due to changes in foreign currency exchange rates. Our expenses are generally denominated in the currencies in which our operations are located, which is in the United States. If the value of the U.S. dollar increases relative to foreign currencies in the future, in the absence of a corresponding change in local currency prices, our future revenue could be adversely affected as we convert future revenue from local currencies to U.S. dollars.
Provisions in our Articles of Incorporation, Bylaws and Nevada law might decrease the chances of an acquisition.
Provisions of our Articles of Incorporation and Bylaws and applicable provisions of Nevada law may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Some of the following provisions in our Articles of Incorporation and Bylaws that implement these are:
•	stockholders may not vote by written consent;
•	advance notice of business to be brought is required for a meeting of the Company’s stockholders;
•	no cumulative voting rights for the holders of common stock in the election of directors; and
•	vacancies in the board of directors may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.
In addition, Section 78.438 of the Nevada Revised Statutes prohibits a publicly-held Nevada corporation from engaging in a business combination with an interested stockholder (generally defined as a person which together with its affiliates owns, or within the last three years has owned, 10% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder) unless the business combination is approved in a prescribed manner. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.
Regulatory Risks
The results of our clinical trials may be insufficient to obtain regulatory approval for our product candidates.
We will only receive regulatory approval to commercialize a product candidate if we can demonstrate to the satisfaction of the FDA or the applicable foreign regulatory agency, in well designed and conducted clinical trials, that the product candidate is safe and effective. If we are unable to demonstrate that a product candidate is safe and effective in advanced clinical trials involving large numbers of patients, we will be unable to submit the necessary application to receive regulatory approval to commercialize the product candidate. We face risks that:
•	the product candidate may not prove to be safe or effective;
•	the product candidate’s benefits may not outweigh its risks;
•	the results from advanced clinical trials may not confirm the positive results from pre-clinical studies and early clinical trials;

•	the FDA or comparable foreign regulatory authorities may interpret data from pre-clinical and clinical testing in different ways than us; and
•	the FDA or other regulatory agencies may require additional or expanded trials and data.
We are subject to extensive governmental regulation, including the requirement of FDA approval or clearance, before our product candidates may be marketed.
The process of obtaining FDA approval is lengthy, expensive and uncertain, and we cannot be sure that our product candidates will be approved in a timely fashion, or at all. If the FDA does not approve or clear our product candidates in a timely fashion, or at all, our business and financial condition would likely be adversely affected. The FDA has determined that our technology and product candidates constitute “medical devices”, and are thus subject to review by the Center for Devices and Radiological Health. However, we cannot be sure that the FDA will not select a different center and/or legal authority for one or more of our other product candidates, in which case applicable governmental review requirements could vary in some respects and be more lengthy and costly.
Both before and after approval or clearance of our product candidates, we and our product candidates, our suppliers and our contract manufacturers are subject to extensive regulation by governmental authorities in the United States and other countries. Failure to comply with applicable requirements could result in, among other things, any of the following actions:
•	warning letters;
•	fines and other monetary penalties;
•	unanticipated expenditures;
•	delays in FDA approval and clearance, or FDA refusal to approve or clear a product candidate;
•	product recall or seizure;
•	interruption of manufacturing or clinical trials;
•	operating restrictions;
•	injunctions; and
•	criminal prosecutions.
In addition to the approval and clearance requirements, numerous other regulatory requirements apply, both before and after approval or clearance, to us and our products and product candidates, our suppliers and contract manufacturers. These include requirements related to the following:
•	testing;
•	manufacturing;
•	quality control;
•	labeling;
•	advertising;
•	promotion;
•	distribution;
•	export;
•	reporting to the FDA certain adverse experiences associated with the use of the products; and
•	obtaining additional approvals or clearances for certain modifications to the products or their labeling or claims.
We are also subject to inspection by the FDA and other international regulatory bodies to determine our compliance with regulatory requirements, as are our suppliers and contract manufacturers, and we cannot be sure that the FDA and other international regulatory bodies will not identify compliance issues that may disrupt production or distribution or require substantial resources to correct.

The FDA’s requirements and international regulatory body requirements may change and additional regulations may be promulgated that could affect us, our product candidates, and our suppliers and contract manufacturers. We cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action. There can be no assurance that we will not be required to incur significant costs to comply with such laws and regulations in the future, or that such laws or regulations will not have a material adverse effect upon our business.
Patients may discontinue their participation in our clinical studies, which may negatively impact the results of these studies and extend the timeline for completion of our development programs.
Clinical trials for our product candidates require sufficient patient enrollment. We may not be able to enroll a sufficient number of patients in a timely or cost-effective manner. Patients enrolled in our clinical studies may discontinue their participation at any time during the study as a result of a number of factors, including withdrawing their consent or experiencing adverse clinical events, which may or may not be judged to be related to our product candidates under evaluation. If a large number of patients in a study discontinue their participation in the study, the results from that study may not be positive or may not support a filing for regulatory approval of the product candidate.
In addition, the time required to complete clinical trials is dependent upon, among other factors, the rate of patient enrollment. Patient enrollment is a function of many factors, including the following:
•	the size of the patient population;
•	the nature of the clinical protocol requirements;
•	the availability of other treatments or marketed therapies (whether approved or experimental);
•	our ability to recruit and manage clinical centers and associated trials;
•	the proximity of patients to clinical sites; and
•	the patient eligibility criteria for the study.
We rely on third parties to conduct our clinical trials, and their failure to perform their obligations in a timely or competent manner may delay development and commercialization of our device.
We engage a clinical research organization (CRO) and other third party vendors to assist in the conduct of our clinical trials. There are numerous sources that are capable of providing these services. However, we may face delays outside of our control if these parties do not perform their obligations in a timely or competent fashion or if we are forced to change service providers. Any third party that we hire to conduct clinical trials may also provide services to our competitors, which could compromise the performance of their obligations to us. If we experience significant delays in the progress of our clinical trials, the commercial prospects for the product could be harmed and our ability to generate product revenues would be delayed or prevented. Any failure of the CRO and other third party vendors to successfully accomplish clinical trial monitoring, data collection, safety monitoring and data management and the other services they provide for us in a timely manner and in compliance with regulatory requirements could have a material adverse effect on our ability to complete clinical development of our product and obtain regulatory approval. Problems with the timeliness or quality of the work of the CRO may lead us to seek to terminate the relationship and use an alternate service provider. However, making such changes may be costly and may delay our clinical trials, and contractual restrictions may make such a change difficult or impossible. Additionally, it may be difficult to find a replacement organization that can conduct our trials in an acceptable manner and at an acceptable cost.
We may be required to suspend or discontinue clinical trials due to unexpected side effects or other safety risks that could preclude approval of our product candidates.
Our clinical trials may be suspended at any time for a number of reasons. For example, we may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to the clinical trial patients. In addition, the FDA or other regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the clinical trial patients.

Administering any product candidate to humans may produce undesirable side effects. These side effects could interrupt, delay or halt clinical trials of our product candidates and could result in the FDA or other regulatory authorities denying further development or approval of our product candidates for any or all targeted indications. Ultimately, some or all of our product candidates may prove to be unsafe for human use. Moreover, we could be subject to significant liability if any patient suffers, or appears to suffer, adverse health effects as a result of participating in our clinical trials.
Regulatory approval of our product candidates may be withdrawn at any time.
After regulatory approval has been obtained for medical device products, the product and the manufacturer are subject to continual review, including the review of adverse experiences and clinical results that are reported after our products are made available to patients, and there can be no assurance that such approval will not be withdrawn or restricted. Regulators may also subject approvals to restrictions or conditions or impose post-approval obligations on the holders of these approvals, and the regulatory status of such products may be jeopardized if such obligations are not fulfilled. If post-approval studies are required, such studies may involve significant time and expense.
The manufacturing facilities we use to make any of our products will also be subject to periodic review and inspection by the FDA or other regulatory authorities, as applicable. The discovery of any new or previously unknown problems with the product or facility may result in restrictions on the product or facility, including withdrawal of the product from the market. We will continue to be subject to the FDA or other regulatory authority requirements, as applicable, governing the labeling, packaging, storage, advertising, promotion, recordkeeping, and submission of safety and other post-market information for all of our product candidates, even those that the FDA or other regulatory authority, as applicable, had approved. If we fail to comply with applicable continuing regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approval, product recalls and seizures, operating restrictions and other adverse consequences.
Federal regulatory reforms may adversely affect our ability to sell our products profitably.
From time to time, legislation is drafted and introduced in the United States Congress that could significantly change the statutory provisions governing the clearance or approval, manufacture and marketing of a medical device. In addition, FDA regulations and guidance are often revised or reinterpreted by the agency in ways that may significantly affect our business and our products. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of such changes on us, if any, may be.
Failure to obtain regulatory approval in foreign jurisdictions will prevent us from marketing our products abroad.
International sales of our products and any of our product candidates that we commercialize are subject to the regulatory requirements of each country in which the products are sold. Accordingly, the introduction of our product candidates in markets outside the United States will be subject to regulatory approvals in those jurisdictions. The regulatory review process varies from country to country. Many countries impose product standards, packaging and labeling requirements, and import restrictions on medical devices. In addition, each country has its own tariff regulations, duties and tax requirements. The approval by foreign government authorities is unpredictable and uncertain and can be expensive. Our ability to market our approved products could be substantially limited due to delays in receipt of, or failure to receive, the necessary approvals or clearances.
Prior to marketing our products in any country outside the United States, we must obtain marketing approval in that country. Approval and other regulatory requirements vary by jurisdiction and differ from the United States’ requirements. We may be required to perform additional pre-clinical or clinical studies even if FDA approval has been obtained.
If we fail to obtain an adequate level of reimbursement for our approved products by third party payers, there may be no commercially viable markets for our approved products or the markets may be much smaller than expected.
The availability and levels of reimbursement by governmental and other third party payers affect the market for our approved products. The efficacy, safety, performance and cost-effectiveness of our product and product candidates, and of any competing products, will determine the availability and level of reimbursement.

Reimbursement and healthcare payment systems in international markets vary significantly by country and include both government sponsored healthcare and private insurance. To obtain reimbursement or pricing approval in some countries, we may be required to produce clinical data, which may involve one or more clinical trials, that compares the cost-effectiveness of our approved products to other available therapies. We may not obtain international reimbursement or pricing approvals in a timely manner, if at all. Our failure to receive international reimbursement or pricing approvals would negatively impact market acceptance of our approved products in the international markets in which those pricing approvals are sought.
We believe that, in the future, reimbursement for any of our products or product candidates may be subject to increased restrictions both in the United States and in international markets. Future legislation, regulation or reimbursement policies of third party payers may adversely affect the demand for our products currently under development and limit our ability to sell our products on a profitable basis. In addition, third party payers continually attempt to contain or reduce the costs of healthcare by challenging the prices charged for healthcare products and services. If reimbursement for our approved products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, market acceptance of our approved products would be impaired and our future revenues, if any, would be adversely affected.
Uncertainty surrounding and future changes to healthcare law in the United States may have a material adverse effect on us.
The healthcare regulatory environment in the United States is currently subject to significant uncertainty and the industry may in the future continue to experience fundamental change as a result of regulatory reform. In March 2010, the former U.S. President signed into law the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act (collectively the PPACA), which substantially changes the way healthcare is financed by both governmental and private insurers, encourages improvements in the quality of healthcare items and services, and significantly impacts the biotechnology and medical device industries. The PPACA includes, among other things, the following measures:
•
a 2.3% excise tax on any entity that manufactures or imports medical devices offered for sale in the United States, with limited exceptions, began in 2013 but a two year moratorium has been issued for sales during 2016 and 2017, and new legislation was passed in January 2018 such that the tax will be delayed until January 1, 2020;

•	a new Patient-Centered Outcomes Research Institute to oversee, identify priorities and conduct comparative clinical effectiveness research;
•
payment system reforms including a national pilot program on payment bundling to encourage hospitals, physicians and other providers to improve the coordination, quality and efficiency of certain healthcare services through bundled payment models;

•	an independent payment advisory board that will submit recommendations to reduce Medicare spending if projected Medicare spending exceeds a specified growth rate; and
•	a new abbreviated pathway for the licensure of biological products that are demonstrated to be biosimilar or interchangeable with a licensed biological product.
However, some of the provisions of the PPACA have yet to be fully implemented and certain provisions have been subject to judicial and Congressional challenges. Furthermore, President Trump has vowed to repeal the PPACA, and it is uncertain whether new legislation will be enacted to replace the PPACA. On January 20, 2017, President Trump signed an executive order stating that the administration intended to seek prompt repeal of the healthcare reform law, and, pending repeal, directed the U.S. Department of Health and Human Services and other executive departments and agencies to take all steps necessary to limit any fiscal or regulatory burdens of the healthcare reform law. On October 12, 2017, President Trump signed another executive order directing certain federal agencies to propose regulations or guidelines to permit small businesses to form association health plans, expand the availability of short-term, limited duration insurance, and expand the use of health reimbursement arrangements, which may circumvent some of the requirements for health insurance mandated by the healthcare reform law. The U.S. Congress has also made several attempts to repeal or modify the healthcare reform law. In the coming years, there may continue to be additional proposals relating to the reform of the United States healthcare system. Certain of these proposals could limit the prices we are able to charge for our products or the amounts of reimbursement available for our products and could limit the acceptance and availability of our products. The adoption of some or all of these proposals could have a material adverse effect on our business, results of operations and financial condition.
Additionally, initiatives sponsored by government agencies, legislative bodies and the private sector to limit the growth of healthcare costs, including price regulation and competitive pricing, are ongoing in the United States and other markets. We could experience an adverse impact on our operating results due to increased pricing pressure these markets. Governments, hospitals and other third party payors could reduce the amount of approved reimbursement for our products or deny coverage altogether. Reductions in reimbursement levels or coverage or other cost-containment measures could adversely affect our future operating results.
If we fail to comply with the United States Federal Anti-Kickback Statute, False Claims Act and similar state laws, we could be subject to criminal and civil penalties and exclusion from the Medicare and Medicaid programs, which would have a material adverse effect on our business and results of operations.
A provision of the Social Security Act, commonly referred to as the Federal Anti-Kickback Statute, prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for referring, ordering, leasing, purchasing or arranging for, or recommending the ordering, purchasing or leasing of, items or services payable by Medicare, Medicaid or any other Federal healthcare program. The Federal Anti-Kickback Statute is very broad in scope and many of its provisions have not been uniformly or definitively interpreted by existing case law or regulations. In addition, most of the states have adopted laws similar to the Federal Anti-Kickback Statute, and some of these laws are even broader than the Federal Anti-Kickback Statute in that their prohibitions are not limited to items or services paid for by Federal healthcare programs, but instead apply regardless of the source of payment. Violations of the Federal Anti-Kickback Statute may result in substantial civil or criminal penalties and exclusion from participation in Federal healthcare programs.
Our operations may also implicate the False Claims Act. If we fail to comply with federal and state documentation, coding and billing rules, we could be subject to liability under the federal False Claims Act, including criminal and/or civil penalties, loss of licenses and exclusion from the Medicare and Medicaid programs. The False Claims Act prohibits individuals and companies from knowingly submitting false claims for payments to, or improperly retaining overpayments from, the government.
All of our financial relationships with healthcare providers and others who provide products or services to Federal healthcare program beneficiaries are potentially governed by the Federal Anti-Kickback Statute, False Claims Act and similar state laws. We believe our operations are in compliance with the Federal Anti-Kickback Statute, False Claims Act and similar state laws. However, we cannot be certain that we will not be subject to investigations or litigation alleging violations of these laws, which could be time-consuming and costly to us and could divert management’s attention from operating our business, which in turn could have a material adverse effect on our business. In addition, if our arrangements were found to violate the Federal Anti-Kickback Statute, False Claims Act or similar state laws, the consequences of such violations would likely have a material adverse effect on our business, results of operations and financial condition.
Failure to comply with the HIPAA Privacy, Security and Breach Notification Regulations, as such rules become applicable to our business, may increase our operational costs.
The HIPAA privacy and security regulations establish comprehensive federal standards with respect to the uses and disclosures of PHI by certain entities including health plans and health care providers, and set standards to protect the confidentiality, integrity and availability of electronic PHI. The regulations establish a complex regulatory framework on a variety of subjects, including, for example: the circumstances under which uses and disclosures of PHI are permitted or required without a specific authorization by the patient, a patient’s right to access, amend and receive an accounting of certain disclosures of PHI, the content of notices of privacy practices describing how PHI is used and disclosed and individuals’ rights with respect to their PHI, and implementation of administrative, technical and physical safeguards to protect privacy and security of PHI. We anticipate that, as we expand our dermaPACE business, we will in the future be a covered entity under HIPAA. We intend to adopt policies and procedures to comply with the Privacy Rule, the Security Rule and the HIPAA statute as such regulations become applicable to our business and as such regulations are in effect at such time; however, there can be no assurance that our policies and procedures will be adequate or will prevent all incidents of non-compliance with such regulations.

The privacy regulations establish a uniform federal standard but do not supersede state laws that may be more stringent. Therefore, as we expand our deramPACE business, we may also be required to comply with both federal privacy and security regulations and varying state privacy and security laws and regulations. The federal privacy regulations restrict the ability to use or disclose certain individually identifiable patient health information, without patient authorization, for purposes other than payment, treatment or health care operations (as defined by HIPAA), except for disclosures for various public policy purposes and other permitted purposes outlined in the privacy regulations.
The HITECH Act and its implementing regulations also require healthcare providers to notify affected individuals, the Secretary of the U.S. Department of Health and Human Services, and in some cases, the media, when PHI has been breached as defined under and following the requirements of HIPAA. Many states have similar breach notification laws. In the event of a breach, to the extent such regulations are applicable to our business, we could incur operational and financial costs related to remediation as well as preparation and delivery of the notices, which costs could be substantial. Additionally, HIPAA, the HITECH Act, and their implementing regulations provide for significant civil fines, criminal penalties, and other sanctions for failure to comply with the privacy, security, and breach notification rules, including for wrongful or impermissible use or disclosure of PHI. Although the HIPAA statute and regulations do not expressly provide for a private right of action for damages, private parties may also seek damages under state laws for the wrongful or impermissible use or disclosure of confidential health information or other private personal information. Additionally, amendments to HIPAA provide that the state Attorneys General may bring an action against a covered entity for a violation of HIPAA. As we expand our business such that federal and state laws regarding PHI and privacy apply to our operations, any noncompliance with such regulations could have a material adverse effect on our business, results of operations and financial condition.
We face periodic reviews and billing audits from governmental and private payors and these audits could have adverse results that may negatively impact our business.
As a result of our participation in the Medicare and Medicaid programs, we are subject to various governmental reviews and audits to verify our compliance with these programs and applicable laws and regulations. We also are subject to audits under various government programs in which third-party firms engaged by the Centers for Medicare & Medicaid Services conduct extensive reviews of claims data and medical and other records to identify potential improper payments under the Medicare program. Private pay sources also reserve the right to conduct audits. If billing errors are identified in the sample of reviewed claims, the billing error can be extrapolated to all claims filed which could result in a larger overpayment than originally identified in the sample of reviewed claims. Our costs to respond to and defend reviews and audits may be significant and could have a material adverse effect on our business, financial condition, results of operations and cash flows. Moreover, an adverse review or audit could result in:
•	required refunding or retroactive adjustment of amounts we have been paid by governmental or private payors.
•	state or Federal agencies imposing fines, penalties and other sanctions on us.
•	loss of our right to participate in the Medicare program, state programs, or one or more private payor networks; or
•	damage to our business and reputation in various markets.
Any one of these results could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Product quality or performance issues may be discovered through ongoing regulation by the FDA and by comparable international agencies, as well as through our internal standard quality process.
The medical device industry is subject to substantial regulation by the FDA and by comparable international agencies. In addition to requiring clearance or approval to market new or improved devices, we are subject to ongoing regulation as a device manufacturer. Governmental regulations cover many aspects of our operations, including quality systems, marketing and device reporting. As a result, we continually collect and analyze information about our product quality and product performance through field observations, customer feedback and other quality metrics. If we fail to comply with applicable regulations or if post market safety issues arise, we could be subject to enforcement sanctions, our promotional practices may be restricted, and our marketed products could be subject to recall or otherwise impacted. Each of these potential actions could result in a material adverse effect on our business, operating results and financial condition.
The use of hazardous materials in our operations may subject us to environmental claims or liability.
We conduct research and development and manufacturing operations in our facility. Our research and development process may, at times, involve the controlled use of hazardous materials and chemicals. We may conduct experiments in which we may use small quantities of chemicals, including those that are corrosive, toxic and flammable. The risk of accidental injury or contamination from these materials cannot be eliminated. We do not maintain a separate insurance policy for these types of risks. In the event of an accident or environmental discharge or contamination, we may be held liable for any resulting damages, and any liability could exceed our resources. We are subject to Federal, state and local laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. The cost of compliance with these laws and regulations could be significant.
Risks Related to Intellectual Property
The protection of our intellectual property is critical to our success and any failure on our part to adequately protect those rights could materially adversely affect our business.
Our commercial success depends to a significant degree on our ability to:
•	obtain and/or maintain protection for our product candidates under the patent laws of the United States and other countries;
•	defend and enforce our patents once obtained;
•	obtain and/or maintain appropriate licenses to patents, patent applications or other proprietary rights held by others with respect to our technology, both in the United States and other countries;
•	maintain trade secrets and other intellectual property rights relating to our product candidates; and
•	operate without infringing upon the patents, trademarks, copyrights and proprietary rights of third parties.
The degree of intellectual property protection for our technology is uncertain, and only limited intellectual property protection may be available for our product candidates, which may prevent us from gaining or keeping any competitive advantage against our competitors. Although we believe the patents that we own or license, and the patent applications that we own, generally provide us a competitive advantage, the patent positions of biotechnology, biopharmaceutical and medical device companies are generally highly uncertain, involve complex legal and factual questions and have been the subject of much litigation. Neither the United States Patent & Trademark Office nor the courts have a consistent policy regarding the breadth of claims allowed or the degree of protection afforded under many biotechnology patents. Even if issued, patents may be challenged, narrowed, invalidated or circumvented, which could limit our ability to stop competitors from marketing similar products or limit the length of term of patent protection we may have for our products. Further, a court or other government agency could interpret our patents in a way such that the patents do not adequately cover our current or future product candidates. Changes in either patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property or narrow the scope of our patent protection.
We also rely upon trade secrets and unpatented proprietary know-how and continuing technological innovation in developing our products, especially where we do not believe patent protection is appropriate or obtainable. We seek to protect this intellectual property, in part, by generally requiring our employees, consultants, and current and prospective business partners to enter into confidentiality agreements in connection with their employment, consulting or advisory relationships with us, where appropriate. We also require our employees, consultants, researchers, and advisors who we expect to work on our products and product candidates to agree to disclose and assign to us all inventions conceived during the work day, developed using our property or which relate to our business. We may lack the financial or other resources to successfully monitor and detect, or to enforce our rights in respect of, infringement of our rights or breaches of these confidentiality agreements. In the case of any such undetected or unchallenged infringements or breaches, these confidentiality agreements may not provide us with meaningful protection of our trade secrets and unpatented proprietary know-how or adequate remedies. In addition, others may independently develop technology that is similar or equivalent to our trade secrets or know-how. If any of our trade secrets, unpatented know-how or other confidential or proprietary information is divulged to third parties, including our competitors, our competitive position in the marketplace could be harmed and our ability to sell our products successfully could be severely compromised. Enforcing a claim that a party illegally obtained and is using trade secrets that have been licensed to us or that we own is also difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. Costly and time consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could have a material adverse effect on our business. Moreover, some of our academic institution licensees, evaluators, collaborators and scientific advisors have rights to publish data and information to which we have rights. If we cannot maintain the confidentiality of our technologies and other confidential information in connection with our collaborations, our ability to protect our proprietary information or obtain patent protection in the future may be impaired, which could have a material adverse effect on our business.
In particular, we cannot assure you that:
•
we or the owners or other inventors of the patents that we own or that have been licensed to us, or that may be issued or licensed to us in the future, were the first to file patent applications or to invent the subject matter claimed in patent applications relating to the technologies upon which we rely;

•	others will not independently develop similar or alternative technologies or duplicate any of our technologies;
•	any of our patent applications will result in issued patents;
•
the patents and patent applications that we own or that have been licensed to us, or that may be issued or licensed to us in the future, will provide a basis for commercially viable products or will provide us with any competitive advantages, or will not be challenged by third parties;

•	the patents and patent applications that have been licensed to us are valid and enforceable;
•	we will develop additional proprietary technologies that are patentable;
•	we will be successful in enforcing the patents that we own or license and any patents that may be issued or licensed to us in the future against third parties;
•	the patents of third parties will not have an adverse effect on our ability to do business; or
•	our trade secrets and proprietary rights will remain confidential.
Accordingly, we may fail to secure meaningful patent protection relating to any of our existing or future product candidates or discoveries despite the expenditure of considerable resources. Further, there may be widespread patent infringement in countries in which we may seek patent protection, including countries in Europe and Asia, which may instigate expensive and time consuming litigation that could adversely affect the scope of our patent protection. In addition, others may attempt to commercialize products similar to our product candidates in countries where we do not have adequate patent protection. Failure to obtain adequate patent protection for our product candidates, or the failure by particular countries to enforce patent laws or allow prosecution for alleged patent infringement, may impair our ability to be competitive. The availability of infringing products in markets where we have patent protection, or the availability of competing products in markets where we do not have adequate patent protection, could erode the market for our product candidates, negatively impact the prices we can charge for our product candidates, and harm our reputation if infringing or competing products are manufactured to inferior standards.
Patent applications owned by us or licensed to us may not result in issued patents, and our competitors may commercialize the discoveries we attempt to patent.
The patent applications that we own and that have been licensed to us, and any future patent applications that we may own or that may be licensed to us, may not result in the issuance of any patents. The standards that the United States Patent & Trademark Office and foreign patent agencies use to grant patents are not always applied predictably or uniformly and can change. Consequently, we cannot be certain as to the type and scope of patent claims to which we may in the future be entitled under our license agreements or that may be issued to us in the future. These applications may not be sufficient to meet the statutory requirements for patentability and, therefore, may not result in enforceable patents covering the product candidates we want to commercialize. Further, patent applications in the United States that are not filed in other countries may not be published or generally are not published until at least 18 months after they are first filed, and patent applications in certain foreign countries generally are not published until many months after they are filed. Scientific and patent publication often occurs long after the date of the scientific developments disclosed in those publications. As a result, we cannot be certain that we will be the first creator of inventions covered by our patents or applications, or the first to file such patent applications. As a result, our issued patents and our patent applications could become subject to challenge by third parties that created such inventions or filed patent applications before us or our licensors, resulting in, among other things, interference proceedings in the United States Patent &Trademark Office to determine priority of discovery or invention. Interference proceedings, if resolved adversely to us, could result in the loss of or significant limitations on patent protection for our products or technologies. Even in the absence of interference proceedings, patent applications now pending or in the future filed by third parties may prevail over the patent applications that may be owned by us or licensed to us or that we may file in the future, or may result in patents that issue alongside patents issued to us or our licensors or that may be issued or licensed to us in the future, leading to uncertainty over the scope of the patents owned by us or licensed to us or that may in the future be owned by us or impede our freedom to practice the claimed inventions.
Our patents may not be valid or enforceable and may be challenged by third parties.
We cannot assure you that the patents that have been issued or licensed to us would be held valid by a court or administrative body or that we would be able to successfully enforce our patents against infringers, including our competitors. The issuance of a patent is not conclusive as to its validity or enforceability, and the validity and enforceability of a patent is susceptible to challenge on numerous legal grounds, including the possibility of reexamination proceedings brought by third parties in the United States Patent & Trademark Office against issued patents and similar validity challenges under foreign patent laws. Challenges raised in patent infringement litigation brought by us or against us may result in determinations that patents that have been issued to us or licensed to us or any patents that may be issued to us or our licensors in the future are invalid, unenforceable or otherwise subject to limitations. In the event of any such determinations, third parties may be able to use the discoveries or technologies claimed in these patents without paying licensing fees or royalties to us, which could significantly diminish the value of our intellectual property and our competitive advantage. Even if our patents are held to be enforceable, others may be able to design around our patents or develop products similar to our products that are not within the scope of any of our patents.
In addition, enforcing the patents that we own or license and any patents that may be issued to us in the future against third parties may require significant expenditures regardless of the outcome of such efforts. Our inability to enforce our patents against infringers and competitors may impair our ability to be competitive and could have a material adverse effect on our business.
Issued patents and patent licenses may not provide us with any competitive advantage or provide meaningful protection against competitors.
The discoveries or technologies covered by issued patents we own or license may not have any value or provide us with a competitive advantage, and many of these discoveries or technologies may not be applicable to our product candidates at all. We have devoted limited resources to identifying competing technologies that may have a competitive advantage relative to ours, especially those competing technologies that are not perceived as infringing on our intellectual property rights. In addition, the standards that courts use to interpret and enforce patent rights are not always applied predictably or uniformly and can change, particularly as new technologies develop. Consequently, we cannot be certain as to how much protection, if any, will be afforded by these patents with respect to our products if we, our licensees or our licensors attempt to enforce these patent rights and those rights are challenged in court.
The existence of third party patent applications and patents could significantly limit our ability to obtain meaningful patent protection. If patents containing competitive or conflicting claims are issued to third parties, we may be enjoined from pursuing research, development or commercialization of product candidates or may be required to obtain licenses, if available, to these patents or to develop or obtain alternative technology. If another party controls patents or patent applications covering our product candidates, we may not be able to obtain the rights we need to those patents or patent applications in order to commercialize our product candidates or we may be required to pay royalties, which could be substantial, to obtain licenses to use those patents or patent applications.

In addition, issued patents may not provide commercially meaningful protection against competitors. Other parties may seek and/or be able to duplicate, design around or independently develop products having effects similar or identical to our patented product candidates that are not within the scope of our patents.
Limitations on patent protection in some countries outside the United States, and the differences in what constitutes patentable subject matter in these countries, may limit the protection we have under patents issued outside of the United States. We do not have patent protection for our product candidates in a number of our target markets. The failure to obtain adequate patent protection for our product candidates in any country would impair our ability to be commercially competitive in that country.
The ability to market the products we develop is subject to the intellectual property rights of third parties.
The biotechnology, biopharmaceutical and medical device industries are characterized by a large number of patents and patent filings and frequent litigation based on allegations of patent infringement. Competitors may have filed patent applications or have been issued patents and may obtain additional patents and proprietary rights related to products or processes that compete with or are similar to ours. We may not be aware of all of the patents potentially adverse to our interests that may have been issued to others. Because patent applications can take many years to issue, there may be currently pending applications, unknown to us, which may later result in issued patents that our product candidates or proprietary technologies may infringe. Third parties may claim that our products or related technologies infringe their patents or may claim that the products of our suppliers, manufacturers or contract service providers that produce our devices infringe on their intellectual property. Further, we, our licensees or our licensors, may need to participate in interference, opposition, protest, reexamination or other potentially adverse proceedings in the United States Patent & Trademark Office or in similar agencies of foreign governments with regards to our patents, patent applications, and intellectual property rights. In addition, we, our licensees or our licensors may need to initiate suits to protect our intellectual property rights.
Litigation or any other proceeding relating to intellectual property rights, even if resolved in our favor, may cause us to incur significant expenses, divert the attention of our management and key personnel from other business concerns and, in certain cases, result in substantial additional expenses to license technologies from third parties. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. An unfavorable outcome in any patent infringement suit or other adverse intellectual property proceeding could require us to pay substantial damages, including possible treble damages and attorneys’ fees, cease using our technology or developing or marketing our products, or require us to seek licenses, if available, of the disputed rights from other parties and potentially make significant payments to those parties. There is no guarantee that any prevailing party would offer us a license or that we could acquire any license made available to us on commercially acceptable terms. Even if we are able to obtain rights to a third party’s patented intellectual property, those rights may be nonexclusive and, therefore, our competitors may obtain access to the same intellectual property. Ultimately, we may be unable to commercialize our product candidates or may have to cease some of our business operations as a result of patent infringement claims, which could materially harm our business. We cannot guarantee that our products or technologies will not conflict with the intellectual property rights of others.
If we need to redesign our products to avoid third party patents, we may suffer significant regulatory delays associated with conducting additional clinical studies or submitting technical, clinical, manufacturing or other information related to any redesigned product and, ultimately, in obtaining regulatory approval. Further, any such redesigns may result in less effective and/or less commercially desirable products, if the redesigns are possible at all.
Additionally, any involvement in litigation in which we, our licensees or our licensors are accused of infringement may result in negative publicity about us or our products, injure our relations with any then-current or prospective customers and marketing partners, and cause delays in the commercialization of our products.
Risks Related to our Common Stock
Our stock price is volatile.
The market price of our common stock is volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:
•	our ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	changes in the timing of on-going clinical trial enrollment, the results of our clinical trials and regulatory approvals for our product candidates or failure to obtain such regulatory approvals;
•	changes in our industry;
•	additions or departures of key personnel;
•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	period-to-period fluctuations in our operating results;
•	new regulatory requirements and changes in the existing regulatory environment; and
•	general economic conditions and other external factors.
In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.
There is currently a limited trading market for our common stock and we cannot predict how liquid the market might become.
To date, there has been a limited trading market for our common stock and we cannot predict how liquid the market for our common stock might become. Our common stock is quoted on the Over-the-Counter market (OTCQB), which is an inter-dealer market that provides significantly less liquidity than the New York Stock Exchange or the Nasdaq Stock Market. The quotation of our common stock on the OTCQB does not assure that a meaningful, consistent and liquid trading market exists. The market price for our common stock is subject to volatility and holders of our common stock may be unable to resell their shares at or near their original purchase price, or at any price. In the absence of an active trading market:
•	investors may have difficulty buying and selling, or obtaining market quotations for our common stock;
•	market visibility for our common stock may be limited; and
•	a lack of visibility for our common stock may have a depressive effect on the market for our common stock.
Trading for our common stock is limited under the SEC’s penny stock regulations, which has an adverse effect on the liquidity of our common stock.
The trading price of our common stock is less than $5.00 per share and, as a result, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the Exchange Act). Under this rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. Generally, the broker-dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.
Regulations of the Securities and Exchange Commission (the “SEC”) also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because only a few brokers or dealers are likely to undertake these compliance activities. Compliance with these requirements may make it more difficult for holders of our Common Stock to resell their shares to third parties or to otherwise dispose of them in the market.
As an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward looking statements does not apply to us.
Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.
We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.
We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.
The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.
Our board of directors has the right, without stockholder approval, to issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock, which could be issued with the right to more than one vote per share, and could be utilized as a method of discouraging, delaying or preventing a change of control. The possible negative impact on takeover attempts could adversely affect the price of our common stock.
On January 12, 2016, the Company filed a Certificate of Designation of Preferences, Right and Limitations of Series B Convertible Preferred Stock of the Company with the Nevada Secretary of State which amended our Articles of Incorporation to designate 293 shares of our preferred stock as Series B Convertible Preferred Stock. On January 31, 2020, the Company filed a Certificate of Designation of Preferences, Right and Limitations of Series C Convertible Preferred Stock of the Company with the Nevada Secretary of State which amended our Articles of Incorporation to designate 90 shares of our preferred stock as Series C Convertible Preferred Stock. On May 14, 2020, the Company filed a Certificate of Designation of Preferences, Right and Limitations of Series D Convertible Preferred Stock of the Company with the Nevada Secretary of State which amended our Articles of Incorporation to designate eight shares of our preferred stock as Series D Convertible Preferred Stock. Although we have no other shares of preferred stock currently outstanding and no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

USE OF PROCEEDS
All net proceeds from the sale of the shares of Common Stock covered by this prospectus will go to the selling stockholders. We will receive none of the proceeds from the sale of the shares of Common Stock covered by this prospectus by the selling stockholders. We may receive proceeds upon the exercise of outstanding warrants for shares of Common Stock covered by this prospectus if the warrants are exercised for cash. If all of such warrants are exercised for cash in full, the proceeds would be approximately $35,622,871. We intend to use the net proceeds of any such warrant exercises, if any, for working capital purposes. We can make no assurances that any of the warrants will be exercised, or if exercised, that they will be exercised for cash, the quantity which will be exercised or in the period in which they will be exercised.
SELLING STOCKHOLDERS
The shares being sold pursuant to this prospectus were sold by the Company to the selling stockholders as described below.
On August 6, 2020, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) for the sale by the Company in a private placement (the “Private Placement”) of an aggregate of 123,550,000 shares of Common Stock (the “Private Placement Shares”) and accompanying Class E Warrants to purchase up to an additional 123,550,000 shares of Common Stock (the “Private Placement Warrants”), at a purchase price of $0.20 per Private Placement Share and accompanying Private Placement Warrant. The Private Placement Warrants have an exercise price of $0.25 per share and a three year term. The closing of the Private Placement occurred on August 6, 2020. The Company has granted the purchasers indemnification rights with respect to its representations, warranties, covenants and agreements under the purchase agreement. We received $24,710,000 in cash proceeds in connection with the sale of securities to the selling stockholders. In connection with the Private Placement, H.C. Wainwright & Co., LLC, as exclusive placement agent for the Private Placement, received warrants to purchase up to 9,266,250 shares of Common Stock on the same terms as the Warrants, a cash fee and certain expenses.
Also on August 6, 2020, the Company entered into a letter agreement (the “HealthTronics Agreement”) with HealthTronics, Inc. (“HealthTronics”), pursuant to which the Company paid off all outstanding debt due and owed to HealthTronics. Pursuant to the HealthTronics Agreement, as consideration for the extinguishment of the debt due and owed to HealthTronics, (i) the Company paid to HealthTronics an amount in cash equal to $4,000,000, (ii) HealthTronics exercised all of its outstanding Class K Warrants to purchase 7,200,000 shares of Common Stock, (iii) the Company issued to HealthTronics a convertible promissory note in the principal amount of $1,372,743 (the “HealthTronics Note”), and (iv) the Company and HealthTronics entered into a Securities Purchase Agreement dated August 6, 2020 (the “HealthTronics Purchase Agreement) pursuant to which the Company issued to HealthTronics an aggregate of 8,275,235 shares of Common Stock and an accompanying warrant to purchase up to an additional 8,275,235 shares of Common Stock (the “HealthTronics Warrant”). The HealthTronics Warrant has an exercise price of $0.25 per share and a three year term.
In connection with the Purchase Agreement and HealthTronics Agreement, the Company agreed to file a registration statement with the SEC no later than sixty (60) days following the closing of the transactions and will maintain the effectiveness of such registration statement until the date upon which the securities acquired by the Purchasers and HealthTronics pursuant to the Purchase Agreement and HealthTronics Agreement, respectively, cease to be Registerable Securities (as defined in each agreement). The failure on the part of the Company to satisfy certain deadlines related to registration may subject the Company to payment of certain monetary penalties. The registration statement of which this prospectus is a part covers the resale of shares of Common Stock issuable from time to time upon the exercise of the Private Placement Warrants and HealthTronics Warrant.
On June 5, 2020, the Company entered into a securities purchase agreement with LGH, pursuant to which the Company issued to LGH a promissory note in the original principal amount of $1,210,000, warrants to purchase 1,000,000 shares of common stock (the “LGH Warrants”), and 200,000 restricted shares of common stock of the Company. The LGH Warrants had an initial exercise price of $0.35 per share and have a term of five years. The number of shares subject to the warrant and the exercise price of the warrant were subsequently adjusted as a result of the Private Placement in accordance with the anti-dilution adjustment terms of the warrants, resulting in the warrants being exercisable for 1,750,000 shares of common stock at an exercise price of $0.20 per share. The LGH Warrants may be exercised on a cashless basis if there is no effective registration statement registering the resale of the shares underlying the warrants at any time after the earlier of the six-month anniversary of the date of the securities purchase agreement and the completion of the then-applicable holding period required by Rule 144 of the Securities Act of 1933, as amended. The registration statement of which this prospectus is a part covers the resale of shares of Common Stock issuable from time to time upon the exercise of the LGH Warrants.
The selling stockholders identified in this prospectus may offer the shares of our Common Stock at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for additional information.
This registration statement registers the resale of the 274,666,720 shares of common stock issued in connection with the Purchase Agreement and HealthTronics Agreement to satisfy the Company’s contractual obligations.
Selling Stockholder Table
The table set forth below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by each of the selling stockholders. Other than as described above, none of the selling stockholders has had any material relationship with us or any of our predecessors or affiliates within the past three years.
Unless otherwise indicated, we believe, based on information supplied by the following persons, that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own. The registration of the offered shares does not mean that any or all of the selling stockholders will offer or sell any of the shares of Common Stock upon any such exchange.
Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percent of Shares of Common Stock Owned After Offering
Melanie Miner Nemelka	42,500,000	42,500,000	—	—
Manchester Explorer LP	35,000,000	35,000,000	—	—
Armistice Capital Master Fund Ltd.	25,000,000	25,000,000	—	—
Opaleye, L.P.	20,000,000	20,000,000	—	—
Granite Point Capital Panacea Global Healthcare Fund	20,000,000	20,000,000	—	—
HealthTronics, Inc.	16,550,470	16,550,470	—	—
Horberg Enterprises LP	10,000,000	10,000,000	—	—
CVI Investments, Inc.	10,000,000	10,000,000	—	—
Michael Vasinkevich	5,941,983	5,941,983	—	—
Christopher Davis	5,000,000	5,000,000	—	—
JEB Partners LP	5,000,000	5,000,000	—	—
Taylor Kelly	5,000,000	5,000,000	—	—
Andrew O Davis TTEE U/A DTD 07/09/1999	5,000,000	5,000,000	—	—
Anson Investments Master Fund LP	5,000,000	5,000,000	—	—
Momona Capital	5,000,000	5,000,000	—	—
Hudson Bay Master Fund Ltd.	5,000,000	5,000,000	—	—
Christopher B. Davis Guardianship Dated 01/25/2007	4,000,000	4,000,000	—	—
Greg Broms	4,000,000	4,000,000	—	—
Lind Global Macro Fund LP	3,500,000	3,500,000	—	—
James Besser	3,000,000	3,000,000	—	—
Frank Family 1996 Trust	3,000,000	3,000,000	—	—
Morgan Frank	3,000,000	3,000,000	—	—
Iroquois Capital Investment Group LLC	3,000,000	3,000,000	—	—
Noam Rubenstein	2,918,868	2,918,868	—	—
Seawolf Capital LLC	2,500,000	2,500,000	—	—

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percent of Shares of Common Stock Owned After Offering
5 Trivedi LLC	2,500,000	2,500,000	—	—
Brio Capital Master Fund Ltd.	2,500,000	2,500,000	—	—
Iroquois Master Fund Ltd.	2,000,000	2,000,000	—	—
Michal S. Barish	2,000,000	2,000,000	—	—
Leigh Severance	2,000,000	2,000,000	—	—
LGH Investments, LLC	1,750,000	1,750,000	—	—
Anthony Showen	1,600,000	1,600,000	—	—
Steve and Eva Kalmbach	1,500,000	1,500,000	—	—
John M. Fay	1,250,000	1,250,000	—	—
Thomas Benson Musgrave IIII	1,000,000	1,000,000	—	—
Brutus & Falco, LP	1,000,000	1,000,000	—	—
R. Curtis Allen	1,000,000	1,000,000	—	—
John Palmer	750,000	750,000	—	—
Osmium Capital, LP	720,000	720,000	—	—
James Boudreault	500,000	500,000	—	—
David Kyes	500,000	500,000	—	—
James R McGraw	500,000	500,000	—	—
Osmium Spartan LP	450,000	450,000	—	—
Osmium Capital II, LP	330,000	330,000	—	—
Craig Schwabe	312,736	312,736	—	—
Tyler Anderson	250,000	250,000	—	—
Oasis Capital, LLC	250,000	250,000	—	—
LHV Trust, dated 4/22/2020	250,000	250,000	—	—
Ian Miller	250,000	250,000	—	—
Jeramy Fisher	250,000	250,000	—	—
Bern Money LLC	250,000	250,000	—	—
Charles Worthman	92,663	92,663	—	—

PLAN OF DISTRIBUTION
Offering of Shares by Selling Stockholders and Upon Exercise of Warrants
We are registering the resale of shares of Common Stock issuable to the selling stockholders from time to time after the date of this prospectus. See “Selling Stockholders” for additional information. We will not receive any proceeds from the resale of shares of Common Stock by selling stockholders in this offering. We may receive proceeds upon the exercise of outstanding warrants for shares of Common Stock covered by this prospectus if the warrants are exercised for cash. See “Use of Proceeds.”
As required by FINRA pursuant to Rule 5110(g)(1), neither H.C. Wainwright & Co., LLC’s warrants nor any shares of Common Stock issued upon exercise of such warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date hereof, except the transfer of any security:
•	by operation of law or by reason of our reorganization;
•
to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

•	if the aggregate amount of our securities held by the placement agent or related person do not exceed 1% of the securities being offered;
•
that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.
The selling stockholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales made after the date the registration statement of which this prospectus forms a part is declared effective by the SEC;
•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of Common Stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.
The selling stockholders may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of Common Stock in violation of any applicable securities laws. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).
Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.
The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.
Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS
Market Information
Our Common Stock is quoted on the OTCQB under the symbol “SNWV”. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.
As of October 1, 2020, there were 466,094,621 shares of our Common Stock outstanding and approximately 199 holders of record of our Common Stock. However, we believe that there are more beneficial holders of our Common Stock as many beneficial holders hold their stock in “street name.”
Dividend Policy
We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.
Securities Authorized for Issuance under Equity Compensation Plans
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	$0.00	—
Equity compensation plans not approved by security holders	34,168,385	$0.28	1,938,281
Total	34,168,385	$0.28	1,938,281
Stock Incentive Plans
On November 1, 2010, the Company approved the Amended and Restated 2006 Stock Incentive Plan of SANUWAVE Health, Inc. effective as of January 1, 2010 (the “Stock Incentive Plan”). The Stock Incentive Plan permits grants of awards to selected employees, directors and advisors of the Company in the form of restricted stock or options to purchase shares of common stock. Options granted may include non-statutory options as well as qualified incentive stock options. The Stock Incentive Plan is currently administered by the board of directors of the Company. The Stock Incentive Plan gives broad powers to the board of directors of the Company to administer and interpret the particular form and conditions of each option. The stock options granted under the Stock Incentive Plan are non-statutory options which vest over a period of up to three years and have a ten year term. The options are granted at an exercise price equal to the fair market value of the common stock on the date of the grant which is approved by the board of directors of the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements regarding our business development plans, clinical trials, regulatory reviews, timing, strategies, expectations, anticipated expenses levels, projected profits, business prospects and positioning with respect to market, demographic and pricing trends, business outlook, technology spending and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations) and express our current intentions, beliefs, expectations, strategies or predictions. These forward-looking statements are based on a number of assumptions and currently available information and are subject to a number of risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” and elsewhere in this prospectus. The following discussion should be read in conjunction with our consolidated financial statements and related notes thereto included elsewhere in this prospectus.
Overview
We are a shock wave technology company using a patented system of noninvasive, high-energy, acoustic shock waves for regenerative medicine and other applications. Our initial focus is regenerative medicine utilizing noninvasive, acoustic shock waves to produce a biological response resulting in the body healing itself through the repair and regeneration of tissue, musculoskeletal, and vascular structures. Our lead regenerative product in the United States is the dermaPACE® device, used for treating diabetic foot ulcers, which was subject to two double-blinded, randomized Phase III clinical studies. On December 28, 2017, the U.S. FDA granted the Company’s request to classify the dermaPACE System as a Class II device via the de novo process. As a result of this decision, the Company was able to immediately market the product for the treatment of Diabetic Foot Ulcers (DFU) as described in the De Novo request, subject to the general control provisions of the FD&C Act and the special controls identified in this order.
Our portfolio of healthcare products and product candidates activate biologic signaling and angiogenic responses, including new vascularization and microcirculatory improvement, helping to restore the body’s normal healing processes and regeneration. We intend to apply our Pulsed Acoustic Cellular Expression (PACE®) technology in wound healing, orthopedic, plastic/cosmetic and cardiac conditions. The Company is marketing its dermaPACE System for treatment usage in the United States and will continue to generate revenue from sales of the European Conformity Marking (CE Mark) devices and accessories in Europe, Canada, Asia, and Asia/Pacific. The Company generates revenue streams from dermaPACE treatments, product sales, licensing transactions and other activities.
Our lead product candidate for the global wound care market, dermaPACE, has received FDA clearance for commercial use to treat diabetic foot ulcers in the United States and the CE Mark allowing for commercial use on acute and chronic defects of the skin and subcutaneous soft tissue. We believe we have demonstrated that our patented technology is safe and effective in stimulating healing in chronic conditions of the foot and the elbow through our United States FDA Class III Premarket Approvals (“PMAs”) approved OssaTron® device, and in the stimulation of bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of our OssaTron, Evotron®, and orthoPACE® devices in Europe and Asia.
We are focused on developing our Pulsed Acoustic Cellular Expression (PACE) technology to activate healing in:
•	wound conditions, including diabetic foot ulcers, venous and arterial ulcers, pressure sores, burns and other skin eruption conditions;
•
orthopedic applications, such as eliminating chronic pain in joints from trauma, arthritis or tendons/ligaments inflammation, speeding the healing of fractures (including nonunion or delayed-union conditions), improving bone density in osteoporosis, fusing bones in the extremities and spine, and other potential sports injury applications;

•	plastic/cosmetic applications such as cellulite smoothing, graft and transplant acceptance, skin tightening, scarring and other potential aesthetic uses; and
•	cardiac applications for removing plaque due to atherosclerosis improving heart muscle performance.

In addition to healthcare uses, our high-energy, acoustic pressure shock waves, due to their powerful pressure gradients and localized cavitational effects, may have applications in secondary and tertiary oil exploitation, for cleaning industrial waters, for sterilizing food liquids and finally for maintenance of industrial installations by disrupting biofilms formation. Our business approach will be through licensing and/or partnership opportunities.
In March 2020, the World Health Organization characterized COVID-19 as a pandemic and the President of the United States declared the COVID-19 outbreak a national emergency. Since then, the COVID-19 pandemic has rapidly spread across the globe and has already resulted in significant volatility, uncertainty and economic disruption. While the COVID-19 pandemic has not had a material adverse financial impact on our operations to date, the pandemic has resulted in the decreased demand for a broad variety of products, including from our customers, and will also disrupt supply channels and marketing activities for an unknown period of time until the disease is contained. Future impacts of the pandemic and any resulting economic impact are largely unknown and rapidly evolving. It is difficult at this time to predict the impact that COVID-19 will have on our business, financial position and operating results in future periods due to numerous uncertainties. We are closely monitoring the impact of the pandemic on all aspects of its business and operations. We have received funds for disaster relief loans through the SBA to help minimize the impact on our business.
On August 6, 2020, we entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Celularity Inc. (“Celularity”) pursuant to which the Company acquired Celularity’s UltraMIST assets (the “Assets”). The aggregate consideration paid for the Assets was $24,000,000, which consisted of (i) a cash payment of $18,890,000, (ii) the issuance of a promissory note to Celularity in the principal amount of $4,000,000 (the “Seller Note”), and (iii) a credit of $1,110,000 for the previous payment made by the Company to Celularity pursuant to that certain letter of intent between the Company and Celularity dated June 7, 2020. The Seller Note has a maturity date of August 6, 2021 and accrues interest at a rate equal to 12.0% per annum. In the event that the Seller Note has not been repaid prior to January 1, 2021, Celularity may elect to convert the outstanding principal amount plus any accrued but unpaid interest thereon into shares of Common Stock at a conversion price of $0.10 per share. In connection with the Asset Purchase Agreement, we entered into a license and marketing agreement with Celularity pursuant to which Celularity granted to the Company a license to the Celularity wound care biologic products, Biovance® and Interfyl® (the “License Agreement”). The License Agreement provides the Company with an exclusive license to use, market, distribute and sell Biovance® in the Field (as defined in the License Agreement) in the Territory (as defined in the License Agreement), and a non-exclusive license to use, market, distribute and sell Interfyl® in the Field in the Territory. The License Agreement has an initial five year term, after which it automatically renews for additional one year periods, unless either party gives written notice at least 180 days prior to the expiration of the current term.
Recent Clinical Highlights and Updates
A dosage study has been developed for launch in Poland to optimize dermaPACE system treatment dosage for producing a more rapid reduction in size of a diabetic foot ulcer (“DFU”). The focus will be on increasing the number of shock waves delivered per treatment, as a function of DFUs area. To determine the dosage necessary, three new distinctive regimens will be assessed during the study. This study started in April 2019 and is expected to be finalized in the fourth quarter of 2020, depending on availability of patients due to the COVID-19 pandemic.
A post-market pilot study to evaluate the effects of high energy acoustic shock wave therapy on local skin perfusion and healing of DFUs will be conducted at two sites: one in New Jersey and one in California. The intent of this trial is to quantify the level of increased perfusion and oxygenation during and after treatment with the dermaPACE system. This study started in April 2019 and is expected to be finalized in the fourth quarter of 2020, depending on availability of patients due to the COVID-19 pandemic.
Financial Overview
Since our inception, our operations have primarily been funded from the sale of capital stock, notes payable, and convertible debt securities. We expect to devote substantial resources for the commercialization of the dermaPACE System and will continue to research and develop the non-medical uses of the PACE technology, both of which will require additional capital resources. We incurred a net loss of $6,634,168 and $10,429,839 for the six months ended June 30, 2020 and the year ended December 31, 2019, respectively. These factors, and the events of default on our short term notes payable, create substantial doubt about our ability to continue as a going concern for a period of at least twelve months from the financial statement issuance date. Although no assurances can be given, we believe that potential additional issuances of equity, debt or other potential financing will provide the necessary funding for us to continue as a going concern for the next year. See “Liquidity and Capital Resources” for further information regarding our financial condition.
We cannot reasonably estimate the nature, timing and costs of the efforts necessary to complete the development and approval of, or the period in which material net cash flows are expected to be generated from, any of our products, due to the numerous risks and uncertainties associated with developing and marketing products, including the uncertainty of:
•	the scope, rate of progress and cost of our clinical trials;
•	future clinical trial results;
•	the cost and timing of regulatory approvals;
•
the establishment of successful marketing, sales and distribution channels and partnerships, including our efforts to expand our marketing, sales and distribution reach through joint ventures and other contractual arrangements;

•	the cost and timing associated with establishing reimbursement for our products;
•	the effects of competing technologies and market developments; and
•	the industry demand and patient wellness behavior.
Any failure to complete the development of our product candidates in a timely manner, or any failure to successfully market and commercialize our product candidates, would have a material adverse effect on our operations, financial position and liquidity. A discussion of the risks and uncertainties associated with us and our business are set forth under the section entitled “Risk Factors – Risks Related to Our Business” in our 2019 Annual Report.
Critical Accounting Policies and Estimates
Management’s Discussion and Analysis of Financial Condition and Results of Operations is based on our condensed consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. The preparation of our condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses.
On an ongoing basis, we evaluate our estimates and judgments, including those related to the recording of the allowances for doubtful accounts, estimated reserves for inventory, estimated useful life of property and equipment, the determination of the valuation allowance for deferred taxes, the estimated fair value of the warrant liability, and the estimated fair value of stock-based compensation. We base our estimates on authoritative literature and pronouncements, historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions. The results of our operations for any historical period are not necessarily indicative of the results of our operations for any future period.
Our significant accounting policies are more fully described in Note 2 to our consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 30, 2020. For a description of recent accounting policies and the impact on our financial statements, refer to Note 3 in the condensed consolidated financial statements in this prospectus.
Results of Operations for the Six Months ended June 30, 2020 and 2019
Revenues and Cost of Revenues
Revenues for the six months ended June 30, 2020 were $231,893, compared to $494,939 for the same period in 2019, a decrease of $263,046, or 53%. Revenue resulted primarily from sales in Europe of our orthoPACE devices, related applicators and spare parts for refurbishment services performed by our Italian distributor. The decrease in revenue for 2020 is primarily due to lower upfront international distribution fees, as compared to the prior year. This is partially offset by higher sales of spare parts for refurbishment of applicators.
Cost of revenues for the six months ended June 30, 2020 were $115,224 compared to $279,734 for the same period in 2019. Gross profit as a percentage of revenues was 50% for the six months ended June 30, 2020, compared to 41% for the same period in 2019. The increase in gross profit as a percentage of revenues in 2020 was primarily due to decrease in sales and refurbishment of applicators and increase in high margin treatment fees.
Research and Development Expenses
Research and development expenses for the six months ended June 30, 2020 were $551,661, compared to $567,922 for the same period in 2019, a decrease of $16,261, or 3%. The decrease in research and development expenses in 2020, as compared to 2019, was due to decreased study expenses related to our new dosage study in Poland due to the COVID-19 pandemic.
Selling and Marketing Expenses
Selling and marketing expenses for the six months ended June 30, 2020 were $1,041,001, compared to $565,559 for the same period in 2019, an increase of $475,442, or 84%. The increase in selling and marketing expenses in 2020, as compared to 2019, was due to an increase in hiring of trainers and salespeople and increased travel expenses for placement and training related to the commercialization of dermaPACE. There was a slowdown in the commercialization of dermaPACE in the second quarter of 2020 due to the COVID pandemic.
General and Administrative Expenses
General and administrative expenses for the six months ended June 30, 2020 were $4,474,710, as compared to $2,943,860 for the same period in 2019, an increase of $1,530,850, or 66%. The increase in general and administrative expenses in 2020, as compared to 2019, was due to engagement of specialists to assist with distribution partner searches, increase in legal and consulting fees related to merger and acquisition opportunities and increased director and officer insurance which was partially offset by lower investor relations costs and lower travel costs.
Depreciation
Depreciation for the six months ended June 30, 2020 was $117,789, compared to $17,812 for the same period in 2019, an increase of $99,977 or 561%. The increase was due to the higher depreciation related to leased dermaPACE devices.
Other Income (Expense)
Other income (expense) was a net expense of $565,676 for the six months ended June 30, 2020 as compared to a net expense of $1,051,800 for the same period in 2019, a decrease of $486,124, or 46%. The decrease was primarily due to decreased interest expense. In addition, the net expense for the six months ended June 30, 2020 included a non-cash gain for valuation adjustment on outstanding warrants of $227,669.
Net Loss
Net loss for the six months ended June 30, 2020 was $6,634,168, or ($0.02) per basic and diluted share, compared to a net loss of $4,931,748, or ($0.03) per basic and diluted share, for the same period in 2019, an increase in the net loss of $1,702,420, or 35%. The increase in the net loss was primarily a result of an increase in general and administrative expense and decrease in other income as described above.
Results of Operations for the Years ended December 31, 2019 and 2018
Revenues and Cost of Revenues
Revenues for the year ended December 31, 2019 were $1,028,730, compared to $1,850,060 for the same period in 2018, a decrease of $821,330, or 44%. Revenue resulted primarily from sales in Europe and Asia/Pacific of our orthoPACE devices and related applicators and sales in the United States and Asia/Pacific of our dermaPACE devices and related applicators. The decrease in revenue for 2019 a decrease in sales of orthoPACE devices, new applicators and refurbishment of applicators in Asia/Pacific and the European Community, as compared to the prior year.

Cost of revenues for the year ended December 31, 2019 were $538,923, compared to $693,664 for the same period in 2018. Gross profit as a percentage of revenues was 48% for the year ended December 31, 2019, compared to 63% for the same period in 2018. The decrease in gross profit as a percentage of revenues in 2019 was primarily due to decrease in new applicators which have a lower margin and lower shipping costs.
Research and Development Expenses
Research and development expenses for the year ended December 31, 2019 were $1,181,892, compared to $981,654 for the same period in 2018, an increase of $200,238, or 20%. The increase in research and development expenses in 2019, as compared to 2018, was due to increased contracting expenses for temporary services, increased services related to the dosage study in Poland and increased expenses related to electrical testing for the device.
Selling and Marketing Expenses
Selling and marketing expenses for the year ended December 31, 2019 were $1,590,957, as compared to $521,413 for the same period in 2018, an increase of $1,069,544, or 205%. The increase in sales and marketing expenses in 2019, as compared to 2018, was due to an increase in hiring of trainers and salespeople, increased travel expenses for placement and training related to the commercialization of dermaPACE and increased participation in domestic and international tradeshows.
General and Administrative Expenses
General and administrative expenses for the year ended December 31, 2019 were $6,440,093, as compared to $6,811,255 for the same period in 2018, a decrease of $371,162, or 5%. The decrease in general and administrative expenses in 2019, as compared to 2018, was due to lower stock based compensation expense, lower lease expense related to pay off of lease agreement for devices in 2018 and lower travel and entertainment costs. This was partially offset by an increase in consultants related to distribution partner searches and execution and an increase in regulatory audit fees for updated ISO Audit and initial MDSAP Audit.
Depreciation
Depreciation for the year ended December 31, 2019 was $71,213, compared to $22,332 for the same period in 2018, an increase of $48,881, or 219%. The increase was due to the higher depreciation related to an increase in fixed assets and finance lease right of use assets.
Other Income (Expense)
Other income (expense) was a net expense of $1,635,491 for the year ended December 31, 2019, as compared to a net expense of $4,451,136 for the same period in 2018, a decrease of $2,815,645, or 63%, in the net expense. The decrease was primarily due to decreased interest expense, beneficial conversion discount and debt discount related to the convertible promissory notes issued in 2018 and is partially offset by increased interest expense as a result of issuance of short term notes payable in the fourth quarter of 2018. In addition, the net expense in 2019 included a non-cash gain of $227,669 for a valuation adjustment on outstanding warrants, as compared to a non-cash gain of $55,376 for a valuation adjustment on outstanding warrants in 2018.
Net Loss
Net loss for the year ended December 31, 2019 was $10,429,839, or ($0.05) per basic and diluted share, compared to a net loss of $11,631,394, or ($0.08) per basic and diluted share, for the same period in 2018, a decrease in the net loss of $1,201,555, or 10%. The decrease in the net loss was primarily a result of increase in operating expenses offset by a decrease in interest expense as explained above.
Liquidity and Capital Resources
We expect to devote substantial resources for the commercialization of the dermaPACE System and will continue to research and develop the next generation of our technology as well as the non-medical uses of the PACE technology, both of which will require additional capital resources. We incurred a net loss of $6,634,168 and $10,429,839 for the six months ended June 30, 2020 and the year ended December 31, 2019, respectively. These factors and the events of default on the our short term notes payable create substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the financial issuance date.
Since inception in 2005, our operations have primarily been funded from the sale of capital stock, notes payable, and convertible debt securities.
The continuation of our business is dependent upon raising additional capital to fund operations. Management expects the cash used in operations for the Company will be approximately $300,000 to $375,000 per month related to the pre-acquisition business activities for the remainder for the second half of 2020 as resources are devoted to the commercialization of the dermaPACE product including hiring of new employees, expansion of our international business and continued research and development of next generation of our technology as well as non-medical uses of our technology. Management’s plans are to obtain additional capital in 2020 through investments by strategic partners for market opportunities, which may include strategic partnerships or licensing arrangements, or raise capital through the conversion of outstanding warrants, issuance of common or preferred stock, securities convertible into common stock, or secured or unsecured debt. These possibilities, to the extent available, may be on terms that result in significant dilution to our existing shareholders. Although no assurances can be given, management believes that potential additional issuances of equity or other potential financing transactions as discussed above should provide the necessary funding for us. If these efforts are unsuccessful, we may be required to significantly curtail or discontinue operations or obtain funds through financing transactions with unfavorable terms. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Our consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.
We may also attempt to raise additional capital if there are favorable market conditions or other strategic considerations even if we have sufficient funds for planned operations. To the extent that we raise additional funds by issuance of equity securities, our shareholders will experience dilution and we may be required to use some or all of the net proceeds to repay our indebtedness, and debt financings, if available, may involve restrictive covenants or may otherwise constrain our financial flexibility. To the extent that we raise additional funds through collaborative arrangements, it may be necessary to relinquish some rights to our intellectual property or grant licenses on terms that are not favorable to us. In addition, payments made by potential collaborators or licensors generally will depend upon our achievement of negotiated development and regulatory milestones. Failure to achieve these milestones would harm our future capital position.
For the six months ended June 30, 2020 and 2019, net cash used by operating activities was $4,511,968 and $3,386,634, respectively, primarily consisting of compensation costs, research and development activities and general corporate operations. The increase in the use of cash for operating activities for the six months ended June 30, 2020, as compared to the same period for 2019, was primarily due to an increase in accrued expenses of $106,178 an increase in prepaid expenses of $126,505, a decrease in accounts payable of $135,916, an increase of accrued employee compensation and accrued expenses of $354,032 and increase in interest payable, related parties of $135,916. Net cash used by investing activities for the six months ended June 30, 2020 was $1,114,855 as compared to net cash used by investing activities for the same period in 2019 of $25,839. The increase in cash used by investing activities is due to increase in deposits paid offset by decrease in purchasing of property and equipment. Net cash provided by financing activities for the six months ended June 30, 2020 was $4,298,897, which primarily consisted of $2,450,000 proceeds from purchase of preferred stock, $1,100,000 from convertible notes, and $614,335 from SBA Loans (see Note 8 to our condensed consolidated financial statements). Net cash provided by financing activities for the six months ended June 30, 2019 was $3,203,279, which primarily consisted of $1,215,000 of proceeds from short term note, $1,403,257 of proceeds from exercise of warrants and $585,022 of proceeds from advances from related parties. Cash and cash equivalents decreased by $1,329,849 for the six months ended June 30, 2020.

For the years ended December 31, 2019 and 2018, net cash used by operating activities was $6,410,758 and $3,621,172, respectively, primarily consisting of compensation costs, research and development activities and general corporate operations. The increase in the use of cash for operating activities for the year ended December 31, 2019, as compared to the same period for 2018, of $2,789,586, or 77%, was primarily due to the decrease in accounts payable of $138,730, an increase of accrued employee compensation and accrued expenses of $1,556,326 and increase in interest payable, related parties of $688,195. Net cash used by investing activities in 2019 was $89,049 as compared to net cash used by investing activities in 2018 of $42,888. The increase in cash used by investing activities is due to the purchase of property and equipment and payments related to finance lease. Net cash provided by financing activities for the year ended December 31, 2019 was $7,895,079, which primarily consisted of proceeds from PIPE offering of $2,800,100, advances from related parties of $2,055,414, proceeds from warrant exercises of $1,758,142, proceeds from short term notes payable of $1,215,000 and proceeds from line of credit, related party of $90,000, net of payment of principal on finance leases of $23,577. Net cash provided by financing activities for the year ended December 31, 2018 was $3,317,510, which primarily consisted of the proceeds from short term notes of $1,637,497, net proceeds from convertible promissory notes of $1,159,785, proceeds from related party line of credit of $480,000, proceeds from advances from related parties of $144,000 and proceeds from warrant exercises of $40,728 which was offset by payment on related party line of credit of $144,500. Cash and cash equivalents increased by $1,395,906 for the year ended December 31, 2019 and cash and cash equivalents decreased by $365,635 for the year ended December 31, 2018.
Segment and Geographic Information
We have determined that we have one operating segment. Our revenues are generated from sales in United States, Europe, Canada, Asia and Asia/Pacific. All significant expenses are generated in the United States and all significant assets are located in the United States.
Contractual Obligations
Our major outstanding contractual obligations relate to our operating lease for our facility, purchase and supplier obligations for product component materials and equipment, and our notes payable, related parties.
In August 2016, we entered into a lease agreement for 7,500 square feet of office space for office, research and development, quality control, production and warehouse space which expires on December 31, 2021. On February 1, 2018, we entered into an amendment to the lease agreement for an additional 380 square feet of office space for storage which expires on December 31, 2021. On January 2, 2019, we entered into a second amendment to the lease agreement for an additional 2,297 square feet of office space for office space which expires on December 31, 2021. Under the terms of the lease, we pay monthly rent of $14,651, subject to a 3% adjustment on an annual basis.
We have developed a network of suppliers, manufacturers, and contract service providers to provide sufficient quantities of product component materials for our products through the development, clinical testing and commercialization phases. We have a manufacturing supply agreement with Swisstronics Contract Manufacturing AG in Switzerland, a division of Cicor Technologies Ltd., covering the generator box component of our devices.
Off-Balance Sheet Arrangements
Since inception, we have not engaged in any off-balance sheet activities, including the use of structured finance, special purpose entities or variable interest entities.
Effects of Inflation
Due to the fact that our assets are, to an extent, liquid in nature, they are not significantly affected by inflation. However, the rate of inflation affects such expenses as employee compensation, office space leasing costs and research and development charges, which may not be readily recoverable during the period of time that we are bringing the product candidates to market. To the extent inflation results in rising interest rates and has other adverse effects on the market, it may adversely affect our consolidated financial condition and results of operations.

BUSINESS
Overview
We are a shock wave technology company using a patented system of noninvasive, high-energy, acoustic shock waves for regenerative medicine and other applications. Our initial focus is regenerative medicine utilizing noninvasive, acoustic shock waves to produce a biological response resulting in the body healing itself through the repair and regeneration of tissue, musculoskeletal, and vascular structures. Our lead regenerative product in the United States is the dermaPACE® device, used for treating diabetic foot ulcers, which was subject to two double-blinded, randomized Phase III clinical studies. On December 28, 2017, the U.S. FDA granted the Company’s request to classify the dermaPACE System as a Class II device via the de novo process. As a result of this decision, the Company was able to immediately market the product for the treatment of Diabetic Foot Ulcers (DFU) as described in the De Novo request, subject to the general control provisions of the FD&C Act and the special controls identified in this order.
Our portfolio of healthcare products and product candidates activate biologic signaling and angiogenic responses, including new vascularization and microcirculatory improvement, helping to restore the body’s normal healing processes and regeneration. We intend to apply our Pulsed Acoustic Cellular Expression (PACE®) technology in wound healing, orthopedic, plastic/cosmetic and cardiac conditions. The Company is marketing its dermaPACE System for treatment usage in the United States and will continue to generate revenue from sales of the European Conformity Marking (CE Mark) devices and accessories in Europe, Canada, Asia, and Asia/Pacific. The Company generates revenue streams from dermaPACE treatments, product sales, licensing transactions and other activities.
Our lead product candidate for the global wound care market, dermaPACE, has received FDA clearance for commercial use to treat diabetic foot ulcers in the United States and the CE Mark allowing for commercial use on acute and chronic defects of the skin and subcutaneous soft tissue. We believe we have demonstrated that our patented technology is safe and effective in stimulating healing in chronic conditions of the foot and the elbow through our United States FDA Class III Premarket Approvals (“PMAs”) approved OssaTron® device, and in the stimulation of bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of our OssaTron, Evotron®, and orthoPACE® devices in Europe and Asia.
We are focused on developing our Pulsed Acoustic Cellular Expression (PACE) technology to activate healing in:
•	wound conditions, including diabetic foot ulcers, venous and arterial ulcers, pressure sores, burns and other skin eruption conditions;
•
orthopedic applications, such as eliminating chronic pain in joints from trauma, arthritis or tendons/ligaments inflammation, speeding the healing of fractures (including nonunion or delayed-union conditions), improving bone density in osteoporosis, fusing bones in the extremities and spine, and other potential sports injury applications;

•	plastic/cosmetic applications such as cellulite smoothing, graft and transplant acceptance, skin tightening, scarring and other potential aesthetic uses; and
•	cardiac applications for removing plaque due to atherosclerosis improving heart muscle performance.
In addition to healthcare uses, our high-energy, acoustic pressure shock waves, due to their powerful pressure gradients and localized cavitational effects, may have applications in secondary and tertiary oil exploitation, for cleaning industrial waters and food liquids and finally for maintenance of industrial installations by disrupting biofilms formation. Our business approach will be through licensing and/or partnership opportunities.
On August 6, 2020, we entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Celularity Inc. (“Celularity”) pursuant to which the Company acquired Celularity’s UltraMIST assets (the “Assets”). The aggregate consideration paid for the Assets was $24,000,000, which consisted of (i) a cash payment of $18,890,000, (ii) the issuance of a promissory note to Celularity in the principal amount of $4,000,000 (the “Seller Note”), and (iii) a credit of $1,110,000 for the previous payment made by the Company to Celularity pursuant to that certain letter of intent between the Company and Celularity dated June 7, 2020. The Seller Note has a maturity date of August 6, 2021 and accrues interest at a rate equal to 12.0% per annum. In the event that the Seller Note has not been repaid prior to January 1, 2021, Celularity may elect to convert the outstanding principal amount plus any accrued but unpaid interest thereon into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a conversion price of $0.10 per share. In connection with the Asset Purchase Agreement, we entered into a license and marketing agreement with Celularity pursuant to which Celularity granted to the Company a license to the Celularity wound care biologic products, Biovance® and Interfyl® (the “License Agreement”). The License Agreement provides the Company with an exclusive license to use, market, distribute and sell Biovance® in the Field (as defined in the License Agreement) in the Territory (as defined in the License Agreement), and a non-exclusive license to use, market, distribute and sell Interfyl® in the Field in the Territory. The License Agreement has an initial five year term, after which it automatically renews for additional one year periods, unless either party gives written notice at least 180 days prior to the expiration of the current term.
We were formed as a Nevada corporation in 2004. We maintain a public internet site at www.sanuwave.com. The information on our websites is not part of this prospectus.
Pulsed Acoustic Cellular Expression (PACE) Technology for Regenerative Medicine
Our PACE product candidates, including our lead product candidate, dermaPACE, deliver high-energy acoustic pressure waves in the shock wave spectrum to produce compressive and tensile stresses on cells and tissue structures. These mechanical stresses at the cellular level have been shown in pre-clinical work to promote angiogenic and positive inflammatory responses, and quickly initiate the healing cascade. This has been shown in pre-clinical work to result in microcirculatory improvement, including increased perfusion and blood vessel widening (arteriogenesis), the production of angiogenic growth factors, enhanced new blood vessel formation (angiogenesis) and the subsequent regeneration of tissue such as skin, musculoskeletal and vascular structures. PACE procedures trigger the initiation of an accelerated inflammatory response that speeds wounds into proliferation phases of healing and subsequently returns a chronic condition to an acute condition to help reinitiate the body’s own healing response. We believe that our PACE technology is well suited for various applications due to its activation of a broad spectrum of cellular events critical for the initiation and progression of healing.
High-energy, acoustic pressure shock waves are the primary component of our previously developed product, OssaTron, which was approved by the FDA and marketed in the United States for use in chronic plantar fasciitis of the foot in 2000 and for elbow tendonitis in 2003. Previously, acoustic pressure shock waves have been used safely at much higher energy and pulse levels in the lithotripsy procedure (breaking up kidney stones) by urologists for over 25 years and has reached the care status of “golden standard” for the treatment of kidney stones.
We research, design, manufacture, market and service our products worldwide and believe we have already demonstrated that our technology is safe and effective in stimulating healing in chronic musculoskeletal conditions of the foot and the elbow through our United States FDA Class III PMA approved OssaTron device, and in the stimulation of bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of our orthoPACE, Evotron and OssaTron devices in Europe, Asia and Asia/Pacific.
We believe our experience from our preclinical research and the clinical use of our predecessor legacy devices in Europe and Asia, as well as our OssaTron device in the United States, demonstrates the safety, clinical utility and efficacy of these products. In addition, we have preclinical programs focused on the development and better understanding of treatments specific to our target applications.
Currently, there are limited biological or mechanical therapies available to activate the healing and regeneration of skin, musculoskeletal tissue and vascular structures. As baby boomers age, the incidence of their targeted diseases and musculoskeletal injuries and ailments will be far more prevalent. We believe that our pre-clinical and clinical studies suggest that our PACE technology will be effective in targeted applications. We anticipate that future clinical studies should lead to regulatory approval of our regenerative product candidates in the Americas, Middle East and Africa. If approved by the appropriate regulatory authorities, we believe that our product candidates will offer new, effective and noninvasive (extracorporeal) treatment options in wound healing, orthopedic injuries, plastic/cosmetic uses and cardiovascular procedures, improving the quality of life for millions of patients suffering from injuries or deterioration of tissue, bones and vascular structures.

dermaPACE – Our Lead Product Candidate
The FDA granted approval of our Investigational Device Exemption (IDE) to conduct two double-blinded, randomized clinical trials utilizing our lead device product for the global wound care market, the dermaPACE device, in the treatment of diabetic foot ulcers.
The dermaPACE system was evaluated using two studies under IDE G070103. The studies were designed as prospective, randomized, double-blind, parallel-group, sham-controlled, multi-center 24-week studies at 39 centers. A total of 336 subjects were enrolled and treated with either dermaPACE plus conventional therapy or conventional therapy (a.k.a. standard of care) alone. Conventional therapy included, but was not limited to, debridement, saline-moistened gauze, and pressure reducing footwear. The objective of the studies was to compare the safety and efficacy of the dermaPACE device to sham-control application. The prospectively defined primary efficacy endpoint for the dermaPACE studies was the incidence of complete wound closure at 12 weeks post-initial application of the dermaPACE system (active or sham). Complete wound closure was defined as skin re-epithelialization without drainage or dressing requirements, confirmed over two consecutive visits within 12-weeks. If the wound was considered closed for the first time at the 12 week visit, then the next visit was used to confirm closure. Investigators continued to follow subjects and evaluate wound closure through 24 weeks.
Between the two studies there were over 336 patients evaluated, with 172 patients treated with dermaPACE and 164 control group subjects with use of a non-functional device (sham). Both treatment groups received wound care consistent with the standard of care in addition to device application. Study subjects were enrolled using pre-determined inclusion/exclusion criteria in order to obtain a homogenous study population with chronic diabetes and a diabetic foot ulcer that has persisted a minimum of 30 days and its area is between 1cm2 and 16cm2, inclusive. Subjects were enrolled at Visit 1 and followed for a run-in period of two weeks. At two weeks (Visit 2 – Day 0), the first treatment was applied (either dermaPACE or Sham Control application). Applications with either dermaPACE or Sham Control were then made at Day 3 (Visit 3), Day 6 (Visit 4), and Day 9 (Visit 5) with the potential for 4 additional treatments in Study 2. Subject progress including wound size was then observed on a bi-weekly basis for up to 24 weeks at a total of 12 visits (Weeks 2-24; Visits 6-17).
We retained Musculoskeletal Clinical Regulatory Advisers, LLC (MCRA) in January 2015 to lead the Company’s interactions and correspondence with the FDA for the dermaPACE, which have already commenced. MCRA has successfully worked with the FDA on numerous Premarket Approvals (PMAs) for various musculoskeletal, restorative and general surgical devices since 2006.
Working with MCRA, we submitted to FDA a de novo petition on July 23, 2016. Due to the strong safety profile of our device and the efficacy of the data showing statistical significance for wound closure for dermaPACE subjects at 20 weeks, we believe that the dermaPACE device should be considered for classification into Class II as there is no legally marketed predicate device and there is not an existing Class III classification regulation or one or more approved PMAs (which would have required a reclassification under Section 513(e) or (f)(3) of the FD&C Act). On December 28, 2017, the FDA determined that the criteria at section 513(a)(1)(A) of (B) of the FD&C Act were met and granted the de novo clearance classifying dermaPACE as Class II and available to be marketed immediately.
Finally, our dermaPACE device has received the European CE Mark approval to treat acute and chronic defects of the skin and subcutaneous soft tissue, such as in the treatment of pressure ulcers, diabetic foot ulcers, burns, and traumatic and surgical wounds. The dermaPACE is also licensed for sale in Canada, Australia, New Zealand and South Korea.
We are actively marketing the dermaPACE to the European Community, Canada and Asia/Pacific, utilizing distributors in select countries.
Clinical Studies
A dosage study has been developed for launch in Poland to optimize dermaPACE system treatment dosage for producing a more rapid reduction in size of a diabetic foot ulcer (“DFU”). The focus will be on increasing the number of shock waves delivered per treatment, as a function of DFUs area. To determine the dosage necessary, three new distinctive regimens will be assessed during the study. This study started in April 2019 and is expected to be finalized in the third quarter of 2020.
A post-market pilot study to evaluate the effects of high energy acoustic shock wave therapy on local skin perfusion and healing of DFUs will be conducted at two sites: one in New Jersey and one in California. The intent of this trial is to quantify the level of increased perfusion and oxygenation during and after treatment with the dermaPACE system. This study started in April 2019 and is expected to be finalized late in the third quarter of 2020.
Growth Opportunity in Wound Care Treatment
We are focused on the development of products that treat unmet medical needs in large market opportunities. Our FDA approval in the United States for our lead product candidate, dermaPACE, is the first step in providing an option to a currently unmet need in the treatment of diabetic foot ulcers. Diabetes is common, disabling and deadly. In the United States, diabetes has reached epidemic proportions. Based on our research, foot ulcerations are one of the leading causes of hospitalization in diabetic patients and lead to billions of dollars in health care expenditures annually. According to a 2015 report by the Centers for Disease Control and Prevention, approximately 30.3 million people (diagnosed and undiagnosed), roughly 9.4% of the United States population, have diabetes and 1.5 million new cases of diabetes were diagnosed in people aged 18 years or older in 2015. According to the same study, approximately 25% of diabetics will develop a DFU during their lifetime. Foot ulcers are a significant complication of diabetes mellitus and often precede lower-extremity amputation. The most frequent underlying etiologies are neuropathy, trauma, deformity, high plantar pressures, and peripheral arterial disease. Over 50% of DFUs will become infected, resulting in high rates of hospitalization, increased morbidity and potential lower extremity amputation. Diabetic foot infections (“DFI”) are one of the most common diabetes related cause of hospitalization in the United States, accounting for 20% of all hospital admissions. Readmission rates for DFI patients are approximately 40% and nearly one in six patients die within 1 year of their infection. In a large prospective study of patients with DFU, the presence of infection increased the risk of a minor amputation by 50% compared to ulcer patients without infection. DFUs account for more than half of the non-traumatic lower-extremity amputations in the world. In June 2006, Advanced Medical Technology Association (“AdvaMed”) estimated that chronic leg wounds (ulcers) account for the loss of many workdays per year, at a cost of approximately $20.8 billion in lost productivity. Advanced, cost-effective treatment modalities for diabetes and its comorbidities, including diabetic foot ulcers, are in great need globally, yet in short supply. According to the International Diabetes Federation 2017 Global Fact Sheet, 1 in 11 adults has diabetes (approximately 425 million people) and 12% of global health expenditure is spent on diabetes (approximately $727 billion).
A majority of challenging wounds are non-healing chronic wounds and in addition, chronic diabetic foot ulcers and pressure ulcers are often slow-to-heal wounds, which often fail to heal for many months, and sometimes, for several years. These wounds often involve physiologic, complex and multiple complications such as reduced blood supply, compromised lymphatic systems or immune deficiencies that interfere with the body’s normal wound healing processes. These wounds often develop due to a patient’s impaired vascular and tissue repair capabilities. Wounds that are difficult to treat do not always respond to traditional therapies, which include hydrocolloids, hydrogels and alginates, among other treatments. We believe that physicians and hospitals need a therapy that addresses the special needs of these chronic wounds with high levels of both clinical and cost effectiveness.
We believe we are developing a safe and advanced technology in the wound healing and tissue regeneration market with PACE. dermaPACE is noninvasive and does not require anesthesia, making it a cost-effective, time-efficient and painless approach to wound care. Physicians and nurses look for therapies that can accelerate the healing process and overcome the obstacles of patients’ compromised conditions, and prefer therapies that are easy to administer. In addition, since many of these patients are not confined to bed, healthcare providers want therapies that are minimally disruptive to the patient’s or the caregiver’s daily routines. dermaPACE’s noninvasive treatments are designed to elicit the body’s own healing response and, followed by simple standard of care dressing changes, are designed to allow for limited disruption to the patients’ normal lives and have no effect on mobility while their wounds heal.
Developing Product Opportunities - Orthopedic
We launched the orthoPACE device in Europe, which is intended for use in orthopedic, trauma and sports medicine indications, following CE Marking approval in 2010. The device features four types of applicators including a unique applicator that is less painful for some indications and may reduce or completely eliminate anesthesia for some patients. In the orthopedic setting, the orthoPACE is being used to treat tendinopathies and acute and nonunion fractures, including the soft tissue surrounding the fracture to accelerate healing and prevent secondary complications and their associated treatment costs. In 2013, we obtained approval from South Korea’s Ministry of Food and Drug Safety to market orthoPACE in that country.
We believe there are significant opportunities in the worldwide orthopedic market, driven by aging baby boomers and their desire for active lifestyles well into retirement and the growth in the incidence of osteoporosis, osteoarthritis, obesity, diabetes and other diseases that cause injury to musculoskeletal tissues and/or impair the ability of the body to heal injuries.
We have experience in the sports medicine field (which generally refers to the non-surgical and surgical management of cartilage, ligament and tendon injuries) through our legacy devices, OssaTron and Evotron. Common examples of these injuries include extremity joint pain, torn rotator cuffs (shoulder), tennis elbow, Achilles’ tendon tears and torn meniscus cartilage in the knee. Injuries to these structures are very difficult to treat because the body has a limited natural ability to regenerate these kinds of tissues. Cartilage, ligament and tendons seldom return to a pre-injury state of function. Due to a lack of therapies that can activate healing and regenerate these tissues, many of these injuries will result in a degree of permanent impairment and chronic pain. Prior investigations and pre-clinical work indicate that PACE can activate various cell types and may be an important adjunct to the management of sports medicine injuries.
Trauma injuries are acute and result from any physical damage to the body caused by violence or accident or fracture. Surgical treatment of traumatic fractures often involves fixation with metallic plates, screws and rods (internal fixation) and include off-loading to prevent motion, permitting the body to initiate a healing response. In the United States, six million traumatic fractures are treated each year, and over one million internal fixation procedures are performed annually. The prevalence of non-union among these fractures is between 2.5% and 10.0% depending on the fracture type and risk factors such as diabetes and smoking history or other systemic diseases. At the time of surgery, adjunctive agents (such as autograft, cadaver bone and synthetic filling materials) are often implanted along with internal fixation to fill bony gaps or facilitate the healing process to avoid delayed union or non-union (incomplete fracture healing) results. Both pre-clinical and clinical investigations have shown positive results, suggesting our technology could potentially be developed as an adjunct to these surgeries or primary treatment protocol for delayed or non-union events.
Non-Medical Uses for Our Shockwave Technology
We believe there are significant license/partnership opportunities for our acoustic pressure shockwave technology in non-medical uses, including in the energy, water, food, and industrial markets.
Due to their powerful pressure gradients and localized cavitational effects, we believe that high-energy, acoustic pressure shockwaves can be used to clean, in an energy efficient manner, contaminated fluids from impurities, bacteria, viruses, and other harmful micro-organisms, which provides opportunities for our technology in cleaning industrial and domestic/municipal waters. Based on the same principles of action of the acoustic pressure shockwaves against bacteria, viruses, and harmful micro-organisms, we believe our technology can be applied for cleaning or sterilization of various foods such as milk, natural juices, and meats.
In the energy sector, we believe that the acoustic pressure shockwaves can be used to improve oil recovery (IOR), as a supplement to or in conjunction with existing fracking technology, which utilizes high pressurized water/gases to crack the rocks that trapped oil in the underground reservoir. Through the use of our high-energy, acoustic pressure shockwaves the efficiency can be improved and in the same time the environmental impact of the fracking process can be reduced. Furthermore, we believe our technology can be used for enhanced oil recovery (EOR) based on the changes in oil flow characteristics resulting from acoustic pressure shockwave stimulation, as a tertiary method of oil recovery from older oil fields.
Additionally, we demonstrated through three studies performed at Montana State University that high-energy, acoustic pressure shockwaves are disrupting biofilms and thus can be used for surface cleaning monuments, ship hulls, and underwater structure cleaning, or to unclog pipes in the energy industry (shore or off-shore installations), food industry, and water management industry, which will reduce or eliminate down times with significant financial benefits for maintenance of existing infrastructure. Also, our technology should have a significant environmental impact by eliminating or reducing the use of harmful chemicals, which are the preferred biofilm cleaning method at this time.

Market Trends
We are focused on the development of regenerative medicine products that have the potential to address substantial unmet clinical needs across broad market indications. We believe there are limited therapeutic treatments currently available that directly and reproducibly activate healing processes in the areas in which we are focusing, particularly for wound care and repair of certain types of musculoskeletal conditions.
According to AdvaMed and Centers for Medicare & Medicaid Services data from 2006 and our internal projections, the United States advanced wound healing market for the dermaPACE is estimated at $20 billion, which includes diabetic foot ulcers, pressure sores, burns and traumatic wounds, and chronic mixed leg ulcers. We also believe there are significant opportunities in the worldwide orthopedic and spine markets, driven by aging baby boomers and their desire for active lifestyles well into retirement and the growth in the incidence of osteoporosis, osteoarthritis, obesity, diabetes and other diseases that cause injury to orthopedic tissues and/or impair the ability of the body to heal injuries.
With the success of negative pressure wound therapy devices in the wound care market over the last decade and the recognition of the global epidemic associated with certain types of wounds, as well as deteriorating musculoskeletal conditions attributed to obesity, diabetes, vascular and heart disease, as well as sports injuries, we believe that Medicare and private insurers have become aware of the high costs and expenditures associated with the adjunctive therapies being utilized for wound healing and orthopedic conditions that have limited efficacies in full skin closure, or bone and tissue regeneration. We believe the wound healing and orthopedic markets are undergoing a transition, and market participants are interested in biological response activating devices that are applied noninvasively and seek to activate the body’s own capabilities for regeneration of tissue at injury sites in a cost-effective manner.
Strategy
Our primary objective is to be a leader in the development and commercialization of our acoustic pressure shock wave technology for regenerative medicine and other applications. Our initial focus is regenerative medicine utilizing noninvasive (extracorporeal), acoustic pressure shock waves to produce a biological response resulting in the body healing itself through the repair and regeneration of skin, musculoskeletal tissue and vascular structures. Our lead regenerative product in the United States is the dermaPACE device for treating diabetic foot ulcers, which was subject to two double-blinded, randomized Phase III clinical studies. On December 28, 2017, the U.S. FDA granted the Company’s request to classify the dermaPACE System as a Class II device via the de novo process. As a result of this decision, the Company was able to immediately market the product for the treatment of Diabetic Foot Ulcers (DFU) as described in the De Novo request, subject to the general control provisions of the FD&C Act and the special controls identified in this order.
Our portfolio of healthcare products and product candidates activate biologic signaling and angiogenic responses, including new vascularization and microcirculatory improvement, helping to restore the body’s normal healing processes and regeneration. We intend to apply our Pulsed Acoustic Cellular Expression (PACE) technology in wound healing, orthopedic, plastic/cosmetic and cardiac conditions.
Our immediate goal for our regenerative medicine technology involves leveraging the knowledge we gained from our existing human heel and elbow indications to enter the advanced wound care market with innovative treatments.
The key elements of our strategy include the following:
•	Commercialize and support the domestic distribution of our dermaPACE device to treat diabetic foot ulcers.
On December 28, 2017, the U.S. FDA granted the Company’s request to classify the dermaPACE System as a Class II device via the de novo process. As a result of this decision, the Company was able to immediately market the product for the treatment of Diabetic Foot Ulcers (DFU) as described in the De Novo request, subject to the general control provisions of the FD&C Act and the special controls identified in this order. We began the commercialization of dermaPACE in the United States in 2018 through strategic partnership and have continued commercialization in 2019 through placement of devices in doctors’ offices, wound care centers and hospitals by our internal sales team. For example, in February 2018, we entered into an agreement with Premier Shockwave Wound Care, Inc. (“PSWC”) and Premier Shockwave, Inc. (“PS”) for the purchase by PSWC and PS of dermaPACE Systems and related equipment sold by us, including a minimum purchase of 100 units over 3 years, and granting PSWC and PS limited but exclusive distribution rights to provide dermaPACE Systems to certain government healthcare facilities in exchange for the payment of certain royalties to us. PSWC is a related party since it is owned by A. Michael Stolarski, a member of the Company’s board of directors and an existing shareholder of the Company.
•	Develop and commercialize our noninvasive biological response activating devices in the regenerative medicine area for the treatment of skin, musculoskeletal tissue and vascular structures.
We intend to use our proprietary technologies and know-how in the use of high-energy, acoustic pressure shock waves to address unmet medical needs in wound care, orthopedic, plastic/cosmetic and cardiac indications, possibly through potential license and/or partnership arrangements.
•	License and seek partnership opportunities for our non-medical acoustic pressure shock wave technology platform, know-how and extensive patent portfolio.
We intend to use our acoustic pressure shock wave technology and know-how for non-medical uses, including energy, food, water cleaning and other industrial markets, through license/partnership opportunities.
•	Support the global distribution of our products.
Our portfolio of products, the dermaPACE and orthoPACE, are CE Marked and sold through select distributors in certain countries in Europe, Canada, Asia and Asia/Pacific. Our revenues will continue from sales of the devices and related applicators in these markets. We intend to continue to add additional distribution partners in the Americas, Middle East, Africa, Europe and Asia/Pacific.
Scientific Advisors
We have established a network of scientific advisors that brings expertise in wound healing, orthopedics, cosmetics, clinical and scientific research, and FDA experience. We consult our scientific advisors on an as-needed basis on clinical and pre-clinical study design, product development, and clinical indications.
We pay consulting fees to certain members of our scientific advisory board for the services they provide to us, in addition to reimbursing them for incurred expenses. The amounts vary depending on the nature of the services.
Sales, Marketing and Distribution
Following FDA approval in December 2017, we intend to seek a development and/or commercialization partnership, or to commercialize the product ourselves. Outside the United States, we retain distributors to represent our products in selective international markets. These distributors have been selected based on their existing business relationships and the ability of their sales force and distribution capabilities to effectively penetrate the market with our PACE product line. We rely on these distributors to manage physical distribution, customer service and billing services for our international customers. One distributor accounted for 86% of revenue for the six months ended June 30, 2020 and 72% of accounts receivable at June 30, 2020. Three distributors accounted for 72% of revenues for the six months ended June 30, 2019 and 49%, 0% and 25% of accounts receivable at June 30, 2019. Four distributors and partners accounted fo 18%, 15% and 12% of revenues for the year ended December 31, 2019, and 0%, 0% and 22% of accounts receivable at December 31, 2019. Three distributors and partners accounted for 33%, 23% and 11% of revenues for the year ended December 31, 2018, and 24%, 60% and 7.7% of accounts receivable at December 31, 2018.
Manufacturing
We have developed a network of suppliers, manufacturers and contract service providers to provide sufficient quantities of our products.
We are party to a manufacturing supply agreement with Swisstronics Contract Manufacturing AG in Switzerland, a division of Cicor Technologies Ltd., covering the generator box component of our products. Our generator boxes are manufactured in accordance with applicable quality standards (EN ISO 13485) and applicable industry and regulatory standards. We produce the applicators and applicator kits for our products. In addition, we program and load software for both the generator boxes and applicators and perform the final product testing and certifications internally.

Our facility in Suwanee, Georgia consists of 10,177 square feet and provides office, research and development, quality control, production and warehouse space. It is a FDA registered facility and is ISO 13485:2016 and Medical Device Single Audit Program (“MDSAP”) certified (for meeting the requirements for a comprehensive management system for the design and manufacture of medical devices).
Intellectual Property
Our success depends in part on our ability to obtain and maintain proprietary protection for our products, product candidates, technology, and know-how, to operate without infringing on the proprietary rights of others and to prevent others from infringing upon our proprietary rights. We seek to protect our proprietary position by, among other methods, filing United States and selected foreign patent applications and United States and selected foreign trademark applications related to our proprietary technology, inventions, products, and improvements that are important to the development of our business. Effective trademark, service mark, copyright, patent, and trade secret protection may not be available in every country in which our products are made available. The protection of our intellectual property may require the expenditure of significant financial and managerial resources.
Patents
We consider the protection afforded by patents important to our business. We intend to seek and maintain patent protection in the United States and select foreign countries, where deemed appropriate for products that we develop. There are no assurances that any patents will result from our patent applications, or that any patents that may be issued will protect our intellectual property, or that any issued patents or pending applications will not be successfully challenged, including as to ownership and/or validity, by third parties. In addition, if we do not avoid infringement of the intellectual property rights of others, we may have to seek a license to sell our products, defend an infringement action or challenge the validity of intellectual property in court. Any current or future challenges to our patent rights, or challenges by us to the patent rights of others, could be expensive and time consuming.
We derive our patent rights, including as to both issued patents and “patent pending” applications, from three sources: (1) assignee of patent rights in technology we developed; (2) assignee of patent rights purchased from HealthTronics, Inc. (“HealthTronics”); and (3) as licensee of certain patent rights assigned to HealthTronics. In August 2005, we purchased a significant number of patents and patent applications from HealthTronics, to whom we granted back perpetual and royalty-free field-of-use license rights in the purchased patent portfolio primarily for urological uses. We believe that our owned and licensed patent rights provide a competitive advantage with respect to others that might seek to utilize certain of our apparatuses and methods incorporating extracorporeal acoustic pressure shockwave technologies that we have patented; however, we do not hold patent rights that cover all of our products, product components, or methods that utilize our products. We also have not conducted a competitive analysis or valuation with respect to our issued and pending patent portfolio in relation to our current products and/or competitor products.
We are the assignee of twenty-five issued United States patents and thirty-one issued foreign patents that are not expired, which on average have remaining useful lives of ten years with the longest useful life extending to 2037. Our current issued United States and foreign patents include patent claims directed to particular electrode configurations, piezoelectric fiber shockwave devices, chemical components for shockwave generation, reflector geometries, medical systems general construction, and detachable therapy heads with data storage devices. Our United States patents also include patent claims directed to methods of using acoustic pressure shockwaves, including devices such as our products, to treat ischemic conditions, spinal cord scar tissue and spinal injuries, bone fractures and osteoporosis, blood sterilization, stem cell stimulation, tissue cleaning, and, within particular treatment parameters, diabetic foot ulcers and pressure sores. While such patented method claims may provide patent protection against certain indirect infringing promotion and sales activities of competing manufacturers and distributors, certain medical methods performed by medical practitioners or related health care entities may be subject to exemption from potential infringement claims under 35 U.S.C. § 287(c) and, therefore, may limit enforcement of claims of our medical and non-medical method patents as compared to device construction patents.
We also currently maintain ten United States non-provisional patent applications and nineteen foreign patent applications. Our patent-pending rights include inventions directed to certain shockwave devices and systems, ancillary products, and components for acoustic pressure shockwave treatment devices, and various methods of using acoustic pressure shockwaves. Such patent-pending methods include, for example, using acoustic pressure shockwaves to treat soft tissue disorders, bones, joints, wounds, skin, blood vessels and circulatory disorders, lymphatic disorders, cardiac tissue, fat and cellulite, cancer, blood and fluids sterilization, to destroy pathogens, to process fluids, meat and dairy products, to destroy blood vessels occlusions and plaques, and to perform personalized medical treatments. All of our United States and foreign pending applications either have yet to be examined or require response to an examiner’s office action rejections and, therefore, remain subject to further prosecution, the possibility of further rejections and appeals, and/or the possibility we may elect to abandon prosecution, without assurance that a patent may issue from any pending application.
Under our license to HealthTronics, we reserve exclusive rights in our purchased portfolio as to orthopedic, tendonopathy, skin wounds, cardiac, dental, neural medical conditions and to all conditions in animals (Ortho Field). HealthTronics receives field-exclusive and sublicensable rights under the purchased portfolio as to (1) certain HealthTronics lithotripsy devices in all fields other than the Ortho Field, and (2) all products in the treatment of renal, ureteral, gall stones and other urological conditions (Litho Field). HealthTronics also receives non-exclusive and non-sublicensable rights in the purchased portfolio as to any products in all fields other than the Ortho Field and Litho Field.
Pursuant to mutual amendment and other assignment-back rights under the patent license agreement with HealthTronics, we are also a licensee of certain patents and patent applications that have been assigned to HealthTronics. We received a perpetual, non-exclusive and royalty-free license to nine issued foreign patents. Our non-exclusive license is subject to HealthTronics’ sole discretion to further maintain any of the patents and pending applications assigned back to HealthTronics.
Pursuant to our License Agreement with Celularity, we reserve exclusive rights to use, market, distribute and sell Biovance® in the Field (as defined in the License Agreement) in the Territory (as defined in the License Agreement), and a non-exclusive license to use, market, distribute and sell Interfyl® in the Field in the Territory. The License Agreement has an initial five year term, after which it automatically renews for additional one year periods, unless either party gives written notice at least 180 days prior to the expiration of the current term.
As part of the sale of the veterinary business in June 2009, we have also granted certain exclusive and non-exclusive patent license rights to Pulse Veterinary Technologies, LLC for most of our patent portfolio issued before 2009 to utilize acoustic pressure shockwave technologies in the field of non-human mammals.
Given our international patent portfolio, there are growing risks of challenges to our existing and future patent rights. Such challenges may result in invalidation or modification of some or all of our patent rights in a particular patent territory and reduce our competitive advantage with respect to third party products and services. Such challenges may also require the expenditure of significant financial and managerial resources.
If we become involved in future litigation or any other adverse intellectual property proceeding, for example, as a result of an alleged infringement, or a third party alleging an earlier date of invention, we may have to spend significant amounts of money and time and, in the event of an adverse ruling, we could be subject to liability for damages, including treble damages, invalidation of our intellectual property and injunctive relief that could prevent us from using technologies or developing products, any of which could have a significant adverse effect on our business, financial condition and results of operation. In addition, any claims relating to the infringement of third party proprietary rights, or earlier date of invention, even if not meritorious, could result in costly litigation or lengthy governmental proceedings and could divert management’s attention and resources and require us to enter into royalty or license agreements which are not advantageous, if available at all.
Trademarks
Since other products on the market compete with our products, we believe that our product brand names are an important factor in establishing and maintaining brand recognition.
We have the following trademark registrations: SANUWAVE® (United States, European Community, Canada, Japan, Switzerland, Taiwan and under the Madrid Protocol), dermaPACE® (United States, European Community, Japan, South Korea, Switzerland, Taiwan, Canada, Brazil and under the Madrid Protocol), angioPACE® (Australia, European Community and Switzerland), PACE® (Pulsed Acoustic Cellular Expression) (United States, European Community, China, Hong Kong, Singapore, Switzerland, Taiwan, and Canada), orthoPACE® (United States and European Community), DAP® (Diffused Acoustic Pressure) (United States and European Community) and Profile™ (United States, European Community and Switzerland).

We also maintain trademark registrations for: OssaTron® (United States and Germany), Evotron® (Germany and Switzerland), Evotrode® (Germany and Switzerland), Orthotripsy® (United States). We are phasing out the Reflectron® (Germany and Switzerland) and Reflectrode® (Germany and Switzerland), evoPACE® (Australia, European Community and Switzerland), trademarks due to the fact that Reflectron® and Reflectrode® products are no longer available for sale in any market and evoPACE® is a product that was never commercialized.
Potential Intellectual Property Issues
Although we believe that the patents and patent applications, including those that we license, provide a competitive advantage, the patent positions of biotechnology and medical device companies are highly complex and uncertain. The medical device industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement. Our success will depend in part on us not infringing on patents issued to others, including our competitors and potential competitors, as well as our ability to enforce our patent rights. We also rely on trade secrets, know-how, continuing technological innovation and in-licensing opportunities to develop and maintain our proprietary position.
Despite any measures taken to protect our intellectual property, unauthorized parties may attempt to copy aspects of our products and product candidates, or to obtain and use information that we regard as proprietary. In enforcement proceedings in Switzerland, we assisted HealthTronics as an informer of misappropriation by a Swiss company called SwiTech and related third parties of intellectual property rights in legacy proprietary software and devices relating to assets we purchased from HealthTronics in August 2005. As a result of this action, SwiTech was forced into bankruptcy. We also pursued the alleged misappropriation by another Swiss company called SwiTalis and related third parties of intellectual property rights in legacy proprietary software and devices relating to assets we purchased from HealthTronics in August 2005. In 2016, SwiTalis claimed copyright rights on the High Voltage Modules that were used in our devices and the old line of Pulse Vet devices during the manufacturing process at Swisstronics in Switzerland. At this time, however, no such court action against Swisstronics is pending in Switzerland and we believe that it is unlikely that SwiTalis will pursue their earlier allegations against Swisstronics and, indirectly, us. In 2017, we abandoned our action against SwiTalis. There can be no assurance, however, that future claims or lawsuits against us may not be brought, and such present or future actions against violations of our intellectual property rights may result in us incurring material expense and divert the attention of management.
Third parties that license our proprietary rights, such as trademarks, patented technology or copyrighted material, may also take actions that diminish the value of our proprietary rights or reputation. In addition, the steps we take to protect our proprietary rights may not be adequate and third parties may infringe or misappropriate our copyrights, trademarks, trade dress, patents, and similar proprietary rights.
We collaborate with other persons and entities on research, development, and commercialization activities and expect to do so in the future. Disputes may arise about inventorship and corresponding rights in know-how and inventions resulting from the joint creation or use of intellectual property by us and our collaborators, researchers, licensors, licensees and consultants. In addition, other parties may circumvent any proprietary protection that we do have. As a result, we may not be able to maintain our proprietary position.
Competition
We believe the advanced wound care market can benefit from our technology which up-regulates the biological factors that promote wound healing. Current medical technologies developed by Acelity (formerly Kinetic Concepts, Inc.), Organogenesis, Inc., Smith &Nephew plc, Derma Sciences, Inc., MiMedx Group, Inc., Osiris Therapeutics, Inc., Molnlycke Health Care, and Systagenix Wound Management (US), Inc. (now owned by Acelity) manage wounds, but, in our opinion, do not provide the value proposition to the patients and care givers like our PACE technology has the potential to do. The leading medical device serving this market is the Vacuum Assisted Closure (“V.A.C.”) System marketed by KCI. The V.A.C. is a negative pressure wound therapy device that applies suction to debride and manage wounds.
There are also several companies that market extracorporeal shockwave device products targeting lithotripsy and orthopedic markets, including Dornier MedTech, Storz Medical AG, Electro Medical Systems (EMS) S.A., and CellSonic Medical which could ultimately pursue the wound care market. Nevertheless, we believe that the dermaPACE System has a competitive advantage over all of these existing technologies by achieving wound closure by means of a minimally invasive process through innate biological response to PACE technology.

Developing and commercializing new products is highly competitive. The market is characterized by extensive research and clinical efforts and rapid technological change. We face intense competition worldwide from medical device, biomedical technology and medical products and combination products companies, including major pharmaceutical companies. We may be unable to respond to technological advances through the development and introduction of new products. Most of our existing and potential competitors have substantially greater financial, marketing, sales, distribution, manufacturing and technological resources. These competitors may also be in the process of seeking FDA or other regulatory approvals, or patent protection, for new products. Our competitors may commercialize new products in advance of our products. Our products also face competition from numerous existing products and procedures, which currently are considered part of the standard of care. In order to compete effectively, our products will have to achieve widespread market acceptance.
Regulatory Matters
FDA Regulation
Each of our products must be approved or cleared by the FDA before it is marketed in the United States. Before and after approval or clearance in the United States, our product candidates are subject to extensive regulation by the FDA under the Federal Food, Drug, and Cosmetic Act and/or the Public Health Service Act, as well as by other regulatory bodies. FDA regulations govern, among other things, the development, testing, manufacturing, labeling, safety, storage, record-keeping, market clearance or approval, advertising and promotion, import and export, marketing and sales, and distribution of medical devices and pharmaceutical products.
In the United States, the FDA subjects medical products to rigorous review. If we do not comply with applicable requirements, we may be fined, the government may refuse to approve our marketing applications or to allow us to manufacture or market our products, and we may be criminally prosecuted. Failure to comply with the law could result in, among other things, warning letters, civil penalties, delays in approving or refusal to approve a product candidate, product recall, product seizure, interruption of production, operating restrictions, suspension or withdrawal of product approval, injunctions, or criminal prosecution.
The FDA has determined that our technology and product candidates constitute “medical devices.” The FDA determines what center or centers within the FDA will review the product and its indication for use, and also determines under what legal authority the product will be reviewed. For the current indications, our products are being reviewed by the Center for Devices and Radiological Health. However, we cannot be sure that the FDA will not select a different center and/or legal authority for one or more of our other product candidates, in which case the governmental review requirements could vary in some respects.
FDA Approval or Clearance of Medical Devices
In the United States, medical devices are subject to varying degrees of regulatory control and are classified in one of three classes depending on the extent of controls the FDA determines are necessary to reasonably ensure their safety and efficacy:
•	Class I: general controls, such as labeling and adherence to quality system regulations;
•
Class II: special controls, pre-market notification (510(k)), specific controls such as performance standards, patient registries, and post market surveillance, and additional controls such as labeling and adherence to quality system regulations; and

•	Class III: special controls and approval of a pre-market approval (PMA) application.
Each of our product candidates require FDA authorization prior to marketing, by means of either a 510(k) clearance or a PMA approval.
To request marketing authorization by means of a 510(k) clearance, we must submit a pre-market notification demonstrating that the proposed device is substantially equivalent to another legally marketed medical device, has the same intended use, and is as safe and effective as a legally marketed device and does not raise different questions of safety and effectiveness than does a legally marketed device. 510(k) submissions generally include, among other things, a description of the device and its manufacturing, device labeling, medical devices to which the device is substantially equivalent, safety and biocompatibility information, and the results of performance testing. In some cases, a 510(k) submission must include data from human clinical studies. Marketing may commence only when the FDA issues a clearance letter finding substantial equivalence. After a device receives 510(k) clearance, any product modification that could significantly affect the safety or effectiveness of the product, or that would constitute a significant change in intended use, requires a new 510(k) clearance or, if the device would no longer be substantially equivalent, would require a PMA. If the FDA determines that the product does not qualify for 510(k) clearance, then a company must submit and the FDA must approve a PMA before marketing can begin.
In the past, the 510(k) pathway for product marketing required only the proof of significant equivalence in technology for a given indication with a previously cleared device. Currently, there has been a trend of the FDA requiring additional clinical work to prove efficacy in addition to technological equivalence. Thus, no matter which regulatory pathway we may take in the future towards marketing products in the United States, we will be required to provide clinical proof of device effectiveness.
Within the past few years, the FDA has released guidelines for the FDA’s reviewers to use during a product’s submission review process. This guidance provides the FDA reviewers with a uniform method of evaluating the benefits verses the risks of a device when used for a proposed specific indication. Such a benefit/risk evaluation is very useful when applied to a novel device or to a novel indication and provides the FDA with a consistent tool to document their decision process. While intended as a guide for internal FDA use, the public availability of this guidance allows medical device manufacturers to use the review matrix to develop sound scientific and clinical backup to support proposed clinical claims and to help guide the FDA, through the decision process, to look at the relevant data. We intend to use this benefit/risk tool in our FDA submissions.
A PMA application must provide a demonstration of safety and effectiveness, which generally requires extensive pre-clinical and clinical trial data. Information about the device and its components, device design, manufacturing and labeling, among other information, must also be included in the PMA. As part of the PMA review, the FDA will inspect the manufacturer’s facilities for compliance with Quality System Regulation requirements, which govern testing, control, documentation and other aspects of quality assurance with respect to manufacturing. If the FDA determines the application or manufacturing facilities are not acceptable, the FDA may outline the deficiencies in the submission and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval. During the review period, an FDA advisory committee, typically a panel of clinicians and statisticians, is likely to be convened to review the application and recommend to the FDA whether, or upon what conditions, the device should be approved. The FDA is not bound by the advisory panel decision. While the FDA often follows the panel’s recommendation, there have been instances where the FDA has not. If the FDA finds the information satisfactory, it will approve the PMA. The PMA approval can include post-approval conditions, including, among other things, restrictions on labeling, promotion, sale and distribution, or requirements to do additional clinical studies post-approval. Even after approval of a PMA, a new PMA or PMA supplement is required to authorize certain modifications to the device, its labeling or its manufacturing process. Supplements to a PMA often require the submission of the same type of information required for an original PMA, except that the supplement is generally limited to that information needed to support the proposed change from the product covered by the original PMA.
During the review of either a PMA application or 510(k) submission, the FDA may request more information or additional studies and may decide that the indications for which we seek approval or clearance should be limited. We cannot be sure that our product candidates will be approved or cleared in a timely fashion or at all. In addition, laws and regulations and the interpretation of those laws and regulations by the FDA may change in the future. We cannot foresee what effect, if any, such changes may have on us.
Obtaining medical device clearance, approval, or licensing in the United States or abroad can be an expensive process. The fees for submitting an original PMA to the FDA for consideration of device approval are substantial. Fees for supplement PMA’s are less costly but still can be substantial. International fee structures vary from minimal to substantial, depending on the country. In addition, we are subject to annual establishment registration fees in the United States and abroad. Device licenses require periodic renewal with associated fees as well. In the United States, there is an annual requirement for submitting device reports for Class III/PMA devices, along with an associated fee. Currently, we are registered as a Small Business Manufacturer with the FDA and as such are subject to reduced fees. If, in the future, our revenues exceed a certain annual threshold limit, we may not qualify for the Small Business Manufacturer reduced fee amounts and will be required to pay full fee amounts.

Clinical Trials of Medical Devices
One or more clinical trials are almost always required to support a PMA application and more recently are becoming necessary to support a 510(k) submission. Clinical studies of unapproved or un-cleared medical devices or devices being studied for uses for which they are not approved or cleared (investigational devices) must be conducted in compliance with FDA requirements. If an investigational device could pose a significant risk to patients, the sponsor company must submit an IDE application to the FDA prior to initiation of the clinical study. An IDE application must be supported by appropriate data, such as animal and laboratory test results, showing that it is safe to test the device on humans and that the testing protocol is scientifically sound. The IDE will automatically become effective 30 days after receipt by the FDA unless the FDA notifies the company that the investigation may not begin. Clinical studies of investigational devices may not begin until an institutional review board (IRB) has approved the study.
During the study, the sponsor must comply with the FDA’s IDE requirements. These requirements include investigator selection, trial monitoring, adverse event reporting, and record keeping. The investigators must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of investigational devices, and comply with reporting and record keeping requirements. We, the FDA, or the IRB at each institution at which a clinical trial is being conducted, may suspend a clinical trial at any time for various reasons, including a belief that the subjects are being exposed to an unacceptable risk. During the approval or clearance process, the FDA typically inspects the records relating to the conduct of one or more investigational sites participating in the study supporting the application.
However, the COVID-19 pandemic has impacted our ability to enroll and treat patients in clinical trials and to monitor data at our clinical trial sites.
Post-Approval Regulation of Medical Devices
After a device is cleared or approved for marketing, numerous and pervasive regulatory requirements continue to apply. These include:
•	the FDA Quality Systems Regulation (QSR), which governs, among other things, how manufacturers design, test, manufacture, exercise quality control over, and document manufacturing of their products;
•	labeling and claims regulations, which prohibit the promotion of products for unapproved or “off-label” uses and impose other restrictions on labeling;
•	the Medical Device Reporting regulation, which requires reporting to the FDA of certain adverse experiences associated with use of the product; and
•	post market surveillance, including documentation of clinical experience and also follow-on, confirmatory studies.
We continue to be subject to inspection by the FDA to determine our compliance with regulatory requirements, as are our suppliers, contract manufacturers, and contract testing laboratories.
International sales of medical devices manufactured in the United States that are not approved or cleared by the FDA are subject to FDA export requirements. Exported devices are subject to the regulatory requirements of each country to which the device is exported. Exported devices may also fall under the jurisdiction of the United States Department of Commerce/Bureau of Industry and Security and compliance with export regulations may be required for certain countries.
Manufacturing cGMP Requirements
Manufacturers of medical devices are required to comply with FDA manufacturing requirements contained in the FDA’s current Good Manufacturing Practices (cGMP) set forth in the quality system regulations promulgated under section 520 of the Food, Drug and Cosmetic Act. cGMP regulations require, among other things, quality control and quality assurance as well as the corresponding maintenance of records and documentation. The manufacturing facility for our products must meet cGMP requirements to the satisfaction of the FDA pursuant to a pre-PMA approval inspection before we can use it. We and some of our third party service providers are also subject to periodic inspections of facilities by the FDA and other authorities, including procedures and operations used in the testing and manufacture of our products to assess our compliance with applicable regulations. Failure to comply with statutory and regulatory requirements subjects a manufacturer to possible legal or regulatory action, including the seizure or recall of products, injunctions, consent decrees placing significant restrictions on or suspending manufacturing operations, and civil and criminal penalties. Adverse experiences with the product must be reported to the FDA and could result in the imposition of marketing restrictions through labeling changes or in product withdrawal. Product approvals may be withdrawn if compliance with regulatory requirements is not maintained or if problems concerning safety or efficacy of the product occur following the approval.
International Regulation
We are subject to regulations and product registration requirements in many foreign countries in which we may sell our products, including in the areas of product standards, packaging requirements, labeling requirements, import and export restrictions and tariff regulations, duties and tax requirements. The time required to obtain clearance required by foreign countries may be longer or shorter than that required for FDA clearance, and requirements for licensing a product in a foreign country may differ significantly from FDA requirements.
The primary regulatory environment in Europe is the European Union, which consists of 27 member states encompassing most of the major countries in Europe. In the European Union, the European Medicines Agency (EMA) and the European Union Commission have determined that dermaPACE, orthoPACE, OssaTron and Evotron will be regulated as medical device products. These devices have been determined to be Class IIb devices. These devices are CE Marked and as such can be marketed and distributed within the European Economic Area.
The primary regulatory body in Canada is Health Canada. In addition to needing appropriate data to obtain market licensing in Canada, we must have an ISO 13485 certification, as well as meet additional requirements of Canadian laws. We currently maintain this certification. We maintain a device license for dermaPACE with Health Canada for the indication of “devices for application of shock waves (pulsed acoustic waves) on acute and chronic defects of the skin and subcutaneous soft tissue”.
The primary regulatory bodies and paths in Asia and Australia are determined by the requisite country authority. In most cases, establishment registration and device licensing are applied for at the applicable Ministry of Health through a local intermediary. The requirements placed on the manufacturer are typically the same as those contained in ISO 9001 or ISO 13485.
European Good Manufacturing Practices
In the European Union, the manufacture of medical devices is subject to current good manufacturing practice (cGMP), as set forth in the relevant laws and guidelines of the European Union and its member states. Compliance with cGMP is generally assessed by the competent regulatory authorities. Typically, quality system evaluation is performed by a Notified Body, which also recommends to the relevant competent authority for the European Community CE Marking of a device. The Competent Authority may conduct inspections of relevant facilities, and review manufacturing procedures, operating systems and personnel qualifications. In addition to obtaining approval for each product, in many cases each device manufacturing facility must be audited on a periodic basis by the Notified Body. Further inspections may occur over the life of the product.
United States Anti-Kickback and False Claims Laws
In the United States, there are Federal and state anti-kickback laws that prohibit the payment or receipt of kickbacks, bribes or other remuneration intended to induce the purchase or recommendation of healthcare products and services. Violations of these laws can lead to civil and criminal penalties, including exclusion from participation in Federal healthcare programs. These laws are potentially applicable to manufacturers of products regulated by the FDA as medical devices, such as us, and hospitals, physicians and other potential purchasers of such products. Other provisions of Federal and state laws provide civil and criminal penalties for presenting, or causing to be presented, to third-party payers for reimbursement, claims that are false or fraudulent, or which are for items or services that were not provided as claimed. In addition, certain states have implemented regulations requiring medical device and pharmaceutical companies to report all gifts and payments over $50 to medical practitioners. This does not apply to instances involving clinical trials. Although we intend to structure our future business relationships with clinical investigators and purchasers of our products to comply with these and other applicable laws, it is possible that some of our business practices in the future could be subject to scrutiny and challenge by Federal or state enforcement officials under these laws.

Third Party Reimbursement
We anticipate that sales volumes and prices of the products we commercialize will depend in large part on the availability of coverage and reimbursement from third party payers. Third party payers include governmental programs such as Medicare and Medicaid, private insurance plans, and workers’ compensation plans. These third party payers may deny coverage and reimbursement for a product or therapy, in whole or in part, if they determine that the product or therapy was not medically appropriate or necessary. The third party payers also may place limitations on the types of physicians or clinicians that can perform specific types of procedures. In addition, third party payers are increasingly challenging the prices charged for medical products and services. Some third party payers must also pre-approve coverage for new or innovative devices or therapies before they will reimburse healthcare providers who use the products or therapies. Even though a new product may have been approved or cleared by the FDA for commercial distribution, we may find limited demand for the device until adequate reimbursement has been obtained from governmental and private third party payers.
In international markets, reimbursement and healthcare payment systems vary significantly by country, and many countries have instituted price ceilings on specific product lines and procedures. There can be no assurance that procedures using our products will be considered medically reasonable and necessary for a specific indication, that our products will be considered cost-effective by third party payers, that an adequate level of reimbursement will be available or that the third party payers’ reimbursement policies will not adversely affect our ability to sell our products profitably.
In the United States, some insured individuals are receiving their medical care through managed care programs, which monitor and often require pre-approval of the services that a member will receive. Some managed care programs are paying their providers on a per capita basis, which puts the providers at financial risk for the services provided to their patients by paying these providers a predetermined payment per member per month, and consequently, may limit the willingness of these providers to use products, including ours.
One of the components in the reimbursement decision by most private insurers and governmental payers, including the Centers for Medicare & Medicaid Services, which administers Medicare, is the assignment of a billing code. Billing codes are used to identify the procedures performed when providers submit claims to third party payers for reimbursement for medical services. They also generally form the basis for payment amounts. We will seek new billing codes for the wound care indications of our products as part of our efforts to commercialize such products.
The initial phase of establishing a professional billing code for a medical service typically includes applying for a CPT Category III code for both hospital and in-office procedures. This is a tracking code without relative value assigned that allows third party payers to identify and monitor the service as well as establish value if deemed medically necessary. The process includes CPT application submission, clinical discussion with Medical Professional Society CPT advisors as well as American Medical Association (AMA) CPT Editorial Panel review. A new CPT Category III code will be assigned if the AMA CPT Editorial Panel committee deems it meets the applicable criteria and is appropriate. In 2018, we applied for two, new CPT Category III codes for extracorporeal shock wave therapy (ESWT) in wound healing. These codes were published by AMA/CPT for use beginning January 1, 2019.
The secondary phase in the CPT billing code process includes the establishment of a permanent CPT Category I code in which relative value is analyzed and established by the AMA. The approval of this code is based on, among other criteria, widespread usage and established clinical efficacy of the medical service.
There are also billing codes that facilities, rather than health care professionals, utilize for the reimbursement of operating costs for a particular medical service. For the hospital outpatient setting, the Centers for Medicare & Medicaid Services automatically classified the new ESWT wound healing CPT Category III codes into interim APC groups. The APC groups are services grouped together based on clinical characteristics and similar costs. An APC classification does not guarantee payment.
We believe that the overall escalating costs of medical products and services has led to, and will continue to lead to, increased pressures on the healthcare industry to reduce the costs of products and services. In addition, recent healthcare reform measures, as well as legislative and regulatory initiatives at the Federal and state levels, create significant additional uncertainties. There can be no assurance that third party coverage and reimbursement will be available or adequate, or that future legislation, regulation, or reimbursement policies of third party payers will not adversely affect the demand for our products or our ability to sell these products on a profitable basis. The unavailability or inadequacy of third party payer coverage or reimbursement would have a material adverse effect on our business, operating results and financial condition.
Confidentiality and Security of Personal Health Information
The Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”), contains provisions that protect individually identifiable health information from unauthorized use or disclosure by covered entities and their business associates. The Office for Civil Rights of HHS, the agency responsible for enforcing HIPAA, has published regulations to address the privacy (the “Privacy Rule”) and security (the “Security Rule”) of protected health information (“PHI”). HIPAA also requires that all providers who transmit claims for health care goods or services electronically utilize standard transaction and data sets and to standardize national provider identification codes. In addition, the American Recovery and Reinvestment Act (“ARRA”) enacted the HITECH Act, which extends the scope of HIPAA to permit enforcement against business associates for a violation, establishes new requirements to notify the Office for Civil Rights of HHS of a breach of HIPAA, and allows the Attorneys General of the states to bring actions to enforce violations of HIPAA. Rules implementing various aspects of HIPAA are continuing to be promulgated.
We anticipate that, as we expand our dermaPACE business, we will in the future be a covered entity under HIPAA. We intend to adopt policies and procedures to comply with the Privacy Rule, the Security Rule and the HIPAA statute as such regulations become applicable to our business and as such regulations are in effect at such time.
In addition to the HIPAA Privacy Rule and Security Rule described above, we may become subject to state laws regarding the handling and disclosure of patient records and patient health information. These laws vary widely. Penalties for violation include sanctions against a laboratory’s licensure as well as civil or criminal penalties. Additionally, private individuals may have a right of action against us for a violation of a state’s privacy laws. We intend to adopt policies and procedures to ensure material compliance with state laws regarding the confidentiality of health information as such laws become applicable to us and to monitor and comply with new or changing state laws on an ongoing basis.
Environmental and Occupational Safety and Health Regulations
Our operations are subject to extensive Federal, state, provincial and municipal environmental statutes, regulations and policies, including those promulgated by the Occupational Safety and Health Administration, the United States Environmental Protection Agency, Environment Canada, Alberta Environment, the Department of Health Services, and the Air Quality Management District, that govern activities and operations that may have adverse environmental effects such as discharges into air and water, as well as handling and disposal practices for solid and hazardous wastes. Some of these statutes and regulations impose strict liability for the costs of cleaning up, and for damages resulting from, sites of spills, disposals, or other releases of contaminants, hazardous substances and other materials and for the investigation and remediation of environmental contamination at properties leased or operated by us and at off-site locations where we have arranged for the disposal of hazardous substances. In addition, we may be subject to claims and lawsuits brought by private parties seeking damages and other remedies with respect to similar matters. We have not to date needed to make material expenditures to comply with current environmental statutes, regulations and policies. However, we cannot predict the impact and costs those possible future statutes, regulations and policies will have on our business.
Employees
As of October 1, 2020, we had a total of 43 full time employees in the United States. Of these, seven were engaged in research and development which includes clinical, regulatory and quality. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We believe our relationship with our employees is good.
Properties
Our operations, production and research and development office is in a leased facility in Suwanee, Georgia, consisting of 10,177 square feet of space under a lease which expires on December 31, 2021. Under the terms of the lease, we pay monthly rent of $14,651, subject to a 3% adjustment on an annual basis.

Legal Proceedings
We are engaged in various legal actions, claims and proceedings arising in the ordinary course of business, including claims related to breach of contracts and intellectual property matters resulting from our business activities. As with most actions such as these, an estimation of any possible and/or ultimate liability cannot always be determined.
There are no material proceedings known to us to be contemplated by any governmental authority.
There are no material proceedings known to us, pending or contemplated, in which any of our directors, officers or affiliates or any of our principal security holders, or any associate of any of the foregoing, is a party or has an interest adverse to us.

MANAGEMENT, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE
Below are the names and certain information regarding the Company’s executive officers and directors.
Name	Age	Position Held
Kevin A. Richardson, II	52	Director, Chairman and Chief Executive Officer
Lisa E. Sundstrom	50	Chief Financial Officer
Peter Stegagno	60	Chief Operating Officer
Iulian Cioanta, PhD	58	Chief Science and Technology Officer
John F. Nemelka	55	Director
Alan L. Rubino	66	Director
A. Michael Stolarski	50	Director
Maj-Britt Kaltoft	57	Director
Thomas Price	65	Director
Kevin A. Richardson, II joined the Company as chairman of the board of directors in October of 2009 and joined SANUWAVE, Inc. as chairman of the board of directors in August of 2005. In November 2012, upon the resignation of the Company’s former President and Chief Executive Officer, Christopher M. Cashman, Mr. Richardson assumed the role of Active Chief Executive Officer, in addition to remaining Chairman of the Board, through the hiring of Mr. Chiarelli in February 2013. In April 2014, Mr. Richardson assumed the role of Co-Chief Executive Officer. When Mr. Chiarelli departed the Company in 2014, Mr. Richardson again assumed the role as Acting Chief Executive Officer. In November 2018, Mr. Richardson was appointed as Chief Executive Officer. Mr. Richardson brings to our board of directors a broad array of financial knowledge for healthcare and other industries. Since 2004, Mr. Richardson served as managing partner of Prides Capital LLC, an investment management firm, until its liquidation in September 2015.
Lisa E. Sundstrom joined the Company as Controller in October of 2006, and in August of 2015, assumed the responsibilities of Interim Chief Financial Officer. In December 2015, Ms. Sundstrom was promoted to Chief Financial Officer. Ms. Sundstrom has extensive financial accounting experience with Automatic Data Processing (ADP) and Mitsubishi Consumer Electronics. She began her career with a small public accounting firm, Carnevale & Co., P.C., was Senior Accountant at Mitsubishi Consumer Electronics responsible for the close process and was Accounting Manager for the Benefit Services division of ADP and assisted in the documentation of internal controls for Sarbanes-Oxley compliance. Ms. Sundstrom holds a Bachelor of Science in Accounting from the State University of New York at Geneseo.
Peter Stegagno joined the Company as Vice President, Operations in March 2006. Mr. Stegagno brings to the Company sixteen years of experience in the medical device market encompassing manufacturing, design and development, quality assurance and international and domestic regulatory affairs. He most recently served as Vice President of Quality and Regulatory Affairs for Elekta, and other medical device companies including Genzyme Biosurgery. Before focusing on the medical field, Mr. Stegagno enjoyed a successful career encompassing production role in the space industry, including avionics guidance systems for military applications and control computers for the space shuttle. Mr. Stegagno graduated from Tufts University with a Bachelor of Science degree in Chemical Engineering.
Iulian Cioanta, PhD joined the Company in June 2007 as Vice President of Research and Development. Dr. Cioanta most recently served as Business Unit Manager with Cordis Endovascular, a Johnson & Johnson company. Prior to that, Dr. Cioanta worked as Director of Development Engineering with Kensey Nash Corporation, Research Manager at ArgoMed Inc. and Project Manager and Scientist with the Institute for the Design of Research Apparatus. Dr. Cioanta also worked in academia at Polytechnic University of Bucharest in Romania, Leicester University in the United Kingdom and Duke University in the United States. Dr. Cioanta received a Master of Science degree in Mechanical Engineering and Technology form the Polytechnic University of Bucharest and he earned his PhD degree in Biomedical Engineering from Duke University in the field of extracorporeal shock wave lithotripsy.
John F. Nemelka joined the Company as a member of the board of directors in October of 2009 and joined SANUWAVE, Inc. as a member of the board of directors in August of 2005. Mr. Nemelka founded NightWatch Capital Advisors, LLC, an investment management business, and serves as its Managing Principal since its incorporation in July 2001. From 1997 to 2000, he was a Principal at Graham Partners, a private investment firm and affiliate of the privately-held Graham Group. From 2000 to 2001, Mr. Nemelka was a Consultant to the Graham Group. Mr. Nemelka brings to our board of directors a diverse background with both financial and operations experience. He holds a B.S. degree in Business Administration from Brigham Young University and an M.B.A. degree from the Wharton School at the University of Pennsylvania.
Alan L. Rubino joined the Company as a member of the board of directors in September of 2013. Mr. Rubino has served as President and Chief Executive Officer of RenovaCare, Inc., a publicly-held biotechnology company, since November 2019. Prior to this, Mr. Rubino served as President and Chief Executive Officer of Emisphere Technologies, Inc. from September 2012 until November 2019. Previously, Mr. Rubino served as the CEO and President of New American Therapeutics, Inc., CEO and President of Akrimax Pharmaceuticals, LLC, and President and COO of Pharmos Corporation. Mr. Rubino has continued to expand upon a highly successful and distinguished career that included Hoffmann-La Roche Inc. where he was a member of the U.S. Executive and Operating Committees and a Securities and Exchange Commission (SEC) corporate officer. During his Roche tenure, he held key executive positions in marketing, sales, business operations, supply chain and human resource management, and was assigned executive committee roles in marketing, project management, and globalization. Mr. Rubino also held senior executive positions at PDI, Inc. and Cardinal Health. He holds a BA in economics from Rutgers University with a minor in biology/chemistry and completed post-graduate educational programs at the University of Lausanne and Harvard Business School. Mr. Rubino serves as a director and compensation committee chairman of Vericel, Inc. and is also on the Rutgers University Business School Board of Advisors. Mr. Rubino brings to our Board of Directors significant leadership experience in the life sciences industry in a wide range of positions, including positions focused on sales and marketing and SEC matters.
A. Michael Stolarski joined the Company as a member of the board of directors in April 2016. Mr. Stolarski founded Premier Shockwave, Inc. in October 2008 and has since served as its President & CEO. From 2005 to 2008, Mr. Stolarski was the Vice President of Business Development and, previously, Acting CFO of SANUWAVE, Inc. From 2001 to 2005, he was the President – Orthopedic Division and Vice President of Finance for HealthTronics Surgical Services, Inc. From 1994 to 2001, he was the CFO and Controller of the Lithotripsy Division, Internal Auditor, and Paralegal of Integrated Health Services, Inc. Mr. Stolarski brings to our board an in-depth understanding of the orthopedic and podiatric shock wave market. In addition to being a Certified Public Accountant in the state of Maryland (inactive), he holds a M.S. in Finance from Loyola College, Baltimore a B.S. in Accounting and a B.S. in Finance from the University of Maryland, College Park.
Dr. Maj-Britt Kaltoft joined the Company as a member of the board of directors in June 2017. Since January 2017, Dr. Kaltoft heads the business development and patent functions at the Danish State Serum Institute, an institution under the Danish Ministry of Health. From 2011 to 2016, she was the Vice President – Corporate Alliance Management, Licensing Director and Business Development with Novo Nordisk headquartered in Bagsvaerd, Denmark. She has obtained outstanding results in the areas of business development, licensing and alliance management in the pharmaceutical and biotech industry at Lundbeck, Nycomed, and EffRx. Dr. Kaltoft brings 20 years of international specialization in development and successful execution of business development strategies, contractual structures and alliance management within all sectors of the life science industry.
Dr. Thomas Price joined the Company as a member of the board of directors in February 2020. Dr. Price holds Bachelor’s and Doctor of Medicine degrees from the University of Michigan and completed his residency in orthopedic surgery at Emory University in Atlanta. He entered private practice in 1984 and returned to Emory as an assistant professor of orthopedic surgery in 2002. He was director of the orthopedic clinic at Atlanta’s Grady Memorial Hospital. Dr. Price’s political career began as a Member of the Georgia Senate from the 56th district from 1996 to 2005, he was the minority Whip from 1998 to 2002, and the Majority leader of the Georgia Senate from 2002 to 2003. He served in the US House of Representatives from Georgia’s 6th district from 2005 to 2017, during which time he served as Chair of the House Budget Committee from 2015 to 2017. In February 2017, he was confirmed by the Senate as the United States Secretary of Health and Human Services (HHS) and remained in that position until September 2017. Currently, Dr. Price serves on the boards of several privately held health care companies and non-profits as well as consulting and advising companies. Dr. Price’s extensive experience in public service and medical practice brings a perspective that shall greatly enhance the profile and value of our Board.

Summary Compensation Table for Fiscal Years 2019 and 2018
The following table provides certain information concerning compensation earned for services rendered in all capacities by our named executive officers during the fiscal years ended December 31, 2019 and 2018.
Name and Principal Position	Year	Salary ($)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Kevin A. Richardson, II	2019	401,619(1)	6,500	31,288	439,407
Chairman of the Board and Chief Executive Officer (principal executive officer)	2018	275,000(2)	226,600	2,459	504,059
Shri P. Parikh(5)	2019	311,000	6,500	30,960	348,460
President, Healthcare	2018	182,496	206,000	10,702	399,198
Peter Stegagno	2019	231,295	6,500	21,519	259,314
Chief Operating Officer	2018	200,000	154,500	15,142	369,642
(1)
Amounts reflect (i) the salary guaranteed by Mr. Richardson’s employment agreement with the Company and (ii) an aggregate amount of $40,000 for fees earned or paid in cash for Mr. Richardson’s service as a director in fiscal 2019 (which aggregate amount is also reflected in the Director Compensation Table, below).

(2)
On November 30, 2018, Mr. Richardson was named Chief Executive Officer of the Company. Amounts reflect (i) the salary guaranteed by Mr. Richardson’s employment agreement with the Company and (ii) an aggregate amount of $40,000 for fees earned or paid in cash for Mr. Richardson’s service as a director in fiscal 2018.

(3)
Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of each stock or option award in the respective fiscal year, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 18 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(4)	Includes health, dental, life and disability insurance premiums and 401(k) matching contributions.
(5)
Mr. Parikh was named President, Healthcare of the Company effective May 31, 2018. Mr. Parikh was named President, Healthcare of the Company effective May 31, 2018. On May 14, 2020, Mr. Parikh notified the Company of his decision to resign effective June 30, 2020.

Employment Agreements
On November 30, 2018, in connection with his promotion to Chief Executive Officer, the Company entered into an employment agreement with Mr. Richardson. Pursuant to the Agreement, Mr. Richardson is entitled to an annual base salary of $350,000, with the right to change the salary based on performance reviews and recommendations from the compensation committee of the Board. Mr. Richardson is also eligible to earn an annual bonus award of up to one hundred percent of his annual salary based on the achievement of certain performance goals established by the Board. The agreement also provides that Mr. Richardson is entitled to participate in the Company’s employee benefit plans. The agreement contains a covenant not to compete, which covers the term of employment and two years thereafter, and a confidentiality provision, which is indefinite. The agreement’s term continues until December 31, 2019. At the expiration of the Agreement, the Agreement shall continue in full force and effect from year-to-year until terminated at the written option of either party no later than 30 days prior to the annual renewal date of January 1.
On April 15, 2018, the Company entered into an employment agreement with Mr. Parikh in connection with his hiring as President, Healthcare of the Company. Pursuant to the agreement, Mr. Parikh is entitled to an annual base salary of $311,000, with a performance and compensation review to occur not less often than annually, at which time his compensation may be adjusted as determined by the Board. Per the agreement, Mr. Parikh is also entitled to participate in the Company’s employee benefit plans (other than annual bonus and incentive plans). The agreement contains an agreement not to compete, which covers the term of employment and two years thereafter, and a confidentiality provision, which is indefinite.
As previously disclosed, on May 14, 2020, Mr. Parikh notified the Board of his decision to step down from his role as President, Healthcare of the Company, effective as of June 30, 2020. Pursuant to the separation agreement entered into between Mr. Parikh and the Company on May 14, 2020, Mr. Parikh is guaranteed (i) payment of his base salary through June 30, 2020, or such earlier date as is mutually agreed to by Mr. Parikh and the Company, as well as be eligible to continue to participate in the Company’s group medical plans; and

(ii) a one-time severance payment of $150,000. The separation agreement further provides that Mr. Parikh will serve the Company as an advisor for an initial term of twelve months, which term shall be renewable, yearly, by mutual agreement of the Company and Mr. Parikh. In connection with this position, Mr. Parikh will continue to be eligible to participate in the Stock Incentive Plan.
Stock Incentive Plan
On October 24, 2006, SANUWAVE, Inc.’s board of directors adopted the 2006 Stock Incentive Plan of SANUWAVE, Inc. (the “2006 Plan”). On November 1, 2010, the Company approved the Amended and Restated 2006 Stock Incentive Plan of SANUWAVE Health, Inc. effective as of January 1, 2010 (previously defined as the “Stock Incentive Plan”). The Stock Incentive Plan permits grants of awards to selected employees, directors and advisors of the Company in the form of restricted stock or options to purchase shares of common stock. Options granted may include nonstatutory options as well as qualified incentive stock options. The Stock Incentive Plan is currently administered by the Board. The Stock Incentive Plan gives broad powers to the Board of the Company to administer and interpret the particular form and conditions of each option. The stock options granted under the Stock Incentive Plan are nonstatutory options which vest over a period of up to three years and have a maximum ten year term. The options are granted at an exercise price equal to the fair market value of the common stock on the date of the grant which is approved by the Board. The Stock Incentive Plan had 35,000,000 shares of common stock reserved for grant at December 31, 2019.
The terms of the options granted under the Stock Incentive Plan expire as determined by individual option agreements (or on the tenth anniversary of the grant date), unless terminated earlier, on the first to occur of the following: (1) the date on which the participant’s service with the Company is terminated by the Company for cause; (2) 60 days after the participant’s death; or (3) 60 days after the termination of the participant’s service with the Company for any reason other than cause or the participant’s death; provided that, if during any part of such 60 day period the option is not exercisable solely because of specified securities law restrictions, the option will not expire until the earlier of the expiration date or until it has been exercisable for an aggregate period of 60 days after the termination of the participant’s service with the Company. The options vest as provided for in each individual’s option agreement and the exercise prices for the options are determined by the Board at the time the option is granted; provided that the exercise price shall in no event be less than the fair market value per share of the Company’s common stock on the grant date. In the event of any change in the common stock underlying the options, by reason of any merger or exchange of shares of common stock, the Board shall make such substitution or adjustment as it deems to be equitable to (1) the class and number of shares underlying such option, (2) the exercise price applicable to such option, or (3) any other affected terms of such option.
In the event of a change of control, unless specifically modified by an individual option agreement: (1) all options outstanding as of the date of such change of control will become fully vested; and (2) notwithstanding (1) above, in the event of a merger or share exchange, the Board may, in its sole discretion, determine that any or all options granted pursuant to the Stock Incentive Plan will not vest on an accelerated basis if the Board, the surviving corporation or the acquiring corporation, as the case may be, has taken such action that in the opinion of the Board is equitable or appropriate to protect the rights and interests of the participants under the Stock Incentive Plan.
On December 31, 2019, there were 2,028,281 shares of common stock available for grant under the Stock Incentive Plan. For the years ended December 31, 2019 and 2018, there were 250,000 and 6,350,000 options, respectively, granted to the Company’s executive officers under the Stock Incentive Plan.
Compensation Policies
Clawback and Recovery Policy
Currently, we have not implemented a compensation recovery policy. We intend to adopt a general compensation recovery policy covering our short- and long-term incentive award plans and arrangements once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Anti-hedging
Currently, we have not implemented a policy that prohibits short sales, hedging and similar transactions designed to decrease the risks associated with holding the Company’s securities, pledging the Company’s securities as collateral for loans, or transactions involving derivative securities relating to our common stock.

Outstanding Equity Awards at 2019 Fiscal Year End
The following table provides certain information concerning the outstanding equity awards for each named executive officer as of December 31, 2019.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options/ Warrants (#) Exercisable	Number of Securities Underlying Unexercised Options/ Warrants (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option/ Warrant Exercise Price ($)	Option/ Warrant Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin A. Richardson, II Chairman of the Board and Chief Executive Officer (principal executive officer)	115,000(1)	—	—	0.35	02/21/2023	—	—	—	—
	452,381(3)	—	—	0.11	10/1/2025	—	—	—	—
	297,619(3)	—	—	0.06	10/1/2025	—	—	—	—
	700,000(4)	—	—	0.04	6/16/2026	—	—	—	—
	594,300(5)	—	—	0.18	11/9/2026	—	—	—	—
	900,000(6)	—	—	0.11	6/14/2027	—	—	—	—
	1,100,000(7)	—	—	0.21	9/20/2028	—	—	—	—
	50,000(9)	—	—	0.15	8/26/2029	—	—	—	—
Shri Parikh President, Healthcare	2,000,000(8)	—	—	0.42	5/31/2028	—	—	—	—
	1,000,000(7)	—	—	0.21	9/20/2028	—	—	—	—
	50,000(9)	—	—	0.15	8/26/2029	—	—	—	-
Peter Stegagno Chief Operating Officer	333,644(1)	—	—	0.35	02/21/2023	—	—	—	—
	50,000(2)	—	—	0.55	5/7/2024	—	—	—	—
	301,587(3)	—	—	0.11	10/1/2025	—	—	—	—
	198,413(3)	—	—	0.06	10/1/2025	—	—	—	—
	500,000(4)	—	—	0.04	6/16/2026	—	—	—	—
	424,500(5)	—	—	0.18	11/9/2026	—	—	—	—
	600,000(6)	—	—	0.11	6/14/2027	—	—	—	—
	750,000(7)	—	—	0.21	9/20/2028	—	—	—	—
	50,000(9)	—	—	0.15	8/26/2029	—	—	—	—
(1)
On February 21, 2013, the Company, by mutual agreement with all active employees and directors of the Company, cancelled options granted to the active employees and directors in the year ended December 31, 2011 and prior. In exchange for these options, the active employees and directors received new options to purchase shares of common stock at an exercise price of $0.35 per share. The Company cancelled all options, which were previously granted to Messrs. Richardson and Stegagno. The Company granted Mr. Richardson 115,000 options and Mr. Stegagno 333,644 options on February 21, 2013, which vest one-third at grant date, one-third on February 21, 2014 and one-third on February 21, 2015.

(2)	The Company granted Mr. Stegagno 50,000 options on May 7, 2014, which vest one-third at grant date, one-third on May 7, 2015 and one-third on May 7, 2016.
(3)	The Company granted Mr. Richardson 750,000 options and Mr. Stegagno 500,000 options on October 1, 2015, which vest at grant date.
(4)	The Company granted Mr. Richardson 700,000 options and Mr. Stegagno 500,000 options on June 16, 2016, which vest at grant date.
(5)	The Company granted Mr. Richardson 594,300 options and Mr. Stegagno 424,500 options on November 9, 2016, which vest at grant date.
(6)	The Company granted Mr. Richardson 900,000 options and Mr. Stegagno 600,000 options on June 15, 2017, which vest at grant date.
(7)	The Company granted Mr. Richardson 1,100,000 options, Mr. Parikh 1,000,000 options and Mr. Stegagno 750,000 options on September 20, 2018, which vest at grant date.
(8)	The Company granted Mr. Parikh 2,000,000 options on May 31, 2018, which vest at grant date.
(9)	The Company granted 50,000 options each to Mr. Richardson, Mr. Parikh and Mr. Stegagno on August 26, 2019, which vest at grant date.

Director Compensation
The following table provides certain information concerning compensation for each director during the fiscal year ended December 31, 2019.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Kevin A. Richardson, II(1)	40,000	—	40,000
John F. Nemelka	40,000	6,500	46,500
Alan L. Rubino	40,000	6,500	46,500
A. Michael Stolarski	40,000	6,500	46,500
Maj-Britt Kaltoft	40,000	6,500	46,500
(1)
Mr. Richardson has been the Company’s Chairman of the Board since the Company’s inception. On November 30, 2018, Mr. Richardson was named Chief Executive Officer of the Company. We continue to compensate Mr. Richardson as a director and as an executive officer.

(2)
On August 26, 2019, the Company issued an option to purchase 50,000 shares of the Company’s common stock at $0.15 per share to non-employee directors John F. Nemelka, Alan L. Rubino, A. Michael Stolarski and Maj-Britt Kaltoft. The following are the aggregate number of option awards outstanding that have been granted to each of directors as of December 31, 2019: Kevin A. Richardson, II – 4,209,300, John F. Nemelka – 1,434,800, Alan L. Rubino – 1,419,800, A. Michael Stolarski – 1,069,800 and Maj-Britt Kaltoft – 700,000.

Discussion of Director Compensation
The Company compensates its directors at an annual rate of $40,000 each. There is no additional compensation for membership or chairmanship on a Board committee.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE
Independence of the Board of Directors
We follow the independence guidelines set forth by the Nasdaq Stock Market (“Nasdaq”) listing rules. As required under the Nasdaq listing rules, a majority of the members of the Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing rules of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following four directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. John F. Nemelka, Mr. Alan L. Rubino, Dr. Maj-Britt Kaltoft and Dr. Thomas Price.
In making these independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of our directors are or have been affiliated, the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. The Board determined that none of these directors or nominees for director had a material or other disqualifying relationship with the Company
Mr. Richardson, our Chief Executive Officer, is not an independent director by virtue of his current employment with the Company. Mr. Stolarski is not an independent director by virtue of the transactions entered into by and between the Company and Mr. Stolarski (or his affiliated entities).
Board’s Leadership Structure
The Board elects the Company’s chief executive officer and its chairman, and each of these positions may be held by the same person or may be held by two persons. The chairman’s primary responsibilities are to manage the Board and serve as the primary liaison between the Board and the chief executive officer, while the primary responsibility of the chief executive officer is to manage the day-to-day affairs of the Company, taking into account the policies and directions of the Board. Such an arrangement promotes more open and robust communication among the Board, and provides an efficient decision making process with proper independent oversight. The Board has determined that it is currently in the best interest of the Company and its stockholders to combine the roles of chairman of the board and chief executive officer.
The Company believes, however, that there is no single leadership structure that is the best and most effective in all circumstances and at all times. Accordingly, the Board retains the authority to later combine these roles if doing so would be in the best interests of the Company and its stockholders.
Board’s Role in Risk Oversight
While the Company’s management is responsible for the day-to-day management of risk to the Company, the Board has broad oversight responsibility for the Company’s risk management programs. The various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the audit committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the Company’s independent registered public accountants the Company’s policies with respect to risk assessment and risk management. The compensation committee is responsible for considering those risks that may be implicated by the Company’s compensation programs and reviews those risks with the Board and chief executive officer.
Audit Committee
The current members of the Company’s audit committee are John F. Nemelka (Chairperson), Alan Rubino and Thomas Price, all determined to be independent directors, pursuant to the rules of the SEC and Nasdaq stock market. Mr. Nemelka, who chairs the committee, has been determined by the Board to be an audit committee financial expert as defined pursuant to the rules of the SEC.

The audit committee operates under a written charter adopted by the Board which is available on the Company’s website at www.sanuwave.com. The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the Board. Among other things, the audit committee is responsible for overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements, reviewing and discussing with the independent auditors the critical accounting policies and practices for the Company, engaging in discussions with management and the independent auditors to assess risk for the Company and management thereof, and reviewing with management the effectiveness of the Company’s internal controls and disclosure controls and procedures. The audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, currently Marcum LLP, including the resolution of disagreements, if any, between management and the auditors regarding financial reporting. In addition, the audit committee is responsible for reviewing and approving any related party transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.
Compensation Committee
The current members of the Company’s compensation committee are Alan L. Rubino (Chairperson), Thomas Price and Maj-Britt Kaltoft, who are all independent directors, pursuant to the rules of the SEC and Nasdaq stock market. The primary purpose of the compensation committee is to discharge the responsibilities of the Board relating to compensation of the Company’s executive officers.
The compensation committee operates under a written charter adopted by the Board which is available on the Company’s website at www.sanuwave.com. Specific responsibilities of the compensation committee include reviewing and recommending approval of compensation of the Company’s named executive officers, administering the Company’s stock incentive plan, and reviewing and making recommendations to the Board with respect to incentive compensation and equity plans.
Nominating and Corporate Governance Committee
The current members of the Company’s nominating and corporate governance committee are Maj-Britt Kaltoft (Chairperson), John F. Nemelka, and Alan L. Rubino, who are all independent directors, pursuant to the rules of the SEC and Nasdaq stock market.
The nominating and corporate governance committee operates under a written charter adopted by the Board which is available on the Company’s website at www.sanuwave.com. Specific responsibilities of the nominating and corporate governance committee include: identifying and recommending nominees for election to the Board; developing and recommending to the board of directors the Company’s corporate governance principles; overseeing the evaluation of the Board; and reviewing and approving compensation for non-employee members of the Board.
The nominating and corporate governance committee’s charter outlines how the nominating and corporate governance committee fulfills its responsibilities for assessing the qualifications and effectiveness of the current Board members, assessing the needs for future Board members, identifying individuals qualified to become members of the Board and its committees, and recommending candidates for the Board’s selection as director nominees for election at the next annual or other properly convened meeting of stockholders.
Shareholder Communications with the Board of Directors
The Board has implemented a process for stockholders to send communications to the Board. Stockholders who wish to communicate directly with the Board or any particular director should deliver any such communications in writing to the Secretary of the Company.
SANUWAVE Health, Inc.
ATTN: Secretary
3360 Martin Farm Road, Suite 100, Suwanee, Georgia 30024
Phone: (770) 419-7525
Fax: (770) 419-8634
The Secretary will compile any communications they receive from stockholders and deliver them periodically to the Board or the specific directors requested. The Secretary of the Company will not screen or edit such communications, but will deliver them in the form received from the stockholder.

Code of Conduct and Ethics
It is the Company’s policy to conduct its affairs in accordance with all applicable laws, rules and regulations of the jurisdictions in which it does business. The Company has adopted a code of business conduct and ethics with policies and procedures that apply to all associates (all employees are encompassed by this term, including associates who are officers) and directors, including the chief executive officer, chief financial officer, controller, and persons performing similar functions.
The Company has made the code of business conduct and ethics available on its website at www.sanuwave.com. If any substantive amendments to the code of business conduct and ethics are made or any waivers are granted, including any implicit waiver, the Company will disclose the nature of such amendment or waiver on its website or in a report on Form 8-K.
No Family Relationships Among Directors and Officers
There are no family relationships between any director or executive officer of the Company and any other director or executive officer of the Company.
Limitation of Directors Liability and Indemnification
The Nevada Revised Statutes authorize corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Nevada law.
We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act of 1933, as amended. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors, is involved in a legal proceeding of any nature.
There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.
Disclosure of Commission Position on Indemnification of Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information, as of October 1, 2020, with respect to the beneficial ownership of the Company’s outstanding common stock by (i) any holder of more than five percent, (ii) each of the Company’s named executive officers and directors, and (iii) the Company’s directors and executive officers as a group.
Name of Beneficial Owner(1)	Number of Shares Percent of Beneficially Owned	Shares Outstanding(2)
A. Michael Stolarski(3)	18,081,290	3.9%
Kevin A. Richardson II(4)	13,345,993	2.9%
Peter Stegagno(5)	3,968,007	0.9%
Iulian Cioanta(6)	3,186,146	0.7%
Lisa E. Sundstrom(7)	2,914,500	0.6%
John F. Nemelka(8)	1,446,055	0.3%
Alan Rubino(9)	1,419,800	0.3%
Maj-Britt Kaltoft(10)	700,000	0.2%
Thomas Price(11)	200,000	0.0%
All directors and executive officers as a group (9 persons)	45,461,791	9.8%
Opaleye. L.P.	31,428,554	6.7%
Manchester Explorer, L.P.	24,642,840	5.3%
(1)	Unless otherwise noted, each beneficial owner has the same address as the Company.
(2)
Applicable percentage ownership is based on 466,094 shares of common stock outstanding as of September 30, 2020. “Beneficial ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options that are exercisable within 60 days of September 30, 2020. Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act.

(3)	Includes options to purchase up to 1,069,800 shares of common stock.
(4)
Includes options to purchase up to 4,209,300 shares of common stock. In addition, this amount includes 1,324,723 shares of common stock owned directly by Prides Capital Fund I, L.P. Prides Capital Partners LLC is the general partner of Prides Capital Fund I, L.P. Mr. Richardson is the controlling shareholder of Prides Capital Partners LLC; therefore, under certain provisions of the Exchange Act, he may be deemed to be the beneficial owner of such securities. Mr. Richardson has also been deputized by Prides Capital Partners LLC to serve on the board. Mr. Richardson disclaims beneficial ownership of all such securities except to the extent of any indirect pecuniary interest (within the meaning of Rule 16a-1 of the Exchange Act) therein.

(5)	Consists of options to purchase up to 3,208,144 shares of common stock.
(6)	Includes options to purchase up to 3,170,741 shares of common stock.
(7)	Consists of options to purchase up to 2,914,500 shares of common stock.
(8)	Consists of options to purchase up to 1,434,800 shares of common stock.
(9)	Includes options to purchase up to 1,419,800 shares of common stock.
(10)	Includes options to purchase up to 700,000 shares of common stock.
(11)	Includes options to purchase up to 200,000 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
Other than as described below, since January 1, 2018, there have been no transactions with related persons required to be disclosed in this prospectus.
On February 13, 2018, the Company entered into an Agreement for Purchase and Sale, Limited Exclusive Distribution and Royalties, and Servicing and Repairs with Premier Shockwave Wound Care, Inc., a Georgia Corporation (“PSWC”), and Premier Shockwave, Inc., a Georgia Corporation (“PS”). Each of PS and PSWC is owned by A. Michael Stolarski, a member of the Company’s board of directors and an existing shareholder of the Company. The agreement provides for the purchase by PSWC and PS of dermaPACE System and related equipment sold by the Company and includes a minimum purchase of 100 units over 3 years. The agreement grants PSWC and PS limited but exclusive distribution rights to provide dermaPACE Systems to certain governmental healthcare facilities in exchange for the payment of certain royalties to the Company. Under the agreement, the Company is responsible for the servicing and repairs of such dermaPACE Systems and equipment. The agreement also contains provisions whereby in the event of a change of control of the Company (as defined in the agreement), the stockholders of PSWC have the right and option to cause the Company to purchase all of the stock of PSWC, and whereby the Company has the right and option to purchase all issued and outstanding shares of PSWC, in each case based upon certain defined purchase price provisions and other terms. The agreement also contains certain transfer restrictions on the stock of PSWC.
On December 29, 2017, the Company entered into a line of credit agreement with A. Michael Stolarski, a member of the Company’s board of directors and an existing shareholder of the Company. On November 12, 2018, the Company entered into an amendment to the line of credit agreement. The line of credit was increased to $1,000,000 with an annualized interest rate of 6%. On August 6, 2020, the Company terminated this line of credit, for consideration to Mr. Stolarski of a convertible promissory note in the principal amount of $223,511, which has a maturity date of August 6, 2021 and accrues interest at a rate equal to 12.0% per annum. In the event that the note has not been repaid prior to January 1, 2021, Mr. Stolarski may elect to convert the outstanding principal amount plus any accrued by unpaid interest thereon into shares of Common Stock at a conversion price of $0.10 per share.
On March 27, 2017, the Company began offering subscriptions for 10% convertible promissory notes to selected accredited investors. A. Michael Stolarski, a member of the Company’s board of directors and an existing shareholder of the Company, was a purchaser in the 10% Convertible Promissory Notes in the amount of $330,000. A. Michael Stolarski and Kevin A. Richardson II, both members of the Company’s board of directors and existing shareholders of the Company, had subscribed $130,000 and $140,000, respectively, to the Company as advances from related parties to be used to purchase 10% Convertible Promissory Notes. The 10% Convertible Promissory Notes associated with these subscriptions were issued in January 2018.

DESCRIPTION OF SECURITIES TO BE REGISTERED
Common Stock
The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our common stock that the selling stockholders may offer under this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock, please refer to our amended and restated certificate of incorporation and our amended and restated bylaws, which are incorporated by reference into the registration statement which includes this prospectus. The Nevada Revised Statutes (the “NRS”) may also affect the terms of our common stock. While the terms we have summarized below will apply generally to any future common stock that the selling stockholders may offer, we will describe the particular terms of the offering in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any security offered under that prospectus supplement may differ from the terms we describe below.
Our articles of incorporation provides for one class of common stock. In addition, our amended and restated certificate of incorporation authorizes shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.
Our authorized capital stock consists of 605,000,000 shares, all with a par value of $0.001 per share, of which:
•	600,000,000 shares are designated as common stock; and
•	5,000,000 shares are designated as preferred stock.
As of October 1, 2020, we had outstanding 466,094,621 shares of common stock, held by 199 stockholders of record. As of October 1, 2020, there were warrants outstanding for the purchase of an aggregate of 144,015,576 shares of common stock with a weighted average exercise price of $0.25 per share. In addition, as of October 1, 2020, 34,168,385 shares of our common stock are available for issuance pursuant to awards made under the Stock Incentive Plan.
Voting Rights
Each holder of shares of our Common Stock is entitled to one vote per share on all matters submitted to a vote of our common stockholders. Cumulative voting in the election of directors is not allowed, which means that the holders of more than 50% of the outstanding shares can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any directors. The affirmative vote of a plurality of the shares of Common Stock voted at a stockholders meeting where a quorum is present is required to elect directors and to take other corporate actions. Our Articles of Incorporation does not provide for a classified Board of Directors; all directors of the Company are elected annually.
Dividends
Subject to provisions of the NRS and to any future rights which may be granted to the holders of any series of our preferred stock, holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the Company.
Liquidation Rights
Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock.
Other Rights
The holders of our Common Stock do not have any preemptive, conversion or redemption rights by virtue of their ownership of the Common Stock.
Warrants
The following is a brief summary of material provisions of the warrants related to the shares of common stock offered for resale and issuable upon the exercise of such warrants issued to the selling stockholders described herein.

Exercise Price and Terms. Each warrant entitles the holder thereof to purchase at any time until such warrant’s applicable expiration date at a price of $0.25 per share, subject to certain adjustments referred to below, shares of our Common Stock. The warrants expire on August 6, 2023. Each warrant may be exercised at any time in whole or in part at the applicable exercise price until expiration of the warrant. No fractional shares will be issued upon the exercise of the warrant.
Adjustments. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the warrant are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Common Stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of our Company with or into another corporation (other than a consolidation or merger in which we are the surviving corporation) or sale of all or substantially all of our assets in order to enable holders of the warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the warrant. No adjustment to the number of shares and exercise price of the shares subject to the warrant will be made for dividends (other than stock dividends), if any, paid on our Common Stock.
Transfer, Exchange and Exercise. The warrant may be presented to us for exchange or exercise at any time on or prior to their respective expiration dates, at which time the warrants become wholly void and of no value. Prior to any transfer of the warrants the holderRA must notify us of the same and, if subsequently requested, provide a legal opinion regarding the transfer to us.
Warrantholder Not a Stockholder. The warrant does not confer upon holders any voting, dividend or other rights as a stockholder of our Company.
Trading Information
Our shares of Common Stock are currently quoted in the over-the-counter market on the OTCQB under the symbol “SNWV”.
Transfer Agent
The transfer agent and registrar for our Common Stock and preferred stock is Action Stock Transfer Corp., 7069 S. Highland Drive, Suite 300, Salt Lake City, Utah 84121.

SHARES AVAILABLE FOR FUTURE SALE
As of October 1, 2020, we had 466,094,621 shares of Common Stock outstanding, not including shares issuable upon the exercise of outstanding warrants, stock options and other convertible securities. All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless they are purchased by our “affiliates,” as that term is defined in Rule 144 promulgated under the Securities Act.
The outstanding shares of our Common Stock not included in this prospectus will be available for sale in the public market as follows:
Public Float
Of our outstanding shares, 45,461,791 shares are beneficially owned by executive officers, directors and affiliates of the Company. The remaining 416,636,830 shares constitute our public float which, based on the last sale price of our Common Stock reported on the OTC Bulletin Board on October 1, 2020, equaled approximately $83,327,366.
Rule 144
In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of our Common Stock for at least six (6) months, including the holding period of prior owners other than affiliates, is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:
•	1% of the number of shares of our Common Stock then outstanding, which equaled 4,660,946 shares as of October 1, 2020, or
•
the average weekly trading volume of our Common Stock, assuming our shares are then traded on a national securities exchange, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.
LEGAL MATTERS
Certain legal matters will be passed upon for us by Hutchison & Steffen, LLC, Las Vegas, Nevada.
EXPERTS
The consolidated financial statements as of December 31, 2019 and December 31, 2018 and for the years then ended included in this prospectus and in the registration statement have been so included in reliance on the report of Marcum LLP, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL
No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-1 with the SEC to register resale of shares of our Common Stock being offered by this prospectus. For further information with respect to us and our Common Stock, please see the registration statement on Form S-1 and the exhibits thereto. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website, http://www.sec.gov that contains reports, proxy statements and information statements and other information regarding registrants that file electronically with the SEC, including us. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website should not be considered part of this prospectus.
You may also request a copy of our filings at no cost by writing or telephoning us at:
SANUWAVE Health, Inc.
3360 Martin Farm Road, Suite 100
Suwanee, Georgia 30024
Attn: Lisa Sundstrom, Chief Financial Officer
Telephone: (770) 419-7525

PART I — FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
SANUWAVE Health, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of SANUWAVE Health, Inc. (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of comprehensive loss, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph – Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Change in Accounting Principle
As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for leases in 2019 due to the adoption of the guidance in Accounting Standards Codification (“ASC”) Topic 842, Leases (“Topic 842”).
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2018.
New York, NY
March 30, 2020

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2019 and 2018
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,760,455	$364,549
Accounts receivable, net of allowance for doubtful accounts of $72,376 in 2019 and $33,045 in 2018	75,543	234,774
Due from related parties	—	1,228
Inventory	542,955	357,820
Prepaid expenses and other current assets	125,405	125,111
TOTAL CURRENT ASSETS	2,504,358	1,083,482
PROPERTY AND EQUIPMENT, net	512,042	77,755
RIGHT OF USE ASSETS	323,661	—
OTHER ASSETS	41,931	16,491
TOTAL ASSETS	$3,381,992	$1,177,728

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,439,413	$1,592,643
Accrued expenses	1,111,109	689,280
Accrued employee compensation	1,452,910	340,413
Contract liabilities	66,577	131,797
Operating lease liability	173,270	—
Finance lease liability	121,634	—
Advances from related parties	18,098	—
Line of credit, related parties	212,388	883,224
Accrued interest, related parties	1,859,977	1,171,782
Short term notes payable	587,233	1,883,163
Convertible promissory notes, net	—	2,652,377
Notes payable, related parties, net	5,372,743	5,372,743
Warrant liability	—	1,769,669
TOTAL CURRENT LIABILITIES	12,415,352	16,487,091

NON-CURRENT LIABILITIES
Contract liabilities	573,224	46,736
Operating lease liability	185,777	—
Finance lease liability	271,240	—
TOTAL NON-CURRENT LIABILITIES	1,030,241	46,736
TOTAL LIABILITIES	13,445,593	16,533,827

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding	—	—
PREFERRED STOCK, SERIES A CONVERTIBLE, par value $0.001, 6,175 designated; 6,175 shares issued and 0 shares outstanding in 2019 and 2018	—	—
PREFERRED STOCK, SERIES B CONVERTIBLE, par value $0.001, 293 designated; 293 shares issued and 0 shares outstanding in 2019 and 2018	—	—
COMMON STOCK, par value $0.001, 350,000,000 shares authorized; 293,780,400 and 155,665,138 issued and outstanding in 2019 and 2018, respectively	293,781	155,665
ADDITIONAL PAID-IN CAPITAL	115,457,808	101,153,882
ACCUMULATED DEFICIT	(125,752,956)	(116,602,778)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(62,234)	(62,868)
TOTAL STOCKHOLDERS' DEFICIT	(10,063,601)	(15,356,099)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,381,992	$1,177,728
The accompanying notes to consolidated financial statements are an integral part of these statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
Years Ended December 31, 2019 and 2018
	2019	2018
REVENUES
Product	$645,169	$949,601
License fees	315,557	819,696
Other revenue	68,004	80,763
TOTAL REVENUES	1,028,730	1,850,060

COST OF REVENUES
Product	454,862	525,216
Other	84,061	168,448
TOTAL COST OF REVENUES	538,923	693,664
GROSS MARGIN	489,807	1,156,396

OPERATING EXPENSES
Research and development	1,181,892	981,654
Selling and marketing	1,590,957	521,413
General and administrative	6,440,093	6,811,255
Depreciation	71,213	22,332
TOTAL OPERATING EXPENSES	9,284,155	8,336,654
OPERATING LOSS	(8,794,348)	(7,180,258)

OTHER INCOME (EXPENSE)
Gain on warrant valuation adjustment	227,669	55,376
Interest expense	(1,147,986)	(3,708,562)
Interest expense, related party	(688,195)	(787,586)
Other income, net	—	9,952
Loss on foreign currency exchange	(26,979)	(20,316)
TOTAL OTHER INCOME (EXPENSE), NET	(1,635,491)	(4,451,136)
NET LOSS	(10,429,839)	(11,631,394)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	19,844	(19,085)
TOTAL COMPREHENSIVE LOSS	$(10,409,995)	$(11,650,479)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.05)	$(0.08)
Weighted average shares outstanding - basic and diluted	203,588,106	149,537,777
The accompanying notes to consolidated financial statements are an integral part of these statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
Years Ended December 31, 2019 and 2018
	Preferred Stock		Common Stock
	Number of Shares Issued and Outstanding	Par Value	Number of Shares Issued and Outstanding	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances as of December 31, 2017	—	$—	139,300,122	$139,300	$94,995,040	$(104,971,384)	$(43,783)	$(9,880,827)
Net loss	—	—	—	—	—	(11,631,394)	—	(11,631,394)
Cashless warrant exercises	—	—	6,395,499	6,396	(6,396)	—	—	—
Proceeds from warrant exercise	—	—	422,939	423	40,305	—	—	40,728
Shares issued for services	—	—	1,049,340	1,049	180,451	—	—	181,500
Conversion of promissory notes	—	—	8,497,238	8,497	926,199	—	—	934,696
Warrants issued for services	—	—	—	—	828,690	—	—	828,690
Stock-based compensation	—	—	—	—	2,480,970	—	—	2,480,970
Warrants issued with convertible promissory notes	—	—	—	—	808,458	—	—	808,458
Beneficial conversion feature on convertible promissory notes	—	—	—	—	709,827	—	—	709,827
Warrants issued with promissory note	—	—	—	—	36,104	—	—	36,104
Beneficial conversion feature on promissory notes	—	—	—	—	35,396	—	—	35,396
Reclassification of warrant liability to equity	—	—	—	—	118,838	—	—	118,838
Foreign currency translation adjustment	—	—	—	—	—	—	(19,085)	(19,085)

Balances as of December 31, 2018	—	—	155,665,138	155,665	101,153,882	(116,602,778)	(62,868)	(15,356,099)
Net loss	—	—	—	—	—	(10,429,839)	—	(10,429,839)
Cashless warrant exercises	—	—	4,962,157	4,962	(4,962)	—	—	—
Cashless warrant exercises with waived proceeds	450,000	450	35,550	36,000
Proceeds from warrant exercise	—	—	40,284,422	40,285	3,581,674	—	—	3,621,959
Conversion of short term notes payable and convertible notes payable	—	—	65,247,517	65,248	6,427,607	—	—	6,492,855
Reclassification of warrant liability to equity due to adoption of ASU 2017-11	—	—	—	—	262,339	1,279,661	—	1,542,000
Conversion of line of credit, related parties to equity	—	—	7,020,455	7,020	672,980	—	—	680,000
Warrants issued for services	—	—	—	—	186,867	—	—	186,867
Shares issued for services	—	—	150,000	150	28,350	—	—	28,500
Proceeds from PIPE offering	—	—	20,000,711	20,001	2,780,099	—	—	2,800,100
Stock-based compensation	—	—	—	—	333,422	—	—	333,422
Foreign currency translation adjustment	—	—	—	—	—	—	634	634

Balances as of December 31, 2019	—	$—	293,780,400	$293,781	$115,457,808	$(125,752,956)	$(62,234)	$(10,063,601)
The accompanying notes to consolidated financial statements are an integral part of these statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2019 and 2018
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,429,839)	$(11,631,394)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation	71,213	22,332
Change in allowance for doubtful accounts	39,331	(59,752)
Stock-based compensation	333,422	2,480,970
Warrants issued for consulting services	186,867	828,690
Stock issued for consulting services	28,500	181,500
Gain on warrant valuation adjustment	(227,669)	(55,376)
Amortization of operating lease	(9,236)	—
Amortization of debt issuance costs	—	2,767,361
Amortization of debt discount	—	150,484
Waived proceeds from warrant exercise	36,000	—
Accrued interest	1,159,713	410,289
Interest payable, related parties	688,195	485,875
Changes in operating assets and liabilities
Accounts receivable – trade	(8,600)	(22,502)
Inventory	(185,135)	(123,118)
Prepaid expenses	(294)	(34,823)
Due from related parties	1,228	—
Other assets	(25,440)	(3,802)
Operating leases	44,622	—
Accounts payable	(138,730)	276,120
Accrued expenses	421,829	188,708
Accrued employee compensation	1,134,497	338,733
Contract liabilities	468,768	178,533
NET CASH USED BY OPERATING ACTIVITIES	(6,410,758)	(3,621,172)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(53,939)	(42,888)
NET CASH USED BY INVESTING ACTIVITIES	(53,939)	(42,888)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from PIPE offering	2,800,100	—
Advances from related parties	2,055,414	—
Proceeds from warrant exercise	1,758,142	40,728
Proceeds from short term note	1,215,000	1,637,497
Proceeds from line of credit, related party	90,000	624,000
Proceeds from convertible promissory notes, net	—	1,159,785
Proceeds from note payable, product	—	96,708
Payment on line of credit, related party	—	(144,500)
Payments on note payable, product	—	(96,708)
Payments of principal on finance leases	(58,687)	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	7,859,969	3,317,510

EFFECT OF EXCHANGE RATES ON CASH	634	(19,085)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,395,906	(365,635)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	364,549	730,184
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,760,455	$364,549

SUPPLEMENTAL INFORMATION
Cash paid for interest, related parties	$—	$151,227
The accompanying notes to consolidated financial statements are an integral part of these statements.

	2019	2018

NONCASH INVESTING AND FINANCING ACTIVITIES
Other warrant exercise	$1,863,815	$—
Conversion of line of credit, related party to equity	$680,000	$—
Conversion of line of credit, related party to accounts receivable	$121,000	$—
Conversion of short term notes payable to equity	$3,559,542	$—
Conversion of convertible promissory notes to equity	$2,933,313	$934,696
Reclassification of warrant liability to equity	$1,542,000	$—
Accounts payable and accrued employee compensation converted to equity	$36,500	$—
Additions to right of use assets from new operating lease liabilities	$476,029	$—
Additions to right of use assets from new finance lease liabilities	$451,561	$—
Reclassification of warrant liability to equity	$—	$118,838
Advances payable converted to convertible promissory notes	$—	$310,000
Accounts payable converted to convertible promissory notes	$—	$120,000
Beneficial conversion feature on convertible debt	$—	$745,223
Warrants issued with debt	$—	$844,562
The accompanying notes to consolidated financial statements are an integral part of these statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
1. Description of the Business and Going Concern and Management’s Plans
SANUWAVE Health, Inc. and Subsidiaries (the “Company”) is a shock wave technology company using a patented system of noninvasive, high-energy, acoustic shock waves for regenerative medicine and other applications. The Company’s initial focus is regenerative medicine – utilizing noninvasive, acoustic shock waves to produce a biological response resulting in the body healing itself through the repair and regeneration of tissue, musculoskeletal and vascular structures. The Company’s lead regenerative product in the United States is the dermaPACE® device, used for treating diabetic foot ulcers, which was subject to two double-blinded, randomized Phase III clinical studies. On December 28, 2017, the U.S. FDA granted the Company’s request to classify the dermaPACE System as a Class II device via the de novo process. As a result of this decision, the Company was able to immediately market the product for the treatment of Diabetic Foot Ulcers (DFU) as described in the De Novo request, subject to the general control provisions of the FD&C Act and the special controls identified in this order.
The Company is marketing its dermaPACE System for treatment usage in the United States and is able to generate revenue from sales of the European Conformity Marking (CE Mark) devices and accessories in Europe, Canada, Asia, and Asia/Pacific. The Company generates revenue streams from dermaPACE treatments, product sales, licensing transactions and other activities.
As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $10,429,839 and $11,631,394 during the years ended December 31, 2019 and 2018, respectively, and the net cash used by operating activities was $6,410,758 and $3,621,172, respectively. As of December 31, 2019, the Company had a net working capital deficit of $9,910,994, and cash and cash equivalents of $1,760,455. These factors and the events of default on the notes payable to HealthTronics, Inc. (see Note 11) and the Company’s short term notes payable (see Note 9) raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the financial statement issuance date. The Company does not currently generate significant recurring revenue and will require additional capital during 2020. Although no assurances can be given, management of the Company believes that existing capital resources should enable the Company to fund operations into the third quarter of 2020.
The continuation of the Company’s business is dependent upon raising additional capital to fund operations. Management’s plans are to obtain additional capital in 2020 through investments by strategic partners for market opportunities, which may include strategic partnerships or licensing arrangements, or raise capital through the conversion of outstanding warrants, the issuance of common or preferred stock, securities convertible into common stock, or secured or unsecured debt. These possibilities, to the extent available, may be on terms that result in significant dilution to the Company’s existing shareholders. Although no assurances can be given, management of the Company believes that potential additional issuances of equity or other potential financing transactions as discussed above should provide the necessary funding for the Company to continue as a going concern. If these efforts are unsuccessful, the Company may be required to significantly curtail or discontinue operations or obtain funds through financing transactions with unfavorable terms. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.
2. Summary of significant accounting policies
The significant accounting policies followed by the Company are summarized below:
Foreign currency translation - The functional currencies of the Company’s foreign operations are the local currencies. The financial statements of the Company’s foreign subsidiary have been translated into United States dollars. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
2. Summary of significant accounting policies(continued)
date. Income statement amounts have been translated using the average exchange rate for the year. Translation adjustments are reported in other comprehensive loss in the consolidated statements of comprehensive loss and as cumulative translation adjustments in accumulated other comprehensive loss in the consolidated statements of stockholders’ deficit.
Principles of consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.
Estimates - These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depend on future events, the preparation of consolidated financial statements for any period necessarily involves the use of estimates and assumptions. Actual amounts may differ from these estimates. These consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized herein. Significant estimates include the recording of allowances for doubtful accounts, estimate of the net realizable value of inventory, estimated reserves for inventory, valuation of derivatives, the determination of the valuation allowances for deferred taxes, estimated fair value of stock-based compensation, and estimated fair value of warrants.
Reclassifications – Certain accounts in the prior period consolidated financial statements have been reclassified for comparison purposes to conform to the presentation of the current period consolidated financial statements. These reclassifications had no effect on the previously reported net loss.
Cash and cash equivalents - For purposes of the consolidated financial statements, liquid instruments with an original maturity of 90 days or less when purchased are considered cash equivalents. The Company maintains its cash in bank accounts which may exceed federally insured limits.
Concentration of credit risk and limited suppliers - Management routinely assesses the financial strength of its customers and, as a consequence, believes accounts receivable are stated at the net realizable value and credit risk exposure is limited. Three distributors and partners accounted for 18%, 15% and 12% of revenues for the year ended December 31, 2019, and 0%, 0% and 22% of accounts receivable at December 31, 2019. Three distributors and partners accounted for 33%, 23% and 11% of revenues for the year ended December 31, 2018, and 24%, 60% and 7.7% of accounts receivable at December 31, 2018.
The Company expects that actions taken in response to the COVID-19 pandemic will also negatively impact sales of dermaPACE and orthoPACE. Some hospitals are restricting procedures that are not deemed to be life-threatening at this time. Because dermaPACE and orthoPACE are not deemed to be life-threatening procedures, we expect that the number of procedures performed will decline. A decrease in the number of procedures performed will adversely affect our expected revenues and our financial results.
The Company depends on suppliers for product component materials and other components that are subject to stringent regulatory requirements. The Company currently purchases most of its product component materials from single suppliers and the loss of any of these suppliers could result in a disruption in our production. If this were to occur, it may be difficult to arrange a replacement supplier because certain of these materials may only be available from one or a limited number of sources. In addition, our suppliers could be disrupted by conditions related to COVID-19, or other epidemics Establishing additional or replacement suppliers for these materials may take a substantial period of time, as certain of these suppliers must be approved by regulatory authorities.
Accounts receivable - Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings based on its assessment of the current status of individual accounts. Receivables are generally considered past due if greater than 60 days old. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
2. Summary of significant accounting policies(continued)
Inventory - Inventory consists of finished medical equipment and parts and is stated at the lower of cost, which is valued using the first in, first out (“FIFO”) method, or net realizable value less allowance for selling and distribution expenses. The Company analyzes its inventory levels and writes down inventory that has, or is expected to, become obsolete.
Depreciation of property and equipment - The straight-line method of depreciation is used for computing depreciation on property and equipment. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance, which do not extend the economic useful life of the related assets, are expensed. Depreciation is based on estimated useful lives as follows: machines and equipment, 3 years; devices, 5 - 15 years; office and computer equipment, 3 years; furniture and fixtures, 3 years; and software, 2 years.
Fair value of financial instruments - The carrying values of accounts payable, and other short-term obligations approximate their fair values, principally because of the short-term maturities of these instruments.
The Company has adopted ASC 820-10, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value and requires disclosures about fair value measurements. The framework that is set forth in this standard is applicable to the fair value measurements where it is permitted or required under other accounting pronouncements.
The ASC 820-10 hierarchy ranks the quality and reliability of inputs, or assumptions, used in the determination of fair value and requires financial assets and liabilities carried at fair value to be classified and disclosed in one of the following three categories:
Level 1 - Observable inputs that reflect quoted prices (unadjusted) in active markets for identical assets and liabilities;
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and
Level 3 - Unobservable inputs that are not corroborated by market data, therefore requiring the Company to develop its own assumptions.
The Company recognizes all derivatives on the balance sheet at fair value. The fair value of the warrant liability is determined based on a lattice solution, binomial approach pricing model, and includes the use of unobservable inputs such as the expected term, anticipated volatility and risk-free interest rate, and therefore is classified within level 3 of the fair value hierarchy. (See Note 14).
The Company’s notes payable approximate fair value because the terms are substantially similar to comparable debt in the marketplace.
Impairment of long-lived assets – The Company reviews long-lived assets for impairment whenever facts and circumstances indicate that the carrying amounts of the assets may not be recoverable. An impairment loss is recognized only if the carrying amount of the asset is not recoverable and exceeds its fair value. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the asset’s carrying value is not recoverable, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds its fair value. The Company determines fair value by using a combination of comparable market values and discounted cash flows, as appropriate.
Revenue recognition - The Company recognizes revenue in accordance with ASC 606. See Note 16 for further discussion.
Shipping and handling costs - Shipping charges billed to customers are included in revenues. Shipping and handling costs incurred have been recorded in cost of revenues.
Income taxes - Income taxes are accounted for utilizing the asset and liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
2. Summary of significant accounting policies(continued)
liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is provided for the deferred tax assets, including loss carryforwards, when it is more likely than not that some portion or all of a deferred tax asset will not be realized.
A provision of ASC 740, Income Taxes, Accounting for Uncertainty in Income Taxes (FIN 48) specifies the way public companies are to account for uncertainties in income tax reporting, and prescribes a methodology for recognizing, reversing, and measuring the tax benefits of a tax position taken, or expected to be taken, in a tax return. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions would “more-likely-than-not” be sustained if challenged by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2019 and 2018. The Company does not expect any significant changes in the unrecognized tax benefits within twelve months of the reporting date.
The Company will recognize in income tax expense, interest and penalties related to income tax matters. For the years ended December 31, 2019 and 2018, the Company did not have any amounts recorded for interest and penalties.
Loss per share - Basic net income (loss) per share is computed by dividing the net income (loss) attributable to common stockholders for the period by the weighted average number of shares of common stock outstanding for the period. Diluted net income (loss) per share is computed by dividing the net income (loss) attributable to common stockholders by the weighted average number of shares of common stock and dilutive common stock equivalents then outstanding. To the extent that securities are “anti-dilutive,” they are excluded from the calculation of diluted net income (loss) per share. As a result of the net loss for the years ended December 31, 2019 and 2018, respectively, all potentially dilutive shares were anti-dilutive and therefore excluded from the computation of diluted net loss per share. Anti-dilutive equity securities consist of the following at December 31, 2019 and 2018, respectively:
	2019	2018
Stock options	34,303,385	31,703,385
Warrants	9,474,091	103,994,927
Convertible promissory notes	2,250,000	24,112,518
Anti-dilutive equity securities	46,027,476	159,810,830
Comprehensive income – Comprehensive income (loss) as defined includes all changes in equity (net assets) during a period from non-owner sources. The only source of other comprehensive income (loss) for the Company, which is excluded from net income (loss), is foreign currency translation adjustments.
Stock-based compensation - The Company uses the fair value method of accounting for its employee stock option program. Stock-based compensation expense for all stock-based payment awards is based on the estimated fair value of the award measured on the grant date. The Company recognizes the estimated fair value of the award as compensation cost over the requisite service period of the award, which is generally the option vesting term. The Company generally issues new shares of common stock to satisfy option and warrant exercises.
Research and development - Research and development costs are expensed as incurred. Research and development costs include payments to third parties that specifically relate to the Company’s products in clinical development, such as payments to contract research organizations, consulting fees for FDA submissions, universities performing non-medical related research and insurance premiums for clinical studies and non-medical research. In addition, employee costs (salaries, payroll taxes, benefits and travel) for employees of the clinical affairs, and research and development departments are classified as research and development costs.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
2. Summary of significant accounting policies(continued)
Liabilities related to warrants issued – The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with FASB ASC 815 “Derivatives and Hedging” (“ASC 815”). The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options (“ECOs”) and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. Conversion options are recorded as a discount to the host instrument and are amortized as amortization of debt discount on the consolidated statements of operations over the life of the underlying instrument. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. A binomial model was used to estimate the fair value of the ECOs of warrants that are classified as derivative liabilities on the consolidated balance sheets. The models include subjective input assumptions that can materially affect the fair value estimates. The expected volatility is estimated based on the actual volatility during the most recent historical period of time equal to the weighted average life of the instruments.
Warrants related to debt issued – The Company records a warrant discount related to warrants issued with debt at fair value and recognizes the cost using the straight-line method over the term of the related debt as interest expense, which is reported in the Other Income (Expense) section in our Consolidated Statements of Comprehensive Loss. This warrant discount is reported as a reduction of the related debt liability.
Beneficial conversion feature on convertible debt - The Company records a beneficial conversion feature related convertible debt at fair value and recognizes the cost using the straight-line method over the term of the related debt as interest expense, which is reported in the Other Income (Expense) section in our Consolidated Statements of Comprehensive Loss. This beneficial conversion feature is reported as a reduction of the related debt liability.
Recently issued or adopted accounting standards - In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). Subsequent to the issuance of Topic 842, the FASB clarified the guidance through several ASUs; hereinafter the collection of lease guidance is referred to as “ASC 842”. The Company, using the modified retrospective approach with a cumulative-effect adjustment, recognized a right to use (“ROU”) asset at the beginning of the period of adoption (January 1, 2019). Therefore, the Company recognized and measured operating leases on the consolidated balance sheet without revising comparative period information or disclosure. The Company elected the package of practical expedients permitted under the transition guidance within the standard, which eliminates the reassessment of past leases, classification and initial direct costs and treats short term leases of less than a year outside of a ROU asset. The adoption did not materially impact the Company’s Consolidated Statements of Operations or Cash Flows. Based on the analysis, on January 1, 2019, the Company recorded right of use assets and lease liabilities of approximately $520,000, which represented an operating lease entered into prior to January 1, 2019. Refer to Note 15, Commitments and Contingencies, for additional disclosures required by ASC 842. The Company determines if an arrangement is a lease at inception.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which was subsequently revised by ASU 2018-19. The ASU introduces a new model for assessing impairment of most financial assets. Entities will be required to use a forward-looking expected loss model, which will replace the current incurred loss model, which will result in earlier recognition of allowance for losses. The ASU is effective for annual reporting periods beginning after January 2023 with early adoption permitted.
In May 2017, the FASB issued ASU No. 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting, which clarifies what constitutes a modification of a share-based payment award. The ASU is intended to provide clarity and reduce both diversity in practice and cost and complexity when

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
2. Summary of significant accounting policies(continued)
applying the guidance in Topic 718 to a change to the terms or conditions of a share-based payment award. ASU 2017-09 is effective for public entities for annual periods beginning after December 15, 2017, and interim periods within those fiscal years. The adoption of ASU 2017-09 did not have a material impact on the Company’s financial condition or results of operations.
In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480): Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. Part I of this ASU addresses the complexity and reporting burden associated with the accounting for freestanding and embedded instruments with down round features as liabilities subject to fair value measurement. Part II of this ASU addresses the difficulty of navigating Topic 480. Part I of this ASU will be effective for fiscal years beginning after December 15, 2018. Early adoption is permitted for an entity in an interim or annual period. The Company has elected to apply ASU 2017-11 using a modified-retrospective approach by means of a cumulative-effect adjustment to its financial statements as of the beginning of the first fiscal year for which the account standard applies (or January 1, 2019), as allowed under ASU 2017-11. Since the adoption of ASU 2017-11 would have classified the warrants effected as equity at inception, the cumulative-effect adjustment should (i) record the issuance date value of the warrants as if they had been equity classified at the issuance date, (ii) reverse the effects of changes in the fair value of the warrants that had been recorded in the statement of comprehensive loss of each period, and (iii) eliminate the derivative liabilities form the balance sheet. Upon adoption, the Company (i) recorded an increase of $262,339 to additional paid-in capital, (ii) recorded an increase to retained earnings of $1,279,661 and (iii) decreased the warrant liability by $1,542,000.
In June 2018, the FASB issued ASU 2018-07, Compensation – Stock Compensation (Topic 718) – Improvements to Nonemployee Share-Based Payment Accounting. This ASU simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees. As a result, share-based payments issued to nonemployees related to the acquisition of goods and services will be accounted for similarly to the accounting for share-based payments to employees, with certain exceptions. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within such fiscal years. Early adoption is permitted if financial statements have not yet been issued. The adoption of ASU 2018-07 had no impact on the Company’s consolidated financial statements.
In July 2018, the FASB issued ASU No. 2018-09, Codification Improvements (“ASU 2018-09”). These amendments provide clarifications and corrections to certain ASC subtopics including the following: Income Statement - Reporting Comprehensive Income – Overall (Topic 220-10), Debt - Modifications and Extinguishments (Topic 470-50), Distinguishing Liabilities from Equity – Overall (Topic 480-10), Compensation - Stock Compensation - Income Taxes (Topic 718-740), Business Combinations - Income Taxes (Topic 805-740), Derivatives and Hedging – Overall (Topic 815- 10), and Fair Value Measurement – Overall (Topic 820-10). The majority of the amendments in ASU 2018-09 are effective for pubic business entities for annual periods beginning after December 15, 2018. The Company has adopted ASU No. 2018-09 and the adoption of this ASU had no significant impact on its consolidated financial statements.
In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The amendments in ASU 2018-13 modify the disclosure requirements associated with fair value measurements based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments on changes in unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
2. Summary of significant accounting policies(continued)
periods presented upon their effective date. The amendments are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating ASU 2018-13 and its impact on its consolidated financial statements.
3. Inventory
Inventory consists of the following at December 31, 2019 and 2018:
	2019	2018
Inventory - finished goods	$357,265	$188,116
Inventory – parts	185,690	169,704
Total inventory	$542,955	$357,820
4. Property and equipment
Property and equipment consists of the following at December 31, 2019 and 2018:
	2019	2018
Finance lease right of use asset	$451,561	$—
Machines and equipment	281,633	240,295
Office and computer equipment	201,841	196,150
Devices	81,059	81,059
Software	38,126	38,126
Furniture and fixtures	22,929	16,019
Other assets	2,259	2,259
Total	1,079,408	573,908
Accumulated depreciation	(567,366)	(496,153)
Net property and equipment	$512,042	$77,755
Depreciation expense was $71,213 and $22,332 for the years ended December 31, 2019 and 2018, respectively.
5. Accrued expenses
Accrued expenses consist of the following at December 31, 2019 and 2018:
	2019	2018
Accrued board of director's fees	$400,000	$200,000
Accrued inventory	167,050	—
Accrued executive severance	154,000	136,000
Accrued travel	120,000	58,993
Accrued outside services	108,033	115,118
Accrued legal and professional fees	134,970	—
Accrued clinical study expenses	13,650	13,650
Accrued related party advance	—	101,137
Deferred rent	—	44,623
Accrued computer equipment	—	8,752
Accrued other	13,406	11,007
	$1,111,109	$689,280

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
The Company is a party to a Severance and Advisory Agreement (the “Severance Agreement”) with its former President and Chief Executive Officer, and a director of the Company. Pursuant to the Severance Agreement, the former executive will receive, as severance along with other non-cash items, six months of his base salary payable over the following six month period and bonus payments of $100,000 upon each of four bonus payment events tied to the Company’s clinical trial plan for the dermaPACE device, or December 31, 2016, whichever occurs first. The Company achieved three of the four bonus payment events in 2014 and paid $300,000 in accrued executive severance in 2014. The accrued executive severance at December 31, 2019 and 2018 represents the unpaid portion of the bonus payments plus accrued interest due to late payment.
On October 10, 2018, the Company entered into accrued related party advance with Shri P. Parikh, the President of the Company, in the total principal amount of $100,000 with an interest rate of 5% per annum. The principal and accrued interest are due and payable on the earlier of (i) one day after receipt of payment from Johnfk Medical Inc., (ii) six months from the date of issuance and (iii) the acceleration of the maturity of the short term note by the holder upon the occurrence of an event of default. On May 13, 2019, the Company repaid in full the outstanding balance on short term notes payable with Shri P. Parikh, the President of the Company.
6. Contract liabilities
As of December 31, 2019, the Company has contract assets and liabilities from contracts with customers (Note 16).
Contract liabilities consist of the following:
	December 31, 2019	December 31, 2018
Service agreement	$133,510	$57,365
Deposit on product	—	92,950
License fees	500,000	—
Other	6,291	28,218
Total Contract liabilities	639,801	178,533
Non-Current	(573,224)	(46,736)
Total Current	$66,577	$131,797
The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. A contract asset (receivable) is recorded when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the satisfaction of performance obligations, the Company records a contract liability (deferred revenue) until the performance obligations are satisfied. Of the aggregate $639,801 of contract liability balances as of December 31, 2019, the Company expects to satisfy its remaining performance obligations associated with $66,577 of contract liability balances within the next twelve months.
7. Advances from related parties
During the year ended December 31, 2019, the Company received $2,055,414 for warrant exercises and short term notes for which shares were not immediately issued. During the year ended December 31, 2019, the Company converted $1,827,316 of the advances from related parties to equity and $210,000 of the advances from related parties to short term notes. Advances from related parties totaled $18,098 at December 31, 2019.
The Company has received cash advances to help fund the Company’s operations. On January 10, 2018, the outstanding balance of the $310,000 of advances payable was converted into two 10% Convertible Promissory Notes (see Note 10). On November 12, 2018, the advances payable balance was added to the outstanding balance line of credit, related parties.
8. Line of credit, related parties
The Company entered into a line of credit agreement with a member of the board of directors and an existing shareholder at December 29, 2017. The agreement established a line of credit in the amount of $370,000

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
8. Line of credit, related parties(continued)
with an annualized interest rate of 6%. On November 12, 2018, the Company entered into an amendment to the line of credit agreement that increased the line of credit to $1,000,000 with an annualized interest rate of 6%. During the year ended December 31, 2019, the amount of the line of credit was decreased by $680,000 through a conversion to 7,020,455 shares of common stock, by $121,000 through payment on purchase of dermaPACE Systems and was increased by $90,000 through a deposit on purchase of future dermaPACE Systems. The line of credit may be called for payment upon demand of the holder. The line of credit, related parties had an aggregate outstanding balance of $212,388 and $883,224 as of December 31, 2019 and 2018, respectively. As of December 31, 2019, the amount of credit available is $861,500.
Interest expense on the line of credit, related parties totaled $40,164 and $33,724 for the years ended December 31, 2019 and 2018, respectively.
9. Short term notes payable
The Company entered into non-interest bearing short term notes payable agreements on December 13, 2019 in the total principal amount of $210,000. The principal amount will be due and payable six months from the date of issuance of the respective notes via issuance of 2,250,000 shares of common stock.
The Company entered into short term notes payable between January 30, 2019 and April 10, 2019 in the total principal amount of $1,215,000 with an interest rate of 5% per annum. The principal and accrued interest are due and payable six months from the date of issuance of the respective notes. During 2019, the Company converted $3,559,542 of the short term notes payable to equity.
The Company entered into short term notes payable between June 26, 2018 and December 31, 2018 in the total principal amount of $1,870,525 with an interest rate of 5% per annum. The principal and accrued interest are due and payable six months from the date of issuance of the respective notes, of which $233,028 are held by an officer and director of the Company.
During the year ended December 31, 2019, the Company defaulted on all of the short term notes payable and began accruing interest at the default interest rate of 10% upon the date of default.
On April 17, 2019, the Company offered an incentive to Class L and Class N Warrant holders in return for their funding the operations of the Company prior to an effective Registration Statement with the SEC for the Class L and Class N Warrant Agreements and certain Series A Warrants. As the incentive to Class L and Class N Warrant holders, the Company approved the issuance of a 10% bonus number of shares of the Company’s common stock to be calculated by multiplying the number of shares being issued upon the Class L Warrant, Class N Warrant and Series A Warrant exercise by 10% at a cost basis equal to the exercise price and recorded interest expense in the amount of $629,963.
The short term notes payable had an aggregate outstanding principal balance of $587,233 and $1,883,163 at December 31, 2019, and 2018, respectively.
Interest expense on the short term notes payable totaled $838,613 and $12,638 for the years ended December 31, 2019 and 2018, respectively.
10. Convertible promissory notes
In 2017, the Company issued certain 10% Convertible Promissory Notes which have a six month term from the subscription date, accrue interest at 10% per annum and the note holders can convert the 10% Convertible Promissory Notes at any time during the term to the number of shares of Company common stock, equal to the amount obtained by dividing (i) the amount of the unpaid principal and interest on the note by (ii) $0.11. The 10% Convertible Promissory Notes include a warrant agreement (the “Class N Warrant”) to purchase Common Stock equal to the amount obtained by dividing the (i) sum of the principal amount by (ii) $0.11. The Class N Warrants expired on September 3, 2019, as amended.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
10. Convertible promissory notes(continued)
The 10% Convertible Promissory Notes include a warrant agreement (the “Class N Warrant”) to purchase Common Stock equal to the amount obtained by dividing the (i) sum of the principal amount by (ii) $0.11. During the years ended December 31, 2018, the Company issued 10,599,999 Class N Warrants in connection with the closings of 10% Convertible Promissory Notes.
The calculated fair value of the Class N Warrants was determined using the Black-Scholes pricing model based on the following assumptions:
December 31, 2018
Weighted average contractual term in years	1.13-1.19
Weighted average risk free interest rate	1.98% - 2.15%
Weighted average volatility	94% - 99%
Forfeiture rate	0.0%
Expected dividend yield	0.0%
Additional debt issuance costs will be incurred and amortized over the remaining lives of the 10% Convertible Promissory Notes when Class N Warrants are issued per the engagement letter with West Park Capital. On June 29, 2018, the Company issued 1,242,955 Class N Warrants to West Park Capital per the terms of a placement agent agreement and $417,633 was expensed as interest expense. On October 4, 2018, the Company issued 1,242,954 Class N Warrants to West Park Capital per the terms of a placement agent agreement and $91,233 was expensed as interest expense.
As of August 2, 2018, the Company defaulted on all of the 10% Convertible Promissory Notes issued and began accruing interest at the default interest rate of 18%.
The 10% Convertible Promissory Notes had an aggregate outstanding principal balance of $0 and $2,652,377, net of $0 beneficial conversion feature, warrant discount and debt issuance costs at December 31, 2019 and 2018, respectively. The common shares related to the conversion of the Convertible Promissory Notes were issued during the year ended December 31, 2019 (see Note 13).
Interest expense on the 10% Convertible Promissory Notes totaled $280,936 and $3,565,198 for the years ended December 31, 2019 and 2018, respectively.
Kevin A. Richardson II, CEO, chairperson of the Company’s board of directors and an existing shareholder of the Company, was a purchaser in the 10% Convertible Promissory Notes in the amount of $260,000 and was issued 2,363,636 Class N Warrants for the year ended December 31, 2018. A. Michael Stolarski, a member of the Company’s board of directors and an existing shareholder of the Company, was a purchaser in the 10% Convertible Promissory Notes in the amount of $170,000 and was issued 1,545,455 and Class N Warrants for the years ended December 31, 2018.
On January 29, 2018, the Company entered into an additional 10% Convertible Promissory Note with an accredited investor in the amount of $71,500 and issued 650,000 Class N Warrants in connection with such 10% Convertible Promissory Note. The Company intends to use the proceeds from such 10% Convertible Promissory Note for payment of services to an investor relations company and the account of the attorney updating the Registration Statement on Form S-1 of the Company filed under the Securities Act of 1933, as amended, on January 3, 2017 (File No. 333-213774), which registration statement shall also register the shares issuable upon conversion of such 10% Convertible Promissory Note and issuable upon the exercise of a Class N Warrants issued concurrently with the issuance of such 10% Convertible Promissory Note.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
10. Convertible promissory notes(continued)
In 2018, the Company recorded $35,396 debt discount for the beneficial conversion feature of the 10% Convertible Promissory Note and $36,104 in debt discount for the discount on the Class N Warrant agreement to be amortized over the life of the 10% Convertible Promissory Note.
December 31, 2018
Weighted average contractual term in years	1.14
Weighted average risk free interest rate	1.96%
Weighted average volatility	98.2%
Forfeiture rate	0.0%
Expected dividend yield	0.0%
The 10% Convertible Promissory Note was converted in full in August 2018 (See Note 13).
11. Notes payable, related parties
The notes payable, related parties as amended were issued in conjunction with the Company’s purchase of the orthopedic division of HealthTronics, Inc. The notes payable, related parties bear interest at 8% per annum, as amended. All remaining unpaid accrued interest and principal is due on December 31, 2018, as amended. HealthTronics, Inc. is a related party because they are a shareholder in the Company and have a security agreement with the Company detailed below.
The Company is a party to a security agreement with HealthTronics, Inc. to provide a first security interest in the assets of the Company. During any period when an Event of Default occurs, the applicable interest rate shall increase by 2% per annum. Events of Default under the notes payable, related parties have occurred and are continuing on account of the failure of SANUWAVE, Inc., a Delaware corporation, a wholly owned subsidiary of the Company and the borrower under the notes payable, related parties, to make the required payments of interest which were due on December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017, December 31, 2017, June 30, 2018, September 30, 2018, December 31, 2018, March 31, 2019, June 30, 2019, September 30, 2019 and December 31, 2019 (collectively, the “Defaults”). As a result of the Defaults, the notes payable, related parties have been accruing interest at the rate of 10% per annum since January 2, 2017 and continue to accrue interest at such rate. The Company will be required to make mandatory prepayments of principal on the notes payable, related parties equal to 20% of the proceeds received by the Company through the issuance or sale of any equity securities in cash or through the licensing of the Company’s patents or other intellectual property rights. The Company has not made the mandatory prepayments of principal to HealthTronics, Inc. on the notes payable, related parties from proceeds received through the issuance or sale of any equity securities in cash through December 31, 2019.
The notes payable, related parties had an aggregate outstanding principal balance of $5,372,743, net of $0 debt discount at December 31, 2019, and 2018.
Accrued interest currently payable totaled $1,859,977 and $1,171,782 at December 31, 2019 and 2018, respectively. Interest expense on notes payable, related parties totaled $688,195 and $787,586 for the years ended December 31, 2019 and 2018, respectively.
As of December 31, 2019, we are in default under the notes, as amended by the Third Amendment, and as a result HealthTronics, Inc. could, among other rights and remedies, exercise its rights under its first priority security interest in our assets. We are in negotiations with HealthTronics, Inc. to address the event of default.
12. Preferred Stock
The Company’s Articles of Incorporation authorize the issuance of up to 5,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by the board of directors.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
12. Preferred Stock(continued)
On January 12, 2016, the Company filed a Certificate of Designation of Preferences, Rights and Limitations for Series B Convertible Preferred Stock of the Company (the “Certificate of Designation”) with the Nevada Secretary of State. The Certificate of Designation amends the Company’s Articles of Incorporation to designate 293 shares of preferred stock, par value $0.001 per share, as Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock has a stated value of $1,000 per share. Holders of Series B Convertible Preferred Stock are entitled to convert each share of Series A Convertible Preferred Stock into 2,000 shares of common stock, provided that after giving effect to such conversion, such holder, together with its affiliates, shall not beneficially own in excess of 9.99% of the number of shares of common stock outstanding (the “Beneficial Ownership Limitation”).
On March 14, 2014, the Company filed a Certificate of Designation of Preferences, Rights and Limitations for Series A Convertible Preferred Stock of the Company (the “Certificate of Designation”) with the Nevada Secretary of State. The Certificate of Designation amends the Company’s Articles of Incorporation to designate 6,175 shares of preferred stock, par value $0.001 per share, as Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock has a stated value of $1,000 per share.
13. Equity Transactions
Warrant Exercises
During the year ended December 31, 2019, the Company issued 19,116,934 shares of Common Stock upon the exercise of 19,116,934 Class L Warrants, Class O Warrants, Class N Warrants and Series A Warrants to purchase shares of stock under the terms of the respective warrant agreements, in exchange for $1,758,142 in cash proceeds.
During the year ended December 31, 2019, the Company issued 21,167,488 shares of Common Stock upon the exercise of 21,167,488 Class L Warrants, Class O Warrants, Class N Warrants and Series A Warrants to purchase shares of stock under the terms of the respective warrant agreements, in exchange for $1,827,315 in customer deposits and $36,500 in accounts payable.
For the year ended December 31, 2018, the Company issued 422,939 shares of common stock upon the exercise of 422,939 Class N Warrants, Series A Warrants and Class O Warrants to purchase shares of stock under the terms of the respective warrant agreements.
Cashless Warrant Exercises
During the year ended December 31, 2019, the Company issued 4,962,157 shares of Common Stock upon the cashless exercise of 10,423,886 Class N Warrants, Class L Warrants and Series A Warrants to purchase shares of stock under the terms of the respective warrant agreements.
During the year ended December 31, 2019, the Company issued 450,000 shares of Common Stock on a cashless basis upon the exercise of 450,000 Class L Warrants to purchase shares of stock under the terms of the respective warrant agreements. The Common Stock was issued on a cashless basis as a result of email breach in March 2019. The warrant holder sent the funds to an incorrect bank account as a result of the email breach and the Company elected to waive the requirement to cash exercise and allowed the warrant holder to net exercise.
For the year ended December 31, 2018, the Company issued 6,395,499 shares of common stock upon the exercise of 7,878,925 Class N Warrants, Series A Warrants and Class O Warrants to purchase shares of stock under the terms of the respective warrant agreements.
Conversion of liabilities
During the year ended December 31, 2019, the Company issued 38,581,030 shares of Common Stock upon the exercise of 35,677,272 Class L Warrants, Class N Warrants and Series A Warrants, under the terms of the respective warrant agreements and 2,903,758 upon the conversion of interest and bonus shares pursuant to the

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
13. Equity Transactions(continued)
terms of the short term note payable. The other warrant exercise constituted the conversion of short term note payable in the outstanding amount of $3,559,542 with the receipt of notices of Class L, Class N and Series A warrant exercises, all pursuant to the terms of the short term note payable.
During the year ended December 31, 2019, the Company issued 26,666,487 shares of Common Stock due upon exercise of the conversion of convertible promissory notes in the principal and interest amount of $2,933,313 with the receipt of notices of conversion, all pursuant to the terms of the convertible promissory notes.
During the year ended December 31, 2019, the Company issued 7,020,455 shares of Common Stock due upon exercise of 6,795,455 Class L and Class N Warrants and 225,000 upon the conversion of bonus share pursuant to the terms of the conversion of line of credit, related parties in the principal amount of $680,000 with the receipt of notices of conversion.
For the year ended December 31, 2018, the Company issued 8,497,238 shares of Common Stock upon the conversion of 10% Convertible Promissory Notes in the amount of $902,500 plus accrued interest of $32,197 at the conversion price of $0.11 per share per the terms of the 10% Convertible Promissory Notes agreement.
Consulting Agreement
In February 2019, the Company entered into a three month consulting agreement for which a portion of the fee for the services was to be paid with Common Stock. The number of shares to be paid with Common Stock was 75,000 earned upon signing and an additional 75,000 upon renewal of the agreement. The Company issued 150,000 shares in December 2019. The fair value of the shares of $28,500 was recorded as a non-cash general and administrative expense during the year ended December 31, 2019.
In April 2018, the Company verbally entered into a month-to-month consulting agreement with a consultant for which a portion of the fee for the services was to be paid with Common Stock. The number of shares to be paid with Common Stock was calculated by dividing the amount of the fee to be paid with Common Stock of $4,000 by the Company stock price at the close of business on the eighth business day of each month. The Company issued 74,714 shares of Common Stock for services performed from January through June 2018. $20,000 was recorded as a non-cash general and administrative expense during the year ended December 31, 2018.
In May 2017, the Company entered into an agreement with an investment company to provide business advisory and consulting services. The compensation for those services was to be paid in a combination of cash and Common Stock. At December 31, 2017, the Company accrued $120,000 of expense for the services provided. The Common Stock was issued in March and June 2018 in the amount of 533,450 and 15,000 shares, respectively. On October 17, 2018, this agreement was verbally amended to provide for the cash compensation of services performed to be paid with Common Stock. The Common Stock was issued in October 2018 in the amount of 426,176 shares. The $37,500 was recorded as a non-cash general and administrative expense during the year ended December 31, 2018.
PIPE Offering
On December 11, 2019, the Company entered into a Common Stock Purchase Agreement with certain investors for the sale by the Company in a private placement of an aggregate of up to 21,071,143 shares of its common stockat a purchase price of $0.14 per share. The Company has granted the purchasers indemnification rights with respect to its representations, warranties, covenants and agreements under the purchase agreement.
In connection with the agreement, the Company also entered into a registration rights agreement with the purchasers, pursuant to which the Company has agreed to file a registration statement with the SEC by April 30, 2020.
During the year ended December 31, 2019, the Company issued 20,000,711 shares of Common Stock in conjunction with this offering and received $2,800,100 in cash proceeds.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
14. Warrants
A summary of warrants as of December 31, 2019 and 2018, is presented as follows:
Warrant class	Outstanding as of December 31, 2017	Issued	Exercised	Expired	Outstanding as of December 31, 2018	Issued	Exercised	Expired	Outstanding as of December 31, 2019
Class F Warrants	300,000	—	—	(300,000)	—	—	—	—	—
Class G Warrants	1,503,409	—	—	(1,503,409)	—	—	—	—	—
Class H Warrants	1,988,095	—	—	(1,988,095)	—	—	—	—	—
Class I Warrants	1,043,646	—	—	(1,043,646)	—	—	—	—	—
Class K Warrants	7,200,000	—	—	—	7,200,000	—	—	—	7,200,000
Class L Warrants	63,898,173	—	(6,639,834)	—	57,258,339	—	(57,133,339)	(125,000)	—
Class N Warrants	13,943,180	17,644,999	(1,136,364)	—	30,451,815	—	(29,951,815)	(500,000)	—
Class O Warrants	6,540,000	1,509,091	(120,000)	—	7,929,091	—	(6,549,090)	(470,910)	909,091
Class P Warrants	—	—	—	—	—	1,365,000	—	—	1,365,000
Series A Warrants	1,561,348	—	(405,666)	—	1,155,682	—	(1,092,936)	(62,746)	—
	97,977,851	19,154,090	(8,301,864)	(4,835,150)	103,994,927	1,365,000	(94,727,180)	(1,158,656)	9,474,091
A summary of the warrant exercise price per share and expiration date is presented as follows:
	Exercise price/share	Expiration date
Class K Warrants	$0.08	June 2025
Class K Warrants	$0.11	August 2027
Class O Warrants	$0.11	January 2022
Class P Warrants	$0.01	June 2021
Class P Warrants	$0.20	June 2024
On January 23, 2019, the Company extended the expiration date to May 1, 2019 for Series A Warrants, Class L Warrants and Class N Warrants. On March 1, 2019, the Company extended the expiration date to June 28, 2019 for Class N Warrants and Class O Warrants. On May 31, 2019, the Company amended the expiration date of the Class N warrants from June 28, 2019 to September 3, 2019. No consideration was given for the warrant extensions.
The Company has 1,033,334 Class L Warrants and 62,811 Series A Warrants that have been exercised but the common stock has not yet been issued. The cash for these issuable shares was previously received and recorded in Advances from related parties and Short term notes payable.
The exercise price and the number of shares covered by the warrants will be adjusted if the Company has a stock split, if there is a recapitalization of the Company’s common stock, or if the Company consolidates with or merges into another company.
The Class K Warrants may be exercised on a physical settlement or on a cashless basis.
On June 11, 2019, the Company issued Class P Warrant Agreements to vendors to purchase 265,000 shares of common stock at an exercise price of $0.20 per share. Each Class P Warrant represents the right to purchase one share of Common Stock. The estimated fair value of the Class P Warrants at the grant date was $36,067 and was recorded as selling and marketing expense. The warrants vested upon issuance and expire on June 11, 2024.
On June 14, 2019, the Company issued Class P Warrant Agreement to a vendor to purchase up to 1,000,000 shares of common stock at an exercise price of $0.01 per share. Each Class P Warrant represents the right to purchase one share of Common Stock. The estimated fair value of the Class P Warrants at the grant date was $150,800 and was recorded as general and administrative expense. The warrants vested upon issuance and expire on June 14, 2021.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
14. Warrants(continued)
On June 24, 2019, the Company issued Class P Warrant Agreement to a vendor to purchase up to 100,000 shares of common stock at an exercise price of $0.20 per share. Each Class P Warrant represents the right to purchase one share of Common Stock. The estimated fair value of the Class P Warrant will be recorded as selling and marketing expense as the warrants are earned per the milestones. The warrants have not yet vested based on milestones and expire on June 24, 2024.
In March 2019, the Company entered into a three month consulting agreement for which a portion of the fee for the services was to be paid with a par value warrant for 1,000,000 shares of Common Stock. The Company issued the warrant agreement in June 2019. The $150,800 calculated fair value of the warrants was recorded as a non-cash general and administrative expense during the year ended December 31, 2019.
On January 26, 2018, the Company issued Class O Warrant Agreements to a related party vendor to purchase 909,091 shares of common stock at an exercise price of $0.11 per share. Each Class O Warrant represents the right to purchase one share of Common Stock. The estimated fair value of the Class O Warrants at the grant date was $160,455 and was recorded as general and administrative expense. The warrants vested upon issuance and expire on March 17, 2019. On March 1, 2019, the Company extended the expiration date to June 28, 2019.
In 2018, the Company issued Class O Warrant Agreements to a vendor to purchase 600,000 shares of common stock at an exercise price of $0.11 per share. Each Class O Warrant represents the right to purchase one share of Common Stock. The estimated fair value of the Class O Warrants at their respective grant dates was $159,370 and was recorded as general and administrative expense. The warrants vested upon issuance and expire on March 17, 2019. On March 1, 2019, the Company extended the expiration date to June 28, 2019.
The Class K Warrants and the Series A Warrants were derivative financial instruments. The estimated fair value of the Class K Warrants at the date of grant was $36,989 and recorded as debt discount, which is accreted to interest expense through the maturity date of the related notes payable, related parties. The estimated fair values of the Series A Warrants and the Series B Warrants at the date of grant were $557,733 for the warrants issued in conjunction with the 2014 Private Placement and $47,974 for the warrants issued in conjunction with the 18% Convertible Promissory Notes. The fair value of the Series A Warrants and Series B Warrants were recorded as equity issuance costs in 2014, a reduction of additional paid-in capital. The Series B Warrants expired unexercised in March 2015.
The estimated fair values were determined using a binomial option pricing model based on various assumptions. The Company’s derivative liabilities have been classified as Level 3 instruments and are adjusted to reflect estimated fair value at each period end, with any decrease or increase in the estimated fair value being recorded in other income or expense accordingly, as adjustments to the fair value of derivative liabilities. Various factors are considered in the pricing models the Company uses to value the warrants, including the Company’s current common stock price, the remaining life of the warrants of 0.085 years, the volatility of the Company’s common stock price of 102%, and the risk-free interest rate of 2.43% for the year ended December 31, 2019. The remaining life of the warrants which ranged from 0.21 to 8.6 years, the volatility of the Company’s common stock price which ranged from 112% to 134%, and the risk-free interest rate which ranged from 2.43% to 2.64% for the year ended December 31, 2018. In addition, as of the valuation dates, management assessed the probabilities of future financing and other re-pricing events in the binominal valuation models.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
14. Warrants(continued)
A summary of the changes in the warrant liability during the years ended December 31, 2019 and 2018, is as follows:
	Class K Warrants	Series A Warrants	Total
Warrant liability as of December 31, 2017	$1,616,000	$327,883	$1,943,883
Issued	—	—	—
Redeemed	—	(118,838)	(118,838)
Change in fair value	(74,000)	18,624	(55,376)
Warrant liability as of December 31, 2018	1,542,000	227,669	1,769,669
Change in fair value	—	(32,359)	(32,359)
Expired	—	(195,310)	(195,310)
Reclassification due to Adoption of ASU 2017-11 (see Note 2)	(1,542,000)	—	(1,542,000)
Warrant liability as of December 31, 2019	$—	$—	$—
15. Commitments and contingencies
Operating Leases
The Company is a party to certain operating leases. In August 2016, the Company entered into a lease agreement for 7,500 square feet of office space for office, research and development, quality control, production and warehouse space which expires on December 31, 2021. On February 1, 2018, the Company entered into an amendment to the lease agreement for an additional 380 square feet of office space for storage which expires on December 31, 2021. On January 2, 2019, the Company entered into a second amendment to the lease agreement for an additional 2,297 square feet of office space for office space which expires on December 31, 2021. Under the terms of the lease, the Company pays monthly rent of $14,651, subject to a 3% adjustment on an annual basis.
For leases where the Company is the lessee, ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent an obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the lease commencement date (except we used the practical expedients and recorded the outstanding operating lease at January 1, 2019) based on the present value of lease payments over the lease term. As the Company’s lease did not provide an implicit interest rate, the Company used the equivalent borrowing rate for a secured financing with the term of that equal to the remaining life of the lease at inception. The lease terms used to calculate the ROU asset and related lease liability did not include options to extend or termination of the lease; there are none and there is no reasonable certainty that the Company would extend the lease at expiration. Lease expense for operating leases is recognized on a straight-line basis over the lease term as an operating expense. The Company has lease agreements which require payments for lease and non-lease components and has elected to account for these as a separate lease components. Non-leasing components are not included in the ROU asset.
Right of use assets and Lease Liability – right of use consists of the following:
December 31, 2019
Right of use assets	$323,661
Lease liability - right of use	December 31, 2019
Current portion	$173,270
Long term portion	185,777
$359,047

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
15. Commitments and contingencies(continued)
As of December 31, 2019, the maturities of the Company’s lease liability – right of use which have initial or remaining lease terms in excess of one year consist of the following:
Year ending December 31,	Amount
2020	$191,713
2021	197,462
Total lease payments	389,175
Less: Present value adjustment	(30,128)
Lease liability - right of use	$359,047
As of December 31, 2019, the Company’s operating lease had a weighted average remaining lease term of 2 years and a weighted average discount rate of 7%.
Rent expense for the years ended December 31, 2019 and 2018, was $225,274 and $157,395, respectively.
Financing Lease
For leases where the Company is the lessee, ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent an obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The present value of the lease payment exceeds 90% of the sales price of the equipment, therefore this lease will be considered a financing lease and is included in Property and equipment, net on our Consolidated Balance Sheets (see Note 4). Lease expense will be recognized as payment of financing lease, depreciation expense and interest expense.
Right of use assets and Lease Liability – right of use consists of the following:
December 31 2019
Right of use assets	$418,088
Lease liability - right of use	December 31, 2019
Current portion	$121,634
Long term portion	271,240
$392,874
As of December 31, 2019, the maturities of the Company’s lease liability – right of use which have initial or remaining lease terms in excess of one year consist of the following:
Year ending December 31,	Amount
2020	$165,078
2021	165,078
2022	130,278
Total	$460,434
As of December 31, 2019, the Company’s financing leases had a weighted average remaining lease term of 2.8 years based on annualized base payments expiring through 2022 and a weighted average discount rate of 13.2%.
As of December 31, 2019, the Company did not have additional operating or financing leases that have yet commenced.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
15. Commitments and contingencies(continued)
Litigation
The Company is a defendant in various legal actions, claims and proceedings arising in the ordinary course of business, including claims related to breach of contracts and intellectual property matters resulting from our business activities. As with most actions such as these, an estimation of any possible and/or ultimate liability cannot always be determined. We believe that all pending claims, if adversely decided, would not have a material adverse effect on our business, financial position or results of operations.
16. Revenue
The Company began accounting for revenue in accordance with ASC 606, which we adopted beginning January 1, 2018, using the modified retrospective method (see Note 2). The core principle of ASC 606 requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASC 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than required under GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation.
Pursuant to ASC 606, we apply the following the five-step model:
1.
Identify the contract(s) with a customer. A contract with a customer exists when (i) we enter into an enforceable contract with a customer that defines each party’s rights regarding the goods to be transferred and identifies the payment terms related to these goods, (ii) the contract has commercial substance and, (iii) we determine that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration.

2.
Identify the performance obligation(s) in the contract. If a contract promises to transfer more than one good or service to a customer, each good or service constitutes a separate performance obligation if the good or service is distinct or capable of being distinct.

3.	Determine the transaction price. The transaction price is the amount of consideration to which the entity expects to be entitled in exchanging the promised goods or services to the customer.
4.
Allocate the transaction price to the performance obligations in the contract. For a contract that has more than one performance obligation, an entity should allocate the transaction price to each performance obligation in an amount that depicts the amount of consideration to which an entity expects to be entitled in exchange for satisfying each performance obligation.

5.
Recognize revenue when (or as) the Company satisfies a performance obligation. For each performance obligation, an entity should determine whether the entity satisfies the performance obligation at a point in time or over time. Appropriate methods of measuring progress include output methods and input methods.

The Company recognizes revenue primarily from the following types of contracts:
Product sales
Product sales include devices and applicators (new and refurbished). Performance obligations are satisfied at the point in time when the customer obtains control of the goods, which is generally at the point in time that the product is shipped.
Procedure revenue from the dermaPACE System is not material to the consolidated financial statements as of December 31, 2019.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
16. Revenue(continued)
Licensing transactions
Licensing transaction include distribution licenses and intellectual property licenses. Licensing revenue is recognized as the Company satisfies its performance obligations, which may vary with the terms of the licensing agreement.
Other activities
Other activities primarily include warranties, repairs and billed freight. Device product sales are bundled with an initial one-year warranty and the Company offers a separately priced second-year warranty. The Company allocates the device sales price to the product and the embedded warranty by reference to the stand-alone extended warranty price. Because the warranty represents a stand-ready obligation, revenue is recognized over the time period that the Company satisfies its performance obligations, which is generally the warranty term. Repairs (parts and labor) and billed freight revenue are recognized at the point in time that the service is performed, or the product is shipped, respectively.
Disaggregation of Revenue
The disaggregation of revenue is based on geographical region. The following table presents revenue from contracts with customers for the years ended December 31, 2019 and 2018:
	Year ended December 31, 2019			Year ended December 31, 2018
	United States	International	Total	United States	International	Total
Product	$277,527	$367,642	$645,169	$209,842	$739,759	$949,601
License fees	125,000	190,557	315,557	25,000	794,696	819,696
Other Revenue	2,450	65,554	68,004	—	80,763	80,763
	$404,977	$623,753	$1,028,730	$234,842	$1,615,218	$1,850,060
17. Related party transactions
On February 13, 2018, the Company entered into an Agreement for Purchase and Sale, Limited Exclusive Distribution and Royalties, and Servicing and Repairs with Premier Shockwave Wound Care, Inc., a Georgia Corporation (“PSWC”), and Premier Shockwave, Inc., a Georgia Corporation (“PS”). The agreement provides for the purchase by PSWC and PS of dermaPACE System and related equipment sold by the Company and includes a minimum purchase of 100 units over 3 years. The agreement grants PSWC and PS limited but exclusive distribution rights to provide dermaPACE Systems to certain governmental healthcare facilities in exchange for the payment of certain royalties to the Company. No royalties were earned during the year ended December 31, 2018. Under the agreement, the Company is responsible for the servicing and repairs of such dermaPACE Systems and equipment. The agreement also contains provisions whereby in the event of a change of control of the Company (as defined in the agreement), the stockholders of PSWC have the right and option to cause the Company to purchase all of the stock of PSWC, and whereby the Company has the right and option to purchase all issued and outstanding shares of PSWC, in each case based upon certain defined purchase price provisions and other terms. The agreement also contains certain transfer restrictions on the stock of PSWC. Each of PS and PSWC is owned by A. Michael Stolarski, a member of the Company’s board of directors and an existing shareholder of the Company.
For the year ended December 31, 2019, the Company recorded $253,013 in product revenue from this related party. The Contract liabilities balance includes a balance of $117,152 from this related party. For the year ended December 31, 2018, the Company recorded $207,457 in product revenue from this related party. The Contract liabilities balance includes a balance of $156,565 from this related party.
18. Stock-based compensation
On November 1, 2010, the Company approved the Amended and Restated 2006 Stock Incentive Plan of SANUWAVE Health, Inc. effective as of January 1, 2010 (the “Stock Incentive Plan”). The Stock Incentive Plan

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
18. Stock-based compensation(continued)
permits grants of awards to selected employees, directors and advisors of the Company in the form of restricted stock or options to purchase shares of common stock. Options granted may include non-statutory options as well as qualified incentive stock options. The Stock Incentive Plan is currently administered by the board of directors of the Company. The Stock Incentive Plan gives broad powers to the board of directors of the Company to administer and interpret the particular form and conditions of each option. The stock options granted under the Stock Incentive Plan are non-statutory options which generally vest over a period of up to three years and have a ten year term. The options are granted at an exercise price determined by the board of directors of the Company to be the fair market value of the common stock on the date of the grant. As of December 31, 2019, and 2018, the Stock Incentive Plan reserved a total of 35,000,000 and 35,000,000, respectively, shares of common stock for grant. On December 31, 2019, there were 2,028,281 shares of common stock available for grant under the Stock Incentive Plan.
During the year ended December 31, 2019, the Company granted to employees, members of the board of directors and members of the Company’s Medical Advisory Board options to purchase an aggregate of 2,700,000 shares of common stock under a previously issued incentive plan. The options have an exercise price between $0.14 and $0.18 per share for an aggregate grant date value of approximately $333,422. The options vested upon issuance and have a term of ten years.
During the year ended December 31, 2018, the Company granted to employees, members of the board of directors and members of the Company’s Medical Advisory Board options to purchase an aggregate of 10,110,000 shares of common stock under a previously issued incentive plan. The options have an exercise price between $0.11 and $0.42 per share for an aggregate grant date value of approximately $2,500,000. The options vested upon issuance and have a term of ten years.
The fair value of each option award is estimated on the date of grant using the Black-Scholes option pricing model using the following weighted average assumptions for the years ended December 31, 2019 and 2018:
	2019	2018
Weighted average expected life in years	5.00	5.00
Weighted average risk free interest rate	1.54% - 2.15%	2.84% - 3.21%
Weighted average volatility	131% - 189%	134% - 144%
Forfeiture rate	0.0%	0.0%
Expected dividend yield	0.0%	0.0%
The expected life of options granted represent the period of time that options granted are expected to be outstanding and are derived from the contractual terms of the options granted. The risk-free rate for periods within the contractual life of the option is based on the United States Treasury yield curve in effect at the time of the grant. The expected volatility is based on the average volatility of the Company and that of peer group companies similar in size and value to us. We estimate pre-vesting forfeitures at the time of grant and revise those estimates in subsequent periods if actual forfeitures differ from those estimates. The expected dividend yield is based on our historical dividend experience, however, since our inception, we have not declared dividends. The amount of stock-based compensation expense recognized during a period is based on the portion of the awards that are ultimately expected to vest. Ultimately, the total expense recognized over the vesting period will equal the fair value of the awards that actually vest.
For the years ended December 31, 2019 and 2018, the Company recognized $333,422 and $2,480,970, respectively, as compensation cost related to options granted. As of December 31, 2019, and 2018, there are no unamortized compensation costs related to options granted.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
18. Stock-based compensation(continued)
A summary of option activity as of December 31, 2019 and 2018, and the changes during the years then ended, is presented as follows:
	Options	Weighted Average Exercise Price per share
Outstanding at December 31, 2017	221,593,385	$0.31
Granted	10,110,000	$0.25
Exercised	—	$—
Forfeited or expired	—	$—
Outstanding at December 31, 2018	31,703,385	$0.29
Granted	2,700,000	$0.15
Exercised	—	$—
Forfeited or expired	(100,000)	$0.11
Outstanding at December 31, 2019	34,303,385	$0.28
Vested and exercisable at December 31, 2019	33,928,385	$0.29
The range of exercise prices for options was $0.04 to $2.00 for options outstanding at December 31, 2019 and 2018, respectively. The aggregate intrinsic value for outstanding options was $981,088 and $2,085,866 at December 31, 2019 and 2018, respectively. The aggregate intrinsic value for all vested and exercisable options was $981,088 and $2,085,866 at December 31, 2019 and 2018, respectively.
The weighted average remaining contractual term for outstanding exercisable stock options is 6.62 years and 7.4 years as of December 31, 2019 and 2018, respectively.
A summary of the Company’s nonvested options as of December 31, 2019 and 2018, and changes during the years then ended, is presented as follows:
	Options	Weighted Average Exercise Price per share
Outstanding at December 31, 2017	—	$—
Granted	10,110,000	$0.25
Vested	(10,110,000)	$0.25
Forfeited or expired	—	$—
Outstanding at December 31, 2018	—	$—
Granted	2,700,000	$0.15
Vested	(2,350,000)	$0.15
Forfeited or expired	—	$—
Outstanding at December 31, 2019	350,000	$0.18
19. Joint ventures
On June 26, 2018, the Company entered into an Agreement with FKS, effective as of June 14, 2018, pursuant to which the Company and FKS committed to enter into a joint venture for the manufacture, sale and distribution of the Company’s dermaPACE and orthoPACE devices. Under the Agreement, FKS paid the Company a fee of $500,000 for initial distribution rights in Taiwan on June 22, 2018, with an additional fee of $500,000 for initial distribution rights in Singapore, Malaysia, Brunei, Cambodia, Myanmar, Laos, Indonesia, Thailand, Philippines and Vietnam (the “SEA Region”) to be paid in the first quarter of 2019. On September 21, 2018, the Company entered into a joint venture agreement (the “JV Agreement”) with FKS setting forth the

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
19. Joint ventures(continued)
terms of the operation, management and control of a joint venture entity initially with the name of Holistic Health Institute Pte. Ltd., a private limited company to be incorporated in the Republic of Singapore, but with such company name subject to confirmation by Singapore Government. On November 9, 2018, the joint venture entity was incorporated in the Republic of Singapore with the name of HWA. HWA was formed as a joint venture of the Company and FKS for the manufacture, sale and distribution of the Company’s dermaPACE and orthoPACE devices. Under the JV Agreement, the Company and FKS each hold shares constituting fifty percent of the issued share capital of HWA. The Company provides to HWA FDA and CE approved products for an agreed cost, access to treatment protocols, training, marketing and sales materials and management expertise, and FKS provides to HWA capital, human capital and sales resources in Singapore, Malaysia, Brunei, Cambodia, Myanmar, Laos, Indonesia, Thailand, Philippines and Vietnam, certain reports and identification of new key opinion leaders as well as clinical trial and poster access availability. The JV Agreement also established the corporate governance of HWA, including a five-person board of directors consisting of two directors designated by the Company, two directors designated by FKS, and a third director appointed jointly by the parties. Initially, net profits under the JV Agreement shall be used to repay FKS for (i) the payment of $500,000 on June 22, 2018 to the Company for initial distribution rights in Taiwan and (ii) the cash advance to HWA per the terms of the JV Agreement. The JV Agreement includes other customary terms, including regarding the transfer of shares, indemnification and confidentiality. On June 4, 2019, we entered into an agreement with Johnfk Medical Inc. (“FKS”) and Holistic Wellness Alliance Pte. Ltd. (“HWA”) pursuant to which we and FKS terminated the joint venture agreement, dated as of September 21, 2018, that established HWA as a joint venture between us and FKS. Pursuant to the termination agreement, FKS will pay us the outstanding amount of $63,275 for equipment delivered to FKS and a penalty fee of $50,000 for early termination of the joint venture agreement, which was received in 2019. We credited the outstanding amount of $63,275 due for equipment upon the return of the equipment on September 6, 2019.
On September 27, 2017, the Company entered into a binding term sheet with MundiMed Distribuidora Hospitalar LTDA (“MundiMed”), for a joint venture for the manufacture, sale and distribution of our dermaPACE device. Under the binding term sheet, MundiMed was to pay the Company an initial upfront distribution fee, with monthly upfront distribution fees payable thereafter over the following eighteen months. The initial upfront distribution fee was received on October 6, 2017. Monthly upfront distribution fee payments have been received aggregating $372,222. In August 2018, MundiMed advised the Company that it did not anticipate being able to make further payments under the binding term sheet due to operational and cash flow difficulties. On September 14, 2018, the Company sent a letter to MundiMed informing them of a breach in our agreement regarding payment of the upfront distribution fee. On September 28, 2018, the Company received a response letter stating that the Company was in default of the agreement. On October 9, 2018, the Company sent MundiMed a letter of termination of the agreement effective as of October 8, 2018. Accordingly, the Company derecognized the contract assets and contract liabilities associated with the MundiMed contract.
On December 13, 2019, the Company entered into a joint venture agreement (the “Agreement”) with Universus Global Advisors LLC, a limited liability company organized under the laws of the State of Delaware (“Universus”), Versani Health Consulting Consultoria em Gestão de Negócios EIRELI, an empresa individual de responsabilidade limitada organized under the laws of Brazil (“Versani”), Curacus Limited, a private limited company organized under the laws of England and Whales (“Curacus”), and certain individual citizens of Brazil and the Czech Republic (the individuals together with Curacus, the “IDIC Group”). The principal purpose of the joint venture company will be to manufacture, import, use, sell, and distribute, on an exclusive basis in Brazil, dermaPACE devices and wound kits consisting of a standard ultrasound gel and custom size sterile sleeves used for the treatment of various acute and chronic wounds using extracorporeal shockwave therapy technology. The joint venture company will also provide treatments related to the dermaPACE devices. The IDIC Group has agreed to pay to the Company a partnership fee in the total amount of $600,000 for the granting of exclusive territorial rights to the joint venture company to distribute the dermaPACE devices and wound kits in Brazil. Of the $600,000 partnership fee, $500,000 was received in November and December of 2019 and recorded as contract liability, while the remaining $100,000 is contingent on receipt of required regulatory approvals from ANVISA (the Brazilian Health Regulatory Agency) and is expected to be received within the next twelve to

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
19. Joint ventures(continued)
eighteen months. As the remaining $100,000 fee is contingent it was not recorded in the financial statements at December 31, 2019. The parties executed a shareholders’ agreement, a trademark license agreement, a supply agreement and a technology license agreement on January 31, 2020. The IDIC Group will also have the right to receive prioritized dividends until full reimbursement of the partnership fee and expenses incurred in the formation of the joint venture company, which are required to be paid by the IDIC Group.
20. Income taxes
The Company files income tax returns in the United States federal jurisdiction and various state and foreign jurisdictions. The Company is subject to United States federal and state income tax examinations by tax authorities for any years that have net operating losses open until the net operating losses are used.
The components of net loss before provision for income taxes for the years ended December 31, 2019 and 2018 are as follows:
	2019	2018
Domestic	$(10,595,457)	$(12,031,115)
Foreign	165,618	399,721
Net loss before provision for income taxes	$(10,429,839)	$(11,631,394)
Deferred income taxes are provided for temporary differences between the carrying amounts and tax basis of assets and liabilities. Deferred taxes are classified as current or noncurrent based on the financial statement classification of the related asset or liability giving rise to the temporary difference. For those deferred tax assets or liabilities (such as the tax effect of the net operating loss carryforwards) which do not relate to a financial statement asset or liability, the classification is based on the expected reversal date of the temporary difference.
The income tax provision (benefit) from continuing operations consists of the following at December 31, 2019 and 2018:
	2019	2018
Current:
Federal	$—	$—
State	—	—
Foreign	—	—
	—	—
Deferred:
Federal	(2,300,997)	(2,157,035)
State	(409,313)	(383,705)
Foreign	(3,676)	2,673
Change in valuation allowance	2,713,986	2,538,067
	$—	$—
At December 31, 2018 and 2017, the Company did not have any undistributed earnings of our foreign subsidiaries. As a result, no additional income or withholding taxes have been provided for. The Company does not anticipate any impacts of the global intangible low taxed income (“GILTI”) and base erosion anti-abuse tax (“BEAT”) and as such, the Company has not recorded any impact associated with either GILTI or BEAT.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
20. Income taxes(continued)
The income tax provision (benefit) amounts differ from the amounts computed by applying the United States federal statutory income tax rate of 21% for the years ended December 31, 2019 and 2018 to pretax loss from operations as a result of the following for the years ended December 31, 2019 and 2018:
	2019	2018
Tax benefit at statutory rate	$(2,071,322)	$(2,442,593)
Increase (reduction) in income taxes resulting from:
State income benefit, net of federal benefit	(291,082)	(343,257)
Non-deductible loss on warrant valuation adjustment	(47,810)	(11,629)
Income (loss) from foreign subsidiaries	(2,595)	6,699
Change in valuation allowance	2,713,986	2,538,067
Other	(301,177)	252,713
Income tax expense (benefit)	$—	$—
The tax effects of temporary differences that give rise to the deferred tax assets at December 31, 2019 and 2018 are as follows:
	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$23,727,093	$21,320,935
Net operating loss carryforwards – foreign	20,227	16,551
Excess of tax basis over book value of property and equipment	4,240	(2,229)
Excess of tax basis over book value of intangible assets	73,705	146,943
Stock-based compensation	1,607,841	1,520,209
Accrued employee compensation	357,869	83,393
Captialized equity costs	49,471	49,471
Inventory reserve	38,323	29,510
	25,878,769	23,164,783
Valuation allowance	(25,878,769)	(23,164,783)
Net deferred tax assets	$—	$—
The Company’s ability to use its net operating loss carryforwards could be limited and subject to annual limitations. Since a full analysis under Section 382 of the Internal Revenue Code has not been performed, the Company may realize a “more than 50% change in ownership” which could limit its ability to use its net operating loss carryforwards accumulated to date to reduce future taxable income and tax liabilities. Additionally, because United States tax laws limit the time during which net operating loss carryforwards may be applied against future taxable income and tax liabilities, the Company may not be able to take advantage of all or portions of its net operating loss carryforwards for federal income tax purposes.
The federal and state net operating loss carryforwards of approximately $77.9M from years ending December 31, 2005 through December 31, 2017 will begin to expire in 2025. The federal and state net operating loss carryforward for the years ended December 31, 2019 and 2018 of $18M will not expire. The foreign net operating loss carryforward at December 31, 2019 of $0.1M will begin to expire in 2024.
21. Segment and geographic information
The Company has one line of business with revenues being generated from sales in Europe, Canada, Asia and Asia/Pacific. All significant expenses are generated in the United States. All significant assets are located in the United States.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended December 31, 2019 and 2018
22. Subsequent events
The Company evaluates events that occur after the year-end date through the date the financial statements are available to be issued.
On January 31, 2020, the Company filed a Certificate of Designation of Preferences, Right and Limitations of Series C Convertible Preferred Stock of the Company with the Nevada Secretary of State which amended our Articles of Incorporation to designate 90 shares of our preferred stock as Series C Convertible Preferred Stock.
Subsequent to December 31, 2019, the Company received $2,250,000 in proceeds for the purchase of 90 shares of Series C Convertible Preferred Stock. As of the date of this report, no shares of Series C Convertible Preferred Stock have been issued.
Warrant Exercise
Subsequent to December 31, 2019, the Company issued 1,062,811 shares of common stock upon the exercise of 1,062,811 Class P Warrants and Series A Warrants to purchase shares of stock under the terms of the respective warrant agreements.
Conversion of liabilities
Subsequent to December 31, 2019, the Company issued 1,496,989 shares of Common Stock upon the exercise of 416,667 Class L Warrants, under the terms of the respective warrant agreements and 1,080,322 upon the conversion of interest and bonus shares pursuant to the terms of the short term note payable. The other warrant exercise constituted the conversion of short term note payable in the outstanding amount of $208,109 with the receipt of notices of Class L warrant exercises, all pursuant to the terms of the short term note payable.
Consulting Agreement
Subsequent to December 31, 2019, the Company entered into a six month consulting agreement for which the services are to be paid with Common Stock. The number of shares to be paid with Common Stock was 1,000,000 earned upon signing and if agreed by both client and consultant an additional 1,000,000 No later than May 1, 2020. The Company issued 1,000,000 shares in March 2020.
New agreements
Subsequent to December 31, 2019, the Company entered into the sixth drawdown of the Master Equipment Lease with NFS Leasing, Inc. to provide financing for equipment purchase in the amount of $125,689.
Issuance of stock options
Subsequent to December 31, 2019, the Company granted to new employees fully-vested options to purchase an aggregate of 100,000 shares of the Company’s common stock.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30, 2020	December 31, 2019
ASSETS	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$430,606	$1,760,455
Accounts receivable, net of allowance for doubtful accounts of $255,503 in 2020 and $72,376 in 2019	110,501	75,543
Inventory	651,344	542,955
Prepaid expenses and other current assets	227,086	125,405
TOTAL CURRENT ASSETS	1,419,537	2,504,358
PROPERTY AND EQUIPMENT, net	591,064	512,042
RIGHT OF USE ASSETS, net	243,251	323,661
DEPOSITS	1,110,000	—
OTHER ASSETS	43,096	41,931
TOTAL ASSETS	$3,406,948	$3,381,992

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,799,630	$1,439,413
Accrued expenses	1,221,214	1,111,109
Accrued employee compensation	2,010,610	1,452,910
Contract liabilities	551,755	66,577
Operating lease liability	179,524	173,270
Finance lease liability	181,371	121,634
Convertible promissory notes, net	705,980	—
SBA Loans	142,514	—
Line of credit, related parties	222,164	212,388
Short term notes payable	210,000	587,233
Advances from related parties	—	18,098
Notes payable, related parties, net	5,372,743	5,372,743
Accrued interest, related parties	2,229,713	1,859,977
TOTAL CURRENT LIABILITIES	14,827,218	12,415,352

NON-CURRENT LIABILITIES
Contract liabilities	53,782	573,224
SBA loans	471,821	—
Operating lease liability	92,889	185,777
Finance lease liability	333,771	271,240
TOTAL NON-CURRENT LIABILITIES	952,263	1,030,241
TOTAL LIABILITIES	15,779,481	13,445,593

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK, SERIES C CONVERTIBLE, par value $0.001, 90 designated; 90 shares issued and outstanding in 2020	2,250,000	—
REDEEMABLE PREFERRED STOCK, SERIES D CONVERTIBLE, par value $0.001, 8 designated; 8 shares issued and outstanding in 2020	200,000	—

STOCKHOLDERS’ DEFICIT
PREFERRED STOCK, par value $0.001, 5,000,000 shares authorized; 6,175 and 293 shares designated Series A and Series B, respectively	—	—

COMMON STOCK, par value $0.001, 600,000,000 shares authorized (See Note 18); 302,119,428 and 293,780,400 issued and outstanding in 2020 and 2019, respectively	302,119	293,781
ADDITIONAL PAID-IN CAPITAL	117,326,629	115,457,808
ACCUMULATED DEFICIT	(132,387,124)	(125,752,956)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(64,157)	(62,234)
TOTAL STOCKHOLDERS’ DEFICIT	(14,822,533)	(10,063,601)
TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT	$3,406,948	$3,381,992
The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)
	Three Months Ended		Six Month Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
REVENUES
Product	$69,341	$220,667	$143,900	$285,232
License fees	—	66,808	10,000	173,058
Other revenue	13,960	29,501	77,993	36,649
TOTAL REVENUES	83,301	316,976	231,893	494,939

COST OF REVENUES
Product	24,825	178,458	103,740	243,570
Other	1,522	7,423	11,484	36,164
TOTAL COST OF REVENUES	26,347	185,881	115,224	279,734
GROSS MARGIN	56,954	131,095	116,669	215,205

OPERATING EXPENSES
Research and development	264,907	307,273	551,661	567,922
Selling and marketing	433,151	407,477	1,041,001	565,559
General and administrative	2,566,793	1,426,405	4,474,710	2,943,860
Depreciation	64,766	9,455	117,789	17,812
TOTAL OPERATING EXPENSES	3,329,617	2,150,610	6,185,161	4,095,153
OPERATING LOSS	(3,272,663)	(2,019,515)	(6,068,492)	(3,879,948)

OTHER INCOME (EXPENSE)
Gain on warrant valuation adjustment	—	195,310	—	227,669
Interest expense	(168,941)	(790,178)	(187,673)	(938,439)
Interest expense, related party	(187,172)	(112,984)	(369,736)	(332,671)
Loss on foreign currency exchange	(4,244)	(7,064)	(8,267)	(8,359)
TOTAL OTHER INCOME (EXPENSE), NET	(360,357)	(714,916)	(565,676)	(1,051,800)
NET LOSS	(3,633,020)	(2,734,431)	(6,634,168)	(4,931,748)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(6,551)	1,489	(1,923)	(909)
TOTAL COMPREHENSIVE LOSS	$(3,639,571)	$(2,732,942)	$(6,636,091)	$(4,932,657)

LOSS PER SHARE:
Net loss - basic and diluted	$(0.01)	$(0.02)	$(0.02)	$(0.03)
Weighted average shares outstanding - basic and diluted	299,497,960	174,730,747	297,856,870	165,921,811
The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
(UNAUDITED)
	Preferred Stock		Common Stock
	Number of Shares Issued and Outstanding	Par Value	Number of Shares Issued and Outstanding	Par Value	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances as of January 1, 2019	—	$—	155,665,138	$155,665	$101,153,882	$(116,602,778)	$(62,868)	$(15,356,099)
Net loss	—	—	—	—	—	(2,197,317)	—	(2,197,317)
Cashless warrant exercises	—	—	704,108	704	(704)	—	—	—
Proceeds from warrant exercise	—	—	620,000	620	52,580	—	—	53,200
Conversion of short term notes and convertible notes payable	—	—	3,333,334	3,334	263,333	—	—	266,667
Reclassification of warrant liability to equity due to adoption of ASU 2017-11	—	—	—	—	262,339	1,279,661	—	1,542,000
Foreign currency translation adjustment	—	—	—	—	—	—	(2,398)	(2,398)
Balances as of March 31, 2019	—	$—	160,322,580	$160,323	$101,731,430	$(117,520,434)	$(65,266)	$(15,693,947)
Net loss	—	—	—	—	—	(2,734,431)	—	(2,734,431)
Cashless warrant exercises	—	—	2,997,375	2,997	13,003	—	—	16,000
Proceeds from warrant exercise	—	—	17,051,769	17,052	1,333,005	—	—	1,350,057
Other warrant exercise	—	—	5,804,167	5,804	451,697	457,501
Conversion of short term notes and convertible notes payable	—	—	2,475,000	2,475	177,525	—	—	180,000
Stock-based compensation	—	—	—	—	31,758	—	—	31,758
Warrants issued for consulting services	—	—	—	—	36,067	—	—	36,067
Foreign currency translation adjustment	—	—	—	—	—	—	1,489	1,489
Balances as of June 30, 2019	—	$—	188,650,891	$188,651	$103,774,485	$(120,254,865)	$(63,777)	$(16,355,506)

Balances as of January 1, 2020	—	$—	293,780,400	$293,781	$115,457,808	$(125,752,956)	$(62,234)	$(10,063,601)
Net loss	—	—	—	—	—	(3,001,148)	—	(3,001,148)
Proceeds from warrant exercise	—	—	1,000,000	1,000	9,000	—	—	10,000
Shares issued for services	—	—	1,000,000	1,000	199,000	—	—	200,000
Stock-based compensation	—	—	—	—	21,900	—	—	21,900
Conversion of short term notes	—	—	1,820,461	1,820	262,164	—	—	263,984
Conversion of advances from related parties	—	—	62,811	63	2,035	—	—	2,098
Foreign currency translation adjustment	—	—	—	—	—	—	4,826	4,826
Balances as of March 31, 2020	—	$—	297,663,672	$297,664	$115,951,907	$(128,754,104)	$(57,408)	$(12,561,941)
Net loss	—	—	—	—	—	(3,633,020)	—	(3,633,020)
Proceeds from PIPE	—	—	1,071,428	1,071	148,929	—	—	150,000
Proceeds from stock option exercise	—	—	225,000	225	44,025	—	—	44,250
Beneficial conversion feature on convertible debt	—	—	—	—	560,682	—	—	560,682
Shares issued for services	—	—	2,200,000	2,200	515,300	—	—	517,500
Conversion of short term notes	—	—	759,328	759	89,986	—	—	90,745
Conversion of advances from related parties	—	—	200,000	200	15,800	—	—	16,000
Foreign currency translation adjustment	—	—	—	—	—	—	(6,749)	(6,749)
Balances as of June 30, 2020	—	$—	302,119,428	$302,119	$117,326,629	$(132,387,124)	$(64,157)	$(14,822,533)
The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,634,168)	$(4,931,748)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation	117,789	17,812
Bad debt expense	183,127	25,248
Share-based payment	739,400	67,825
Amortization of debt issuance costs	69,862	—
Accrued interest	84,072	936,658
Interest payable, related parties	369,736	332,671
Amortization of operating leases	(6,224)	(3,471)
Waived proceeds from warrant exercise	—	16,000
Gain on warrant valuation adjustment	—	(227,669)
Changes in operating assets and liabilities
Accounts receivable - trade	(218,085)	34,485
Inventory	(108,389)	(66,112)
Prepaid expenses	(101,681)	(126,505)
Due from related parties	—	1,228
Other assets	(1,165)	(7,070)
Operating leases	—	44,623
Accounts payable	360,217	(135,916)
Accrued expenses	110,105	106,178
Accrued employee compensation	557,700	525,487
Contract liabilities	(34,264)	3,642
NET CASH USED BY OPERATING ACTIVITIES	(4,511,968)	(3,386,634)

CASH FLOWS FROM INVESTING ACTIVITIES
Deposit paid towards acquisition	(1,110,000)	—
Purchases of property and equipment	(4,855)	(25,839)
NET CASH USED BY INVESTING ACTIVITIES	(1,114,855)	(25,839)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of convertible preferred stock	2,450,000	—
Proceeds from convertible promissory note	1,100,000	—
Proceeds from SBA loan	614,335	—
Proceeds from PIPE offering	150,000	—
Proceeds from stock option exercise	44,250	—
Proceeds from short term note	—	1,215,000
Proceeds from warrant exercise	10,000	1,403,257
Advances from related parties	—	585,022
Payments of principal on finance leases	(69,688)	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	4,298,897	3,203,279

EFFECT OF EXCHANGE RATES ON CASH	(1,923)	(909)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,329,849)	(210,103)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,760,455	364,549
CASH AND CASH EQUIVALENTS, END OF PERIOD	$430,606	$154,446

NONCASH INVESTING AND FINANCING ACTIVITIES
Conversion of short term notes payable to equity	$354,729	$724,168
Conversion of advances from related parties to equity	$18,098	$180,000
Additions to right of use assets from new finance lease liabilities	$127,611	$—
Beneficial conversion feature on convertible debt	$560,682	$—
Reclassification of warrant liability to equity	$—	$262,339
The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2020
1. Nature of the Business
SANUWAVE Health, Inc. and Subsidiaries (the “Company”) is a shock wave technology company using a patented system of noninvasive, high-energy, acoustic shock waves for regenerative medicine and other applications. The Company’s initial focus is regenerative medicine – utilizing noninvasive, acoustic shock waves to produce a biological response resulting in the body healing itself through the repair and regeneration of tissue, musculoskeletal and vascular structures. The Company’s lead regenerative product in the United States is the dermaPACE® device, used for treating diabetic foot ulcers, which was subject to two double-blinded, randomized Phase III clinical studies. On December 28, 2017, the U.S. FDA granted the Company’s request to classify the dermaPACE System as a Class II device via the de novo process. As a result of this decision, the Company was able to immediately market the product for the treatment of Diabetic Foot Ulcers (DFU) as described in the De Novo request, subject to the general control provisions of the FD&C Act and the special controls identified in this order.
The Company’s portfolio of healthcare products and product candidates activate biologic signaling and angiogenic responses, including new vascularization and microcirculatory improvement, helping to restore the body’s normal healing processes and regeneration. The Company is marketing its dermaPACE System for treatment usage in the United States and is able to generate revenue from sales of the European Conformity Marking (CE Mark) devices and accessories in Europe, Canada, Asia, and Asia/Pacific. The Company generates revenue streams from dermaPACE treatments, product sales, licensing transactions and other activities.
In March 2020, the World Health Organization characterized COVID-19 as a pandemic and the President of the United States declared the COVID-19 outbreak a national emergency. Since then, the COVID-19 pandemic has rapidly spread across the globe and has already resulted in significant volatility, uncertainty and economic disruption. The primary impact of the COVID-19 pandemic has been seen in our dermaPACE System placements in the United States as our treatment is not widely recognized as an “essential” service. In addition, stay-at-home policies deployed to combat the spread of COVID-19 has greatly constrained visits to wound care centers, doctor’s offices and hospitals since late March 2020 and continuing as of this filing and have therefore delayed placements of new devices that were included in our revenue forecast. The future impacts of the pandemic and any resulting economic impact are largely unknown and rapidly evolving. It is difficult at this time to predict the impact that COVID-19 will have on the Company’s business, financial position and operating results in future periods due to numerous uncertainties. The Company is closely monitoring the impact of the pandemic on all aspects of its business and operations.
On August 6, 2020 the Company entered into an asset purchase agreement with Celularity Inc.(“Celularity”) pursuant to which the Company acquired Celularity’s UltraMIST assets, as more fully described in Note 18 to the Company’s condensed consolidated financial statements.
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, these condensed consolidated financial statements do not include all the information and footnotes required by U.S. GAAP for complete financial statements. The financial information as of June 30, 2020 and for the three and six months ended June 30, 2020 and 2019 is unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended June 30, 2020 are not necessarily indicative of the results that may be expected for any other interim period or for the year ending December 31, 2020.
The condensed consolidated balance sheet at December 31, 2019 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by U.S. GAAP for complete financial statements. These financial statements should be read in conjunction with the Company’s annual financial statements, included elsewhere in this prospectus.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2020
2. Going Concern
The Company does not currently generate significant recurring revenue and will require additional capital during 2020. As of June 30, 2020, the Company had cash and cash equivalents of $430,606. For the six months ended June 30, 2020, the net cash used by operating activities was $4,511,968. The Company incurred a net loss of $6,634,168 for the six months ended June 30, 2020. The operating losses and the events of default on the Company’s short term notes payable (see Note 6) and the notes payable, related parties (see Note 9) raised substantial doubt about the Company’s ability to continue as a going concern for a period of at least twelve months from the filing of this report. Management is currently evaluating the impact on cash flows of the Company’s acquisition of certain assets of Celularity Inc., as more fully described in Note 18.
The continuation of the Company’s business is dependent upon raising additional capital to fund operations. Management’s plans are to obtain additional capital through investments by strategic partners for market opportunities, which may include strategic partnerships or licensing arrangements, or raise capital through the issuance of common or preferred stock, securities convertible into common stock, or secured or unsecured debt. These possibilities, to the extent available, may be on terms that result in significant dilution to the Company’s existing shareholders. Although no assurances can be given, management of the Company believes that potential additional issuances of equity or other potential financing transactions as discussed above should provide the necessary funding for the Company to continue as a going concern. If these efforts are unsuccessful, the Company may be forced to seek relief through a filing under the U.S. Bankruptcy Code. The condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.
3. Summary of Significant Accounting Policies
The significant accounting policies followed by the Company are summarized below and should be read in conjunction with the 2019 Annual Report:
Principles of consolidation - The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.
Estimates – These condensed consolidated financial statements have been prepared in accordance with U.S. GAAP. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depend on future events, the preparation of condensed consolidated financial statements for any period necessarily involves the use of estimates and assumptions. Actual amounts may differ from these estimates. These condensed consolidated financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized herein. Significant estimates include the recording of allowances for doubtful accounts, estimate of the net realizable value of inventory, the determination of the valuation allowances for deferred taxes, and the estimated fair value of stock-based compensation, debt discounts and warrants.
Inventory - Inventory consists of finished medical equipment and parts and is stated at the lower of cost, which is valued using the first in, first out (“FIFO”) method, or net realizable value less allowance for selling and distribution expenses. The Company analyzes its inventory levels and writes down inventory that has, or is expected to, become obsolete. As of June 30, 2020, inventory consists of goods of $367,988 and parts of $283,356 for a total inventory of $651,344. As of December 31, 2019, inventory consisted of goods of $357,265 and parts of $185,690 for a total inventory of $542,955.
Preferred stock – The Company evaluates Preferred Stock issuances for liability or equity classification in accordance with the provisions of ASC 480, Distinguishing Liabilities from Equity, and determines appropriate equity or liability accounting treatment. Additionally, the Company determines, if classified as equity, whether it would be recorded as permanent or temporary equity.
Sequencing policy – The Company has granted certain options and warrants which, upon settlement, may exceed the limit on the authorized number of shares of common stock. The Company follows a sequencing policy for which in the event partial reclassifications of contracts subject to ASC 815-40-25 is necessary, due to

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2020
the Company’s inability to demonstrate it has sufficient authorized shares, shares will be allocated on the basis of earliest issuance date of potentially dilutive instruments with the earliest grants receiving first allocation of shares. The Company evaluated such instruments and determined that there was no impact to the Company’s condensed consolidated financial statements.
4. Accrued expenses
Accrued expenses consist of the following:
	June 30, 2020	December 31, 2019
Accrued board of director’s fees	$416,667	$400,000
Accrued legal and professional fees	200,000	134,970
Accrued executive severance	313,000	154,000
Accrued travel	120,000	120,000
Accrued outside services	106,233	108,033
Accrued inventory	50,275	167,050
Accrued clinical study expenses	13,650	13,650
Accrued other	1,389	13,406
	$1,221,214	$1,111,109
5. Contract liabilities
As of June 30, 2020, the Company has contract assets and liabilities from contracts with customers (see Note 14).
Contract liabilities consist of the following:
	June 30, 2020	December 31, 2019
Service agreement	$91,746	$133,510
License fees	500,000	500,000
Other	13,791	6,291
Total Contract liabilities	605,537	639,801
Non-Current	(551,755)	(573,224)
Total Current	$53,782	$66,577
The timing of the Company’s revenue recognition may differ from the timing of payment by its customers. A receivable is recorded when revenue is recognized prior to payment and the Company has an unconditional right to payment. Alternatively, when payment precedes the satisfaction of performance obligations, the Company records a contract liability (deferred revenue) until the performance obligations are satisfied. Of the aggregate contract liability balances as of June 30, 2020, the Company expects to satisfy its remaining performance obligations associated with $551,755 and $53,782 of contract liability balances within the next twelve months and following thirty-two months, respectively. Of the aggregate contract liability balances as of December 31, 2019, the Company expects to satisfy its remaining performance obligations associated with $66,577 and $573,224 of contract liability balances within the next twelve months and following thirty-eight months, respectively.
6. Short term notes payable
During the six months ended June 30, 2020, the Company converted $354,729 of the short-term notes payable into 2,579,789 shares of Company common stock, $0.001 par value (the “Common Stock”).

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2020
7. Convertible promissory note
On June 5, 2020, the Company entered into a Securities Purchase Agreement with investor LGH Investments LLC (the “Investor”) for (i) a Promissory Note (the “Convertible Promissory Note”) in the original principal amount of $1,210,000, convertible into shares of Common Stock, (ii) warrants entitling the Investor to acquire 1,000,000 shares of Common Stock (the “Warrants”) and (iii) 200,000 restricted common shares in the Company as an inducement grant (the “Inducement Shares”). Such note contained certain default provisions, as defined. As part of the Securities Purchase Agreement, the Company established a reserve of shares of its authorized but unissued and unreserved Common Stock in the amount of 11,000,000 shares for purposes of exercise of the Warrant or conversion of the Convertible Promissory Note.
The Convertible Promissory Note matures on February 5, 2021 and includes a one-time interest charge of 8% to be applied on the issuance date to the original principal amount. The Investor can convert the Convertible Promissory Note and interest at any time prior to maturity to the number of shares of Common Stock, equal to the amount obtained by dividing (i) the amount of the unpaid principal and interest on the note by (ii) $0.25. The Warrants have an exercise price of $0.35 per share and have a term of five years. The exercise price and number of shares subject to purchase under the Warrants are subject to full-ratchet adjustment upon the occurrence o certain dilutive issuances as set forth in the Warrants. With respect to the Inducement Shares, in the event the Company’s share price has declined on the date on which the Investor seeks to have the restricted legend removed on such shares, the Company agrees to issue the Investor additional shares such that the aggregate value of the Inducement Shares equals the aggregate value of the Inducement Shares as of June 5, 2020. As of the date of filing the Inducement Shares have not yet been issued.
The Company recorded a debt discount and original issuance discount aggregating $670,682 to be amortized over the life of the Convertible Promissory Note.
The Convertible Promissory Note had an aggregate outstanding principal balance of $705,980, net of $600,820 beneficial conversion feature, warrant discount and original issuance discount costs at June 30, 2020. As of the date of this report, the note was repaid in full (See Note 18).
Interest expense on the Convertible Promissory Note totaled $166,663 for the six months ended June 30, 2020.
8. SBA Loans
On May 28, 2020, the Company received proceeds from a loan in the approximate amount of $460,000 (the “PPP Loan”) from Truist Bank, as lender, pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (15 U.S.C. 636(a)(36)) (the “CARES Act”). The PPP Loan matures on May 28, 2022 and bears interest at a rate of 1% per annum. Commencing December 12, 2020, the Company is required to pay the lender equal monthly payments of principal and interest. The PPP Loan is evidenced by a promissory note dated May 28, 2020 (the “Note”), which contains customary events of default relating to, among other things, payment defaults and breaches of representations, warranties and covenants. The PPP Loan may be prepaid by the Company at any time prior to maturity with no prepayment penalties.
All or a portion of the PPP Loan may be forgiven by the U.S. Small Business Administration (“SBA”) upon application by the Company beginning 60 days but not later than 120 days after loan approval and upon documentation of expenditures in accordance with the SBA requirements. The ultimate forgiveness of the PPP Loan is also predicated upon regulatory authorities concurring with management’s good faith assessment that the current economic uncertainty made the loan request necessary to support ongoing operations. If, despite the Company’s good-faith belief that given the circumstances the Company satisfied all eligibility requirements for the PPP Loan, the Company is later determined to have violated any applicable laws or regulations or it is otherwise determined that the Company was ineligible to receive the PPP Loan, the Company may be required to repay the PPP Loan in its entirety and/or be subject to additional penalties. In the event the PPP Loan, or any portion thereof, is forgiven pursuant to the PPP, the amount forgiven is applied to outstanding principal.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2020
Under the terms of the PPP Loan, the Company may be eligible for full or partial loan forgiveness in the third quarter of 2020, however, no assurance is provided that the Company will apply for, or obtain forgiveness for, any portion of the PPP Loan.
As of June 30, 2020, $132,514 is classified as current and $321,821 as non-current.
On June 10, 2020, the Company secured a loan offered by the U.S. Small Business Administration (SBA) under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of COVID-19 pandemic on the Company’s business. The principal amount of this loan of $150,000. Interest accrues at the rate of 3.75% per annum. Installment payments, including principal and interest, are due monthly beginning June 10, 2021. The balance of principal and interest is payable 30 years from the date of the EIDL. The EIDL is secured by a security interest on all of the Company’s assets (See Note 9).
As of June 30, 2020, $150,000 is classified as non-current.
9. Notes payable, related parties
The notes payable, related parties as amended were issued in conjunction with the Company’s purchase of the orthopedic division of HealthTronics, Inc. The notes payable, related parties bear interest at 8% per annum, as amended. All remaining unpaid accrued interest and principal was due on December 31, 2018, as amended. HealthTronics, Inc. is a related party because it is a shareholder in the Company and has a security agreement with the Company detailed below.
The Company is a party to a security agreement with HealthTronics, Inc. to provide a first security interest in the assets of the Company. During any period when an Event of Default occurs, the applicable interest rate shall increase by 2% per annum. An Event of Default under the notes payable, related parties occurred on December 31, 2016 (“Default”). As a result of the Default, the notes payable, related parties have been accruing interest at the rate of 10% per annum since January 2, 2017 and continue to accrue interest at such rate. The Company will be required to make mandatory prepayments of principal on the notes payable, related parties equal to 20% of the proceeds received by the Company through the issuance or sale of any equity securities in cash or through the licensing of the Company’s patents or other intellectual property rights. For the three months ended June 30, 2020, additional mandatory prepayments of principal and interest on the notes payable, related parties were due on June 30, 2020. The Company has not made the mandatory prepayments of principal to HealthTronics, Inc. on the notes payable, related parties as amended from proceeds received through the issuance or sale of any equity securities in cash through June 30, 2020.
The notes payable, related parties had an aggregate outstanding principal balance of $5,372,743 at June 30, 2020 and December 31, 2019.
Accrued interest, related parties currently payable totaled $2,229,713 at June 30, 2020 and $1,859,977 at December 31, 2019. Interest expense on notes payable, related parties totaled $187,172 and $112,984 for the three months ended June 30, 2020 and 2019, respectively and $369,736 and $332,671 for the six months ended June 30, 2020 and 2019, respectively.
As of June 30, 2020, we are in default under the notes, as amended, and as a result HealthTronics, Inc. could, among other rights and remedies, exercise its rights under its first priority security interest in our assets. The Company entered into a letter agreement with HealthTronics, Inc., pursuant to which the Company paid off all outstanding debt due and owed to HealthTronics (see Note 18).
10. Preferred Stock
On February 6, 2020, the Company entered into a Series C Preferred Stock Purchase Agreement (the “Series C Purchase Agreement”) with certain accredited investors for the sale by the Company in a private placement of an aggregate of 90 shares of the Company’s Series C Convertible Preferred Stock, par value $0.001 per share at a stated value equal to $25,000 per share (the “Series C Preferred Stock”), for an aggregate total purchase price of $2,250,000.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2020
On January 31, 2020, the Company filed a Certificate of Designation of Preferences, Right and Limitations of Series C Convertible Preferred Stock of the Company with the Nevada Secretary of State which amended our Articles of Incorporation to designate 90 shares of our preferred stock as Series C Convertible Preferred Stock. On May 14, 2020, the Company entered into a Series D Preferred Stock Purchase Agreement (the “Series D Purchase Agreement”) with certain accredited investors for the sale by the Company in a private placement of an aggregate of eight shares of the Company’s Series D Convertible Preferred Stock, par value $0.001 per share at a stated value equal to $25,000 per share (the “Series D Preferred Stock”), for an aggregate total purchase price of $200,000. On May 14, 2020, the Company filed a Certificate of Designation of Preferences, Right and Limitations of Series D Convertible Preferred Stock of the Company with the Nevada Secretary of State which amended our Articles of Incorporation to designate eight shares of our preferred stock as Series D Convertible Preferred Stock.
Subject to the terms of the Certificates of Designation, each share of Series C Preferred Stock and Series D Preferred Stock is convertible into shares of Common Stock of the Company at a rate equal to the stated value of such share of Series C Preferred Stock and Series D Preferred Stock of $25,000, divided by the conversion price of $0.14 per share (subject to adjustment from time to time upon the occurrence of certain events as described in the Certificate of Designation). The Certificates of Designation became effective upon filing with the Secretary of State of the State of Nevada. If all outstanding shares of Series C Preferred Stock and Series D Preferred Stock were converted into Common Stock at the original conversion rate, such shares would convert into an aggregate of 17,500,000 shares of Common Stock.
Notwithstanding the foregoing, the Series C Preferred Stock and Series D Preferred Stock is not currently convertible into shares of Common Stock because the Company does not currently have sufficient authorized and unissued shares of its Common Stock to permit conversion in full of all issued and outstanding shares of Series C Preferred Stock and Series D Preferred Stock. Accordingly, the Certificate of Designation provides that the Series C Preferred Stock and Series D Preferred Stock is only convertible into Common Stock once the Company amends its Articles of Incorporation to increase its authorized and unissued Common Stock to an amount sufficient to permit such conversion of the Series C Preferred Stock and Series D Preferred Stock. Each investor has agreed in the Purchase Agreement that such investor will, within five business days following such amendment to the Articles of Incorporation, convert all of such investor’s shares of Series C Preferred Stock and Series D Preferred Stock into shares of Common Stock.
The Certificate of Designation provides that if the Company has not obtained the approval of its shareholders to amend the Company’s Articles of Incorporation to increase the authorized shares of Common Stock sufficient to permit such conversion, or if such amendment has not otherwise been filed with the Nevada Secretary of State on or before December 31, 2020 (either such event, an “Authorization Failure”), then the Company shall be required to redeem all outstanding shares of Series C Preferred Stock and Series D Preferred Stock for a per-share redemption price, payable in cash in a single installment not later than thirty (30) days following the date of such Authorization Failure, equal to the greater of (a) two hundred percent (200%) of the stated value of such share, and (b)(i) the volume-weighted average sale price of a share of Common Stock reported on the trading market on which the Common Stock is then traded for the thirty (30) consecutive trading days immediately preceding the date of such Authorization Failure, multiplied by (ii) the number of shares of Common Stock such share of Series C Preferred Stock and Series D Preferred Stock would otherwise be convertible into as of such date had such Authorization Failure not occurred. The closing of the private placements occurred on February 6, 2020 and May 14, 2020, respectively, and the preferred stock was recorded in temporary equity on the related condensed consolidated balance sheet at an aggregate value of $2,250,000 and $200,000 respectively. Ninety shares of the Series C Preferred Stock and eight shares of Series D Preferred Stock have been issued as of June 30, 2020. The Company has obtained the approval of its shareholders to amend the Company’s Articles of Incorporation to increase the authorized shares of Common Stock and effected such increase subsequent to June 30, 2020 (see Note 18).

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2020
11. Equity transactions
Warrant Exercises
During the three and six months ended June 30, 2020, the Company issued 1,000,000 shares of Common Stock upon the exercise of 1,000,000 Class P Warrants to purchase shares of stock and an exercise price of $0.01 per share under the terms of the respective warrant agreement.
Conversion of liabilities
During the six months ended June 30, 2020, the Company issued 2,579,789 shares of Common Stock upon the conversion of short term notes payable in the principal and accrued interest amount of $354,729 with the receipt of notices of Class L warrant exercises, all pursuant to the terms of the short term notes payable.
Conversion of advances from related parties
During the six months ended June 30, 2020, the Company issued 262,811 shares of Common Stock upon the conversion of advances from related parties in the amount of $18,098 with the receipt of notice of Series A Warrant exercise to purchase shares of stock under the terms of the respective warrant agreement.
Consulting Agreement
In January 2020, the Company entered into a six month consulting agreement for which the fee for the services was to be paid with Common Stock. The number of shares to be paid with Common Stock was 1,000,000 earned upon signing and an additional 1,000,000 upon agreement by both consultant and the Company no later than May 1, 2020. The Company issued 1,000,000 shares in March 2020 and 1,000,000 shares in April 2020. The fair value of the shares of $380,000 was recorded as a non-cash general and administrative expense during the six months ended June 30, 2020.
The consulting agreement was extended to November 30, 2020 with an additional 2,000,000 Common Stock shares to be issued for services. The Company issued 1,000,000 shares to the consultant in June 2020. The fair value of the shares of $287,500 was recorded as a non-cash general and administrative expense during the six months ended June 30, 2020.
PIPE Offering
On December 11, 2019, the Company entered into a Common Stock Purchase Agreement with certain investors for the sale by the Company in a private placement of an aggregate of up to 21,071,143 shares of its common stock at a purchase price of $0.14 per share.
During the six months ended June 30, 2020, the Company issued 1,071,428 shares of Common Stock in conjunction with this offering and received $150,000 in cash proceeds.
Stock Option Exercise
During the six months ended June 30, 2020, the Company issued 225,000 shares of Common Stock upon the exercise of stock options resulting in net proceeds of $44,250.
Litigation Settlement
During the six months ended June 30, 2020, the Company issued 200,000 shares of restricted Common Stock upon the settlement of outstanding litigation. The fair value of the shares of $50,000 was recorded as a non-cash general and administrative expense during the six months ended June 30, 2020.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2020
12. Warrants
A summary of the warrant activity during the six months ended June 30, 2020 is presented as follows:
Warrant class	Outstanding as of December 31, 2019	Issued	Exercised	Expired	Outstanding as of June 30, 2020
Class K Warrants	7,200,000	—	—	—	7,200,000
Class O Warrants	909,091	—	—	—	909,091
Class P Warrants	1,365,000	—	(1,000,000)	(100,000)	265,000
Common Stock Purchase Warrants	—	1,000,000	—	—	1,000,000
	9,474,091	1,000,000	(1,000,000)	(100,000)	9,374,091
A summary of the warrant exercise price per share and expiration date is presented as follows:
	Exercise price/share	Expiration date
Class K Warrants	$0.08	June 2025
Class K Warrants	$0.11	August 2027
Class O Warrants	$0.11	January2022
Class P Warrants	$0.20	June 2024
Common Stock Purchase Warrants	$0.35	June 2025
The fair value of the Common Stock Purchase Warrants is estimated on the date of grant using the Black-Scholes option pricing model which approximates the binomial model using the following weighted average assumptions for the six months ended June 30, 2020:
June 30, 2020
Weighted average contractual terms in years	2.5
Weighted average risk free interest rate	0.47%
Weighted average volatility	107.12%
13. Commitments and contingencies
Operating Leases
The Company is a party to certain operating leases. The Company has entered into a lease agreement, as amended, for office space for office, research and development, quality control, production and warehouse space which expires on December 31, 2021. Under the terms of the lease, the Company pays monthly rent of $14,651, subject to a 3% adjustment on an annual basis.
For leases where the Company is the lessee, ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent an obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the lease commencement date (except we used the practical expedients and recorded the outstanding operating lease at January 1, 2019) based on the present value of lease payments over the lease term. As the Company’s lease did not provide an implicit interest rate, the Company used the equivalent borrowing rate for a secured financing with the term of that equal to the remaining life of the lease at inception. The lease terms used to calculate the ROU asset and related lease liability did not include options to extend or termination of the lease; there are none and there is no reasonable certainty that the Company would extend the lease at expiration. Lease expense for operating leases is recognized on a straight-line basis over the lease term as an operating expense. The Company has lease agreements which require payments for lease and non-lease components and has elected to account for these as separate lease components. Non-leasing components are not included in the ROU asset.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2020
Right of use assets and Lease liability – right of use consist of the following:
June 30, 2020
Right of use assets	$243,251
June 30, 2020
Lease liability - right of use
Current portion	$179,524
Long term portion	92,889
$272,413
As of June 30, 2020, the maturities of the Company’s lease liability – right of use which have initial or remaining lease terms in excess of one year consist of the following:
Year ending December 31,	Amount
2020 (remainder)	$97,041
2021	197,462
Total lease payments	294,503
Less: Present value adjustment	(22,090)
Lease liability - right of use	$272,413
As of June 30, 2020, the Company’s operating lease had a weighted average remaining lease term of 1.5 years and a weighted average discount rate of 7%.
Rent expense for the three months ended June 30, 2020 and 2019 was $52,346 and $54,698, respectively, and for the six months ended June 30, 2020 and 2019 was $117,876 and $107,536, respectively.
Financing Lease
For leases where the Company is the lessee, ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent an obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The present value of the lease payment exceeds 90% of the sales price of the equipment, therefore this lease will be considered a financing lease is included in Property and equipment, net on our Condensed Consolidated Balance Sheets. Lease expense will be recognized as payment of financing lease, depreciation expense and interest expense.
Right of use assets and Lease liability – right of use consist of the following:
June 30, 2020
Right of use assets	$515,551
June 30, 2020
Lease liability - right of use
Current portion	$181,371
Long term portion	333,771
$515,141

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2020
As of June 30, 2020, the maturities of the Company’s lease liability – right of use which have initial or remaining lease terms in excess of one year consist of the following:
Year ending December 31,	Amount
2020 (remainder)	$117,297
2021	234,593
2022	199,793
2023	18,388
Total	$570,071
As of June 30, 2020, the Company’s financing leases had a weighted average remaining lease term of 2.44 years based on annualized base payments expiring through 2023 and a weighted average discount rate of 13.2%.
As of June 30, 2020, the Company did not have additional operating or financing leases that have yet commenced.
Litigation
From time to time, the Company is subject to various legal actions, claims and proceedings arising in the ordinary course of business, including claims related to breach of contracts and intellectual property matters resulting from our business activities. As with most actions such as these, an estimation of any possible and/or ultimate liability cannot always be determined. The Company believes that all pending claims, if adversely decided, would not have a material adverse effect on our business, financial position or results of operations.
14. Revenue
The Company accounts for revenue in accordance with ASC 606.
Disaggregation of Revenue
The disaggregation of revenue is based on geographical region. The following table presents revenue from contracts with customers for the three and six months ended June 30, 2020 and 2019:
	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
	United States	International	Total	United States	International	Total
Product	$63,076	$6,265	$69,341	$120,488	$100,179	$220,667
License fees	—	—	—	6,250	60,558	66,808
Other Revenue	711	13,249	13,960	—	29,501	29,501
	$63,787	$19,514	$83,301	$126,738	$190,238	$316,976
	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
	United States	International	Total	United States	International	Total
Product	$96,730	$47,170	$143,900	$138,167	$147,065	$285,232
License fees	10,000	—	10,000	12,500	160,558	173,058
Other Revenue	1,252	76,741	77,993	—	36,649	36,649
	$107,982	$123,911	$231,893	$150,667	$344,272	$494,939
Management routinely assesses the financial strength of its customers and, as a consequence, believes accounts receivable are stated at the net realizable value and credit risk exposure is limited. One distributor accounted for 86% of revenue for the six months ended June 30, 2020 and 72% of accounts receivable at June 30, 2020. Three distributors accounted for 72% of revenues for the six months ended June 30, 2019 and 49%, 0% and 25% of accounts receivable at June 30, 2019.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2020
15. Related party transactions
During the three and six months ended June 30, 2020 and 2019, the Company recorded $13,105 and $17,678, respectively, and $26,210 and $138,167 respectively, in revenue from an entity owned by A. Michael Stolarski, a member of the Company’s board of directors and an existing shareholder of the Company. Contract liabilities includes a balance at June 30, 2020 and 2019 of $90,943 and $102,899, respectively from this related party.
16. Stock-based compensation
During the six months ended June 30, 2020, an employee exercised stock options to buy 175,000 shares at an exercise price of $0.21 per share and 50,000 shares at an exercise price of $0.15 per share of the Company’s common stock totaling 225,000 shares.
During the six months ended June 30, 2020, 10,000 stock options to purchase the Company’s common stock were forfeited due to termination.
The range of exercise prices for options was $0.04 to $2.00 for options outstanding at June 30, 2020 and December 31, 2019, respectively. The aggregate intrinsic value for all vested and exercisable options was $3,034,841 and $981,088 at June 30, 2020 and December 31, 2019, respectively.
The weighted average remaining contractual term for outstanding exercisable stock options was 6.1 and 6.6 years as of June 30, 2020 and December 31, 2019, respectively.
17. Earnings (loss) per share
Basic net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding for the period. Diluted net loss per share reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock. Potentially dilutive securities are excluded from the computation of diluted net loss per share as their inclusive would be anti-dilutive and consist of the following:
	June 30, 2020	June 30, 2019
Stock options	34,168,385	32,183,385
Preferred stock conversion	17,500,000	—
Warrants	9,374,091	68,357,635
Convertible promissory notes	5,227,200	26,004,347
Short term notes payable	2,250,000	—
Anti-dilutive equity securities	68,519,676	126,545,367
18. Subsequent events
On July 23, 2020, in connection with the Company’s 2020 Annual Meeting of Stockholders, the Company’s stockholders approved, among other matters, the following;
•	An amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 355,000,000 to 605,000,000; and
•
To grant the board of directors the authority to effect a reverse split of the Company’s outstanding Common Stock at an exchange rate of between 1-for-10 and 1-for-50, with the exact ratio to be determined by the board of directors in its sole discretion.

The amendment to the Company’s Articles of Incorporation to effect the increase in the number of authorized shares of Common Stock was filed with the Secretary of State of Nevada on August 3, 2020. An amendment to the Company’s Articles of Incorporation to effect the reverse stock split have not yet been filed with the Secretary of State of Nevada.

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2020
On August 6, 2020, the Company entered into an asset purchase agreement with Celularity Inc. pursuant to which the Company acquired Celularity’s UltraMIST assets. The aggregate consideration paid for the assets was $24,000,000, which consisted of (i) a cash payment of $18,890,000, (ii) the issuance of a promissory note to Celularity in the principal amount of $4,000,000, and (iii) a credit of $1,110,000 for the previous payment made by the Company to Celularity pursuant to that certain letter of intent between the Company and Celularity dated June 7, 2020. The closing of the transaction occurred on August 6, 2020.
In connection with the asset purchase agreement, on August 6, 2020, the Company entered into a license and marketing agreement with Celularity pursuant to which Celularity granted to the Company a license to the Celularity wound care biologic products, Biovance® and Interfyl®. The license agreement provides the Company with an exclusive license to use, market, distribute and sell Biovance® in the Field (as defined in the License Agreement) in the Territory (as defined in the License Agreement), and a non-exclusive license to use, market, distribute and sell Interfyl® in the Field in the Territory. The License Agreement has an initial five year term, after which it automatically renews for additional one year periods, unless either party gives written notice at least 180 days prior to the expiration of the current term.
On August 6, 2020, the Company entered into a Securities Purchase Agreement with certain accredited investors for the sale by the Company in a private placement of an aggregate of 123,550,000 shares of Common Stock and accompanying Class E Warrants to purchase up to an additional 123,550,000 shares of Common Stock, at a purchase price of $0.20 per share and accompanying warrant. The warrants have an exercise price of $0.25 per share and a three year term. The closing of the private placement occurred on August 6, 2020. On August 13, 2020, 24,500,000 shares of Common Stock were issued for net cash proceeds of $4,900,000. On August 15, 2020, 93,425,000 shares of Common Stock were issued for net cash proceeds of $18,685,000. On August 26, 2020, 5,625,000 shares of Common Stock were issued for net cash proceeds of $1,125,000.
In connection with the Private Placement, H.C. Wainwright & Co., LLC, as exclusive placement agent for the Private Placement, received warrants to purchase up to 8,934,375 shares of Common Stock on the same terms as the Warrants, a cash fee and certain expenses.
On August 6, 2020, the Company entered into a Note and Warrant Purchase and Security Agreement (the “NWPSA”), with the noteholder party thereto and NH Expansion Credit Fund Holdings LP, as agent. The NWPSA provides for (i) the sale and purchase of secured notes in an aggregate original principal amount of $15 million and (ii) the issuance of warrants equal to 2.0% of the fully-diluted Common Stock of the Company as of the issue date. The warrant has an exercise price of $0.01 per share and a 10 year term.
On August 6, 2020, the Company entered into a letter agreement (the “HealthTronics Agreement”) with HealthTronics, Inc. (“HealthTronics”), pursuant to which the Company paid off all outstanding debt due and owed to HealthTronics. Pursuant to the HealthTronics Agreement, as consideration for the extinguishment of the debt due and owed to HealthTronics, (i) the Company paid to HealthTronics an amount in cash equal to $4,000,000, (ii) HealthTronics exercised all of its outstanding Class K Warrants to purchase 7,200,000 shares of Common Stock, (iii) the Company issued to HealthTronics a convertible promissory note in the principal amount of $1,372,743, and (iv) the Company and HealthTronics entered into a Securities Purchase Agreement dated August 6, 2020 pursuant to which the Company issued to HealthTronics an aggregate of 8,275,235 shares of Common Stock and an accompanying warrant to purchase up to an additional 8,275,235 shares of Common Stock. The warrant has an exercise price of $0.25 per share and a three year term. On August 26, 2020, 8,275,235 shares of Common Stock were issued pursuant to the Securities Purchase Agreement. On September 11, 2020, 7,200,000 shares of Common Stock were issued per the exercise of outstanding Class K Warrants.
On August 6, 2020, the Company repaid all amounts owing to LGH Investments, LLC pursuant to that certain promissory note issued by the Company to LGH Investments, LLC dated June 5, 2020 in the original principal amount of $1,210,000 (the “LGH Note”). As a result, all obligations of the Company under the LGH Note have been terminated. The Warrants issued to LGH Investments, as more fully described in Note 7 to our condensed consolidated financial statements, contain certain anti-dilution adjustment provisions with respect to subsequent issuances of securities by the Company at a price below the exercise price of such warrants. As a

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2020
result of certain dilutive issuances of securities by the Company during the third quarter of 2020, the exercise price of the Warrants decreased to $0.20 per share and the number of shares subject to the Warrants increased to 1,750,000 shares as of September 30, 2020. On September 11, 2020, 200,000 shares of Common Stock were issued as a part of the Securities Purchase Agreement.
On August 6, 2020, the Company terminated that certain line of credit agreement with A. Michael Stolarski, a member of the Company’s board of directors, dated December 29, 2017 and as amended November 12, 2018, in the amount of $1,000,000 (the “Stolarski Line of Credit”). As consideration for the termination of the Stolarski Line of Credit, the Company issued to A. Michael Stolarski a convertible promissory note in the principal amount of $223,511 (the “Stolarski Note”).
The Stolarski Note has a maturity date of August 6, 2021 and accrues interest at a rate equal to 12.0% per annum. In the event that the Stolarski Note has not been repaid prior to January 1, 2021, the holder may elect to convert the outstanding principal amount plus any accrued by unpaid interest thereon into shares of Common Stock at a conversion price of $0.10 per share.
On August 26, 2020, 2,250,000 shares of Common Stock were issued in payment of Short Term Notes Payable.
On August 26, 2020 and September 28, 2020 5,000,000 shares of Common Stock were issued for services rendered for consulting.
On September 20, 2020, 17,499,958 shares of Common Stock were issued as a result of the conversion of outstanding Series C and Series D Preferred Stock.
The Company has evaluated its subsequent events from June 30, 2020 through the date these condensed consolidated financial statements were issued, and has determined that there are no additional subsequent events required to be disclosed.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
The following table lists the costs and expenses payable by the registrant in connection with the sale of the common stock covered by this prospectus. All amounts shown are estimates except for the SEC registration fee.
SEC registration fee	$6,293
Legal fees and expenses	15,000
Accounting fees and expenses	15,000
Total	$36,293
ITEM 14.	Indemnification of Directors and Officers
The Nevada General Corporation Law (“NGCL”) provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless (i) such act or omission constituted a breach of his/her fiduciary duties as a director or officer, and (ii) his/her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Under the NGCL, a corporation may indemnify directors and officers, as well as other employees and individuals, against any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that he/she is or was a director, officer, employee or agent of the corporation so long as such person acted in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he/she had reasonable cause to believe that his/her conduct was unlawful.
The NGCL further provides that indemnification may not be made for any claim as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the corporation must indemnify him/her against expenses, including attorney’s fees, actually and reasonably incurred in connection with the defense. The NGCL provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise.
The registrants articles of incorporation provide that the directors and officers will not be personally liable to the registrant or its stockholders for monetary damages for breach of their fiduciary duty as a director or officer, except for liability of a director or officer for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of the NGCL. The registrant's bylaws and contractual arrangements with certain of its directors and officers provide that the registrant is required to indemnify its directors and officers to the fullest extent permitted by law. The registrant's bylaws and these contractual arrangements also require the registrant to advance expenses incurred by a director or officer in connection with the defense of any proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by the registrant. The registrant's bylaws also permit the registrant to purchase and maintain errors and omissions insurance on behalf of any director or officer for any liability arising out of his/her actions in a representative capacity. The registrant does not presently maintain any such errors and omissions insurance for the benefit of its directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.
ITEM 15.	Recent Sales of Unregistered Securities
In connection with each of the following unregistered sales and issuances of securities, except as otherwise provided below, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.
Stock Issued Upon Warrant Exercises for Cash
On January 24, 2017, the Company issued 600,000 shares of restricted Common Stock upon the exercise of 600,000 Class L Warrants to purchase shares of stock for $0.08 per share under the terms of the Class L warrant agreement, for cash consideration of $48,000.
On March 10, 2017, the Company issued 363,333 shares of restricted Common Stock upon the exercise of 363,333 Class L Warrants to purchase shares of stock for $0.08 per share under the terms of the Class L warrant agreement, for cash consideration of $29,067.
On April 3, 2017, the Company issued 100,000 shares of restricted Common Stock upon the exercise of 100,000 Class L Warrants to purchase shares of stock for $0.08 per share under the terms of the Class L warrant agreement, for cash consideration of $8,000.
On April 25, 2017, the Company issued 100,000 shares of restricted Common Stock upon the exercise of 100,000 Class L Warrants to purchase shares of stock for $0.08 per share under the terms of the Class L warrant agreement, for cash consideration of $8,000.
On February 23, 2018, the Company issued 100,000 shares of Common Stock upon the exercise of 100,000 Class O Warrants to purchase shares of stock for $0.11 per share under the terms of the Class O warrant agreement, for cash consideration of $11,000.
On March 23, 2018, the Company issued 75,666 shares of restricted Common Stock upon the exercise of 75,666 Series A Warrants to purchase shares of stock for $0.0334 per share under the terms of the Series A warrant agreement, for cash consideration of $2,527.
On April 20, 2018, the Company issued 227,273 shares of restricted Common Stock upon the exercise of 227,273 Class N Warrants to purchase shares of stock for $0.11 per share under the terms of the Class N warrant agreement, for cash consideration of $25,000.
On December 13, 2018, the Company issued 20,000 shares of restricted Common Stock upon the exercise of 20,000 Class O Warrants to purchase shares of stock for $0.11 per share under the terms of the Class O warrant agreement, for cash consideration of $2,200.
On January 8, 2019, the Company issued 100,000 shares of restricted Common Stock upon the exercise of 100,000 Class O Warrants to purchase shares of stock for $0.11 per share under the terms of the Class O warrant agreement, for cash consideration of $11,000.
On February 6, 2019, the Company issued 20,000 shares of restricted Common Stock upon the exercise of 20,000 Class O Warrants to purchase shares of stock for $0.11 per share under the terms of the Class O warrant agreement, for cash consideration of $2,200.
On March 8, 2019, the Company issued 3,333,334 shares of Common Stock upon the exercise of 3,333,334 Class L Warrants to purchase shares of stock for $0.08 per share under the terms of the Class L warrant agreement, for cash consideration of $266,667.

On March 22, 2019, the Company issued 500,000 shares of Common Stock upon the exercise of 500,000 Class L Warrants to purchase shares of stock for $0.08 per share under the terms of the Class L warrant agreement, for cash consideration of $40,000.
On April 2, 2019, the Company issued 20,000 shares of restricted Common Stock upon the exercise of 20,000 Class O Warrants to purchase shares of stock for $0.11 per share under the terms of the Class O warrant agreement, for cash consideration of $2,200.
During the fourth quarter of 2019, the Company issued 3,909,090 shares of Common Stock upon the exercise of 3,909,090 Class O Warrants to purchase shares of stock for $0.11 per share under the terms of the Class O warrant agreement, for cash consideration of $430,000.
Subsequent to December 31, 2019, the Company issued 1,000,000 shares of common stock upon the exercise of 1,062,811 Class P Warrants, for cash consideration of $10,000,000, and 62,811 shares of common stock upon the exercise of Series A Warrants, for cash consideration of $2,097.88, under the terms of the respective warrant agreements.
On August 6, 2020, the Company issued 5,200,000 shares of Common Stock upon the exercise of 5,200,000 Class K Warrants to purchase shares of stock for $0.08 per share under the terms of the Class K warrant agreement, for forgiveness of interest payable of $416,000.
On August 6, 2020, the Company issued 2,000,000 shares of Common Stock upon the exercise of 2,000,000 Class K Warrants to purchase shares of stock for $0.11 per share under the terms of the Class K warrant agreement, for forgiveness of interest payable of $220,000
Class O Warrants Issuances
On November 30, 2017, the Company issued Class O Warrant Agreements to a vendor to purchase 2,500,000 shares of common stock at an exercise price of $0.11 per share. Each Class O Warrant represents the right to purchase one share of Common Stock. The estimated fair value of the Class O Warrants at the grant date was $174,731 and was recorded as general and administrative expense and an increase to additional paid-in capital. The warrants vested upon issuance and expire on March 17, 2019.
On December 6, 2017, the Company issued Class O Warrant Agreements to a vendor to purchase 100,000 shares of common stock at an exercise price of $0.11 per share. Each Class O Warrant represents the right to purchase one share of Common Stock. The estimated fair value of the Class O Warrants at the grant date was $8,125 and was recorded as general and administrative expense and an increase to additional paid-in capital. The warrants vested upon issuance and expire on March 17, 2019.
On December 11, 2017, in consideration for services rendered, the Company issued Class O Warrant Agreements to active employees, independent contractors, members of the board of directors and members of the medical advisory boards to purchase 3,940,000 shares of common stock at an exercise price of $0.11 per share. Kevin A. Richardson II and A. Michael Stolarski, both members of the Company’s board of directors and existing shareholders of the Company, were issued 640,000 and 200,000 warrants, respectively. John Nemelka, Alan Rubino and Maj-Britt Kaltoft, members of the Company’s board of directors, were each issued 200,000 warrants. Lisa E. Sundstrom, an officer of the Company was issued 440,000 warrants.
On January 6, 2018, the Company granted Class O Warrant Agreements to a vendor to purchase 100,000 shares of common stock at an exercise price of $0.11 per share. Each Class O Warrant represents the right to purchase one share of Common Stock. The estimated fair value of the Class O Warrants at the grant date was $13,870 and was recorded as general and administrative expense and an increase to additional paid-in capital in June 2018 when the warrants were formally issued. The warrants vested upon issuance and expired March 17, 2019.
On January 26, 2018, the Company granted Class O Warrant Agreements to a vendor to purchase 909,091 shares of common stock at an exercise price of $0.11 per share. Each Class O Warrant represents the right to purchase one share of Common Stock. The estimated fair value of the Class O Warrants at the grant date was $160,455 and was recorded as general and administrative expense and an increase to additional paid-in capital in June 2018 when the warrants were formally issued. The warrants vested upon issuance and expire on January 25, 2022.

On February 6, 2018, the Company granted Class O Warrant Agreements to a vendor to purchase 100,000 shares of common stock at an exercise price of $0.11 per share. Each Class O Warrant represents the right to purchase one share of Common Stock. The estimated fair value of the Class O Warrants at the grant date was $11,200 and was recorded as general and administrative expense and an increase to additional paid-in capital in June 2018 when the warrants were formally issued. The warrants vested upon issuance and expired March 17, 2019.
On June 28, 2018, the Company issued Class O Warrant Agreements to a vendor to purchase 400,000 shares of common stock at an exercise price of $0.11 per share. Each Class O Warrant represents the right to purchase one share of Common Stock. The estimated fair value of the Class O Warrants at the grant date was $134,360 and was recorded as general and administrative expense and an increase to additional paid-in capital. The warrants vested upon issuance and expired March 17, 2019.
Convertible Promissory Note Issuance
On January 29, 2018, the Company entered into a convertible promissory note (the “Convertible Promissory Note”) with an accredited investor in the amount of $71,500. The Company intends to use the proceeds from the Convertible Promissory Notes for payment of services to an investor relations company and the account of the attorney updating the Registration Statement on Form S-1 of the Company filed under the Securities Act of 1933, as amended, on January 3, 2017 (File No. 333-213774) and the registration statement registering the shares issuable upon conversion of the Convertible Promissory Note and issuable upon the exercise of a Class N common stock purchase warrant issued concurrently with the issuance of this Convertible Promissory Note.
The Convertible Promissory Note has a six month term from the subscription date and the note holders can convert the Convertible Promissory Note at any time during the term to the number of shares of Company common stock, equal to the amount obtained by dividing (i) the amount of the unpaid principal and interest on the note by (ii) $0.11.
The Convertible Promissory Note includes a warrant agreement (the “Class N Common Stock Purchase Warrant”) to purchase Common Stock equal to the amount obtained by dividing the (i) sum of the principal amount, by (ii) $0.11. The Class N Common Stock Purchase Warrant expires on March 17, 2019. On January 23, 2019, the Company amended the expiration date of the Class N Warrants from March 17, 2019 to May 1, 2109, effective as of January 23, 2019. On January 29, 2018, the Company issued 650,000 Class N Common Stock Purchase Warrants in connection with this Convertible Promissory Note.
Consulting Agreements
In May 2017, the Company entered into a consulting agreement with another vendor for which a portion of the fee for the services was to be paid with Common Stock. The number of shares to be paid with Common Stock was calculated by dividing the amount of the fee to be paid with Common Stock of $7,500 by the Common Stock price at the close of business on the eighth business day of each month. On March 27, 2018, the Company issued 533,450 shares for services rendered May 2017 through February 2018. On June 28, 2018, the Company issued 15,000 shares for services rendered in March 2018. Non-cash general and administrative expense of $22,500 and $60,000 was recorded in 2018 and 2017, respectively.
On May 1, 2017, the Company entered into an agreement with an investment company to provide business advisory and consulting services. The compensation for those services was to be paid in a combination of cash and Common Stock. At December 31, 2017, the Company accrued $120,000 of expense for the services provided. The Common Stock was issued in March 2018 in the amount of 467,423 shares. On October 17, 2018, this agreement was verbally amended to provide for the cash compensation of services performed to be paid with Common Stock. The Common Stock was issued in October 2018 in the amount of 426,176 shares.
In November 2017, the Company entered into a three month consulting agreement with a vendor for which a portion of the fee for the services was to be paid with Common Stock. The number of shares to be paid with Common Stock was calculated by dividing the amount of the fee to be paid with Common Stock of $4,000 by the Company stock price at the close of business on the eighth business day of each month. The Company issued 26,667, 23,529 and 18,182 shares, respectively in each of the three months of the agreement. The $4,000 was recorded as a non-cash general and administrative expense for each of the three months of the agreement. In April 2018, the Company verbally entered into a month-to-month consulting agreement with the same vendor for which a portion of the fee for the services was to be paid with Common Stock. The number of shares to be paid with Common Stock was calculated by dividing the amount of the fee to be paid with Common Stock of $4,000 by the Company stock price at the close of business on the eighth business day of each month. The Company issued 26,667, 23,529 and 18,182 shares, respectively in each of the three months of the agreement. The $20,000 was recorded as a non-cash general and administrative expense upon issuance in June 2018.
On October 17, 2018, the Company and a vendor agreed to settle a portion of a previously incurred fee for services in Common Stock in lieu of cash. On October 17, 2018, the Company issued 426,176 shares for services rendered May 2017 through February 2018. Non-cash general and administrative expense of $15,000 and $60,000 was recorded in 2018 and 2017, respectively.
Subsequent to December 31, 2019, the Company entered into a six month consulting agreement for which the services are to be paid with Common Stock. The number of shares to be paid with Common Stock was 1,000,000 earned upon signing and if agreed by both client and consultant an additional 1,000,000 No later than May 1, 2020. The Company issued 1,000,000 shares in March 2020, and an additional 1,000,000 shares in April 2020.
Conversion of Liabilities
Subsequent to December 31, 2019, the Company issued 1,496,989 shares of Common Stock upon the exercise of 416,667 Class L Warrants, under the terms of the respective warrant agreements, and 1,080,322 upon the conversion of interest and bonus shares pursuant to the terms of the short term note payable. The other warrant exercise constituted the conversion of short term note payable in the outstanding amount of $208,109 with the receipt of notices of Class L warrant exercises, all pursuant to the terms of the short term note payable.
10% Convertible Promissory Notes Issuances
On March 27, 2017, the Company began offering subscriptions for 10% convertible promissory notes (the “10% Convertible Promissory Notes”) to selected accredited investors. The Company intends to use the proceeds from the 10% Convertible Promissory Notes for working capital and general corporate purposes. The initial offering closed on August 15, 2017, at which time $55,000 aggregate principal amount of 10% Convertible Promissory Notes were issued and the funds paid to the Company. Subsequent offerings were closed on November 3, 2017, November 30, 2017, and December 21, 2017, at which times $1,069,440, $259,310 and $150,000, respectively, aggregate principal amounts of 10% Convertible Promissory Notes were issued and the funds paid to the Company. The 10% Convertible Promissory Notes include a warrant agreement (the “Class N Warrant Agreement”) to purchase Common Stock equal to the amount obtained by dividing the (i) sum of the principal amount, by (ii) $0.11. The Class N Warrant Agreement expires March 17, 2019. On January 23, 2019, the Company amended the expiration date of the Class N Warrants from March 17, 2019 to May 1, 2109, effective as of January 23, 2019. On November 3, 2017, the Company issued 10,222,180 Class N Warrants in connection with the initial and second closings of 10% Convertible Promissory Notes. On November 30, 2017, and December 21, 2017, the Company issued 2,357,364 and 1,363,636, respectively, Class N Warrants in connection with the closings of 10% Convertible Promissory Notes. A. Michael Stolarski, a member of the Company’s board of directors and an existing shareholder of the Company, was a purchaser in the 10% Convertible Promissory Notes in the amount of $330,000. A. Michael Stolarski and Kevin A. Richardson II, both members of the Company’s board of directors and existing shareholders of the Company, had subscribed $130,000 and $140,000, respectively, to the Company as advances from related parties to be used to purchase 10% Convertible Promissory Notes. The 10% Convertible Promissory Notes associated with these subscriptions were issued in January 2018. Sales commissions of $72,625 were paid to WestPark Capital, Inc. in connection with these offerings.
A subsequent offering of the 10% Convertible Promissory Notes was closed on January 10, 2018, at which time $1,496,000 aggregate principal amount of 10% Convertible Promissory Notes were issued with $1,066,000 of funds paid to the Company. The remaining $430,000 of principal came from advances from related and unrelated parties balance at December 31, 2017 of $310,000 (see Note 7) and conversion of $120,000 of unpaid executive compensation by related party, Kevin A. Richardson II. On January 10, 2018, the Company issued 13,599,999 Class N Warrants in connection with such subsequent closing. Sales commission of $64,100 was paid to WestPark Capital, Inc. in connection with this offering.

On February 15, 2018, the Company defaulted on the 10% Convertible Promissory Notes issued on August 15, 2017 and began accruing interest at the default interest rate of 18%.
On April 16, 2018, the Company issued 560,808 shares of restricted common stock upon the conversion of 10% Convertible Promissory Notes in the amount of $60,000 plus accrued interest of $1,689 at the conversion price of $0.11 per share per the 10% Convertible Promissory Notes agreement.
On May 9, 2018, the Company issued 5,335,919 shares of restricted common stock upon the conversion of 10% Convertible Promissory Notes in the amount of $571,000 plus accrued interest of $15,951 at the conversion price of $0.11 per share per the 10% Convertible Promissory Notes agreement.
On July 20, 2018, the Company issued 954,545 shares of restricted common stock upon the conversion of 10% Convertible Promissory Notes in the amount of $100,000 plus accrued interest of $5,000 at the conversion price of $0.11 per share per the 10% Convertible Promissory Notes agreement.
On July 20, 2018, the Company issued 500,000 shares of common stock upon the partial conversion of 10% Convertible Promissory Notes in the amount of $55,000 at the conversion price of $0.11 per share per the 10% Convertible Promissory Notes agreement.
On August 6, 2018, the Company issued 683,042 shares of restricted common stock upon the conversion of 10% Convertible Promissory Notes in the amount of $71,500 plus accrued interest of $3,635 at the conversion price of $0.11 per share per the 10% Convertible Promissory Notes agreement.
On August 15, 2018, the Company issued 462,924 shares of free trading Common Stock upon the conversion of 10% Convertible Promissory Notes in the amount of $45,000 plus accrued interest of $50,922 at the conversion price of $0.11 per share per the 10% Convertible Promissory Notes agreement.
All such conversions of 10% Convertible Promissory Notes were exempt from registration pursuant to Section 3(a)(9).
Cashless Warrant Exercise, Exempt From Registration Pursuant to Securities Act Section 3(a)(9)
On January 20, 2017, the Company issued 15,951 shares of Common Stock to Intracoastal Capital, LLC upon the cashless exercise of 20,000 Series A Warrants to purchase shares of stock for $0.0334 per share based on a current market value of $0.165 per share as determined under the terms of the Series A Warrant agreement.
On January 26, 2017, the Company issued 79,998 shares of Common Stock to Intracoastal Capital, LLC upon the cashless exercise of 100,000 Series A Warrants to purchase shares of stock for $0.0334 per share based on a current market value of $0.1669 per share as determined under the terms of the Series A Warrant agreement.
On February 2, 2017, the Company issued 158,240 shares of Common Stock to Intracoastal Capital, LLC upon the cashless exercise of 200,000 Series A Warrants to purchase shares of stock for $0.0334 per share based on a current market value of $0.17 per share as determined under the terms of the Series A Warrant agreement.
On February 6, 2017, the Company issued 80,804 shares of Common Stock to Intracoastal Capital, LLC upon the cashless exercise of 100,000 Series A Warrants to purchase shares of stock for $0.0334 per share based on a current market value of $0.174 per share as determined under the terms of the Series A Warrant agreement.
On March 13, 2017, the Company issued 297,035 shares of Common Stock to Lucas Hoppel upon the cashless exercise of 583,333 Class L Warrants to purchase shares of stock for $0.08 per share based on a current market value of $0.163 per share as determined under the terms of the Class L Warrant agreement.
On June 22, 2017, the Company issued 84,514 shares of Common Stock to Arthur Motch III upon the cashless exercise of 125,246 Series A Warrants to purchase shares of stock for $0.0334 per share based on a current market value of $0.1027 per share as determined under the terms of the Series A Warrant agreement.
On October 24, 2017, the Company issued 150,083 shares of Common Stock to DeMint Law, PLLC upon the cashless exercise of 300,166 Class L Warrants to purchase shares of stock for $0.08 per share based on a current market value of $0.16 per share as determined under the terms of the Class L Warrant agreement.
On January 11, 2018, the Company issued 50,432 shares of Common Stock upon the cashless exercise of 59,000 Series A Warrants to purchase shares of stock for $0.0334 per share based on a current market value of $0.23 per share as determined under the terms of the Series A Warrant agreement.

On February 14, 2018, the Company issued 229,515 shares of Common Stock upon the cashless exercise of 400,000 Class L Warrants to purchase shares of stock for $0.08 per share based on a current market value of $0.1877 per share as determined under the terms of the Class L Warrant agreement.
On March 2, 2018, the Company issued 407,461 shares of Common Stock upon the cashless exercise of 600,000 Class L Warrants to purchase shares of stock for $0.08 per share based on a current market value of $0.2493 per share as determined under the terms of the Class L Warrant agreement.
On March 9, 2018, the Company issued 251,408 shares of Common Stock upon the cashless exercise of 271,000 Series A Warrants to purchase shares of stock for $0.0334 per share based on a current market value of $0.462 per share as determined under the terms of the Series A Warrant agreement.
On March 28, 2018, the Company issued 84,314 shares of Common Stock upon the cashless exercise of 100,000 Class L Warrants to purchase shares of stock for $0.08 per share based on a current market value of $0.51 per share as determined under the terms of the Class L Warrant agreement.
On April 9, 2018, the Company issued 59,020 shares of common stock upon the cashless exercise of 70,000 Class L Warrants to purchase shares of stock for $0.08 per share based on a current market value of $0.51 per share as determined under the terms of the Class L Warrant agreement.
On April 9, 2018, the Company issued 813,267 shares of common stock upon the cashless exercise of 990,500 Class L Warrants to purchase shares of stock for $0.08 per share based on a current market value of $0.4471 per share as determined under the terms of the Class L Warrant agreement.
On April 10, 2018, the Company issued 90,142 shares of common stock upon the cashless exercise of 106,667 Class L Warrants to purchase shares of stock for $0.08 per share based on a current market value of $0.5164 per share as determined under the terms of the Class L Warrant agreement.
On April 13, 2018, the Company issued 3,241,395 shares of common stock upon the cashless exercise of 3,733,167 Class L Warrants to purchase shares of stock for $0.08 per share based on a current market value of $0.6073 per share as determined under the terms of the Class L Warrant agreement.
On June 5, 2018, the Company issued 322,687 shares of common stock upon the cashless exercise of 400,000 Class L Warrants to purchase shares of stock for $0.08 per share based on a current market value of $0.3339 per share as determined under the terms of the Class L Warrant agreement.
On June 22, 2018, the Company issued 80,164 shares of common stock upon the cashless exercise of 100,000 Class L Warrants to purchase shares of stock for $0.08 per share based on a current market value of $0.4033 per share as determined under the terms of the Class L Warrant agreement.
On July 2, 2018, the Company issued 653,859 shares of common stock upon the cashless exercise of 909,091 Class N Warrants to purchase shares of stock for $0.11 per share based on a current market value of $0.3918 per share as determined under the terms of the Class N Warrant agreement.
On December 21, 2018, the Company issued 111,835 shares of common stock upon the cashless exercise of 139,500 Class L Warrants to purchase shares of stock for $0.08 per share based on a current market value of $0.4034 per share as determined under the terms of the Class L Warrant agreement.
On January 8, 2019, the Company issued 360,057 shares of common stock upon the cashless exercise of 650,000 Class N Warrants to purchase shares of stock for $0.11 per share based on a current market value of $0.2466 per share as determined under the terms of the Class N Warrant agreement.
On March 6, 2019, the Company issued 161,834 shares of common stock upon the cashless exercise of 266,667 Class L Warrants to purchase shares of stock for $0.08 per share based on a current market value of $0.2035 per share as determined under the terms of the Class L Warrant agreement.
On March 6, 2019, the Company issued 182,217 shares of common stock upon the cashless exercise of 396,591 Class N Warrants to purchase shares of stock for $0.11 per share based on a current market value of $0.2035 per share as determined under the terms of the Class N Warrant agreement.
On May 24, 2019, the Company issued 2,562,743 shares of common stock upon the cashless exercise of 5,190,908 Class N Warrants to purchase shares of stock for $0.11 per share based on a current market value of $0.216 per share as determined under the terms of the Class N Warrant agreement.

On July 29, 2019, the Company issued 307,874 shares of common stock upon the cashless exercise of 622,909 Class N Warrants to purchase shares of stock for $0.11 per share based on a current market value of $0.2175 per share as determined under the terms of the Class N Warrant agreement.
On September 4, 2019, the Company issued 206,472 shares of common stock upon the cashless exercise of 545,455 Class N Warrants to purchase shares of stock for $0.11 per share based on a current market value of $0.177 per share as determined under the terms of the Class N Warrant agreement.
On September 4, 2019, the Company issued 946,328 shares of common stock upon the cashless exercise of 2,500,000 Class O Warrants to purchase shares of stock for $0.11 per share based on a current market value of $0.177 per share as determined under the terms of the Class O Warrant agreement.
Employee Stock Option Grant
On June 15, 2017, the Company granted to the active employees, members of the board of directors and three members of the Company’s Medical Advisory Board options to purchase an aggregate total of 5,550,000 shares of the Company’s common stock at an exercise price of $0.11 per share and vested upon issuance. Using the Black-Scholes option pricing model, management has determined that the options had a fair value per share of $0.0869 per option resulting in compensation expense of $482,295. Compensation cost was recognized upon grant.
On June 18, 2018, the Company granted to a new employee options to purchase 30,000 shares of the Company’s common stock at an exercise price of $0.40 per share and vested upon issuance. Using the Black-Scholes option pricing model, management has determined that the options had a fair value per share of $0.3882 resulting in compensation expense of $11,646. Compensation cost was recognized upon grant.
On May 31, 2018, the Company granted to a new employee options to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $0.42 per share and vested upon issuance. Using the Black-Scholes option pricing model, management has determined that the options had a fair value per share of $0.3879 resulting in compensation expense of $775,800. Compensation cost was recognized upon grant.
On April 1, 2018, the Company granted to a new employee options to purchase 100,000 shares of the Company’s common stock at an exercise price of $0.11 per share and vested upon issuance. Using the Black-Scholes option pricing model, management has determined that the options had a fair value per share of $0.4932 resulting in compensation expense of $49,350. Compensation cost was recognized upon grant.
On September 20, 2018, the Company granted to the active employees, members of the board of directors and members of the Company’s Medical Advisory Board options to purchase 7,950,000 shares each of the Company’s common stock at an exercise price of $0.21 per share and vested upon issuance. Using the Black-Scholes option pricing model, management has determined that the options had a fair value per share of $0.206 resulting in compensation expense of $1,637,700. Compensation cost was recognized upon grant.
Subsequent to December 31, 2019, the Company granted to new employees options to purchase an aggregate of 100,000 shares of the Company’s common stock at an exercise price of $.026 per share and vested upon issuance.
HealthTronics Warrants
On June 15, 2015, the Company, and its wholly owned subsidiary SANUWAVE, Inc., a Delaware corporation (the “Borrower”) entered into an amendment (the “Amendment”) to amend certain provisions of two promissory notes (the “Promissory Notes”) dated August 1, 2005 between the Borrower and HealthTronics, Inc., with an aggregate outstanding principal balance of $5,372,742. In connection with the Amendment, the Company issued to HealthTronics, on June 15, 2015, an aggregate total of 3,310,000 warrants (the “Class K Warrants”) to purchase shares of the Company’s Common Stock, at an exercise price of $0.55 per share, subject to certain anti-dilution protection. Each Class K Warrant represents the right to purchase one share of Common Stock. The warrants vested upon issuance and expire after ten years.
On June 28, 2016, the Company and HealthTronics, Inc. entered into a second amendment (the “Second Amendment”) to amend certain provisions of the notes payable, related parties. The Second Amendment provides for the extension of the due date to January 31, 2018. In addition, the Company, in connection with the Second Amendment, issued to HealthTronics, Inc. on June 28, 2016 an additional 1,890,000 Class K Warrants to purchase shares of the Company’s Common Stock at an exercise price of $0.08 per share, subject to certain anti-dilution protection. The exercise price of the 3,310,000 Class K Warrants issued on June 15, 2015 was decreased to $0.08 per share.
On August 3, 2017, the Company and HealthTronics, Inc. entered into a third amendment (the “Third Amendment”) to amend certain provisions of the notes payable, related parties. The Third Amendment provides for the extension of the due date to December 31, 2018, revision of the mandatory prepayment provisions and the future issuance of additional warrants to HealthTronics upon certain conditions. In addition, the Company, in connection with the Third Amendment, issued to HealthTronics, Inc. on August 3, 2017 an additional 2,000,000 Class K Warrants to purchase shares of the Company’s Common Stock at an exercise price of $0.11 per share, subject to certain anti-dilution protection. Each Class K Warrant represents the right to purchase one share of Common Stock. The warrants vested upon issuance and expire after ten years.
On August 6, 2020, the Company entered into a letter agreement (the “HealthTronics Agreement”) with HealthTronics, pursuant to which the Company paid off all outstanding debt due and owed to HealthTronics. Pursuant to the HealthTronics Agreement, as consideration for the extinguishment of the debt due and owed to HealthTronics, (i) the Company paid to HealthTronics an amount in cash equal to $4,000,000, (ii) HealthTronics exercised all of its outstanding Class K Warrants to purchase 7,200,000 shares of Common Stock, (iii) the Company issued to HealthTronics a convertible promissory note in the principal amount of $1,372,743 (the “HealthTronics Note”), and (iv) the Company and HealthTronics entered into a Securities Purchase Agreement dated August 6, 2020 (the “HealthTronics Purchase Agreement) pursuant to which the Company issued to HealthTronics an aggregate of 8,275,235 shares of Common Stock and an accompanying warrant to purchase up to an additional 8,275,235 shares of Common Stock (the “HealthTronics Warrant”). The HealthTronics Warrant has an exercise price of $0.25 per share and a three year term.
Common Stock Purchase Agreement
On December 11, 2019, the Company entered into a Common Stock Purchase Agreement with certain accredited investors for the sale by the Company in a private placement of an aggregate of 21,071,143 shares of common stock at a purchase price of $0.14 per share. During the year ended December 31, 2019, the Company issued 20,000,711 shares of common stock in conjunction with this offering and received $2,800,100 in cash proceeds.
February 2020 Series C Preferred Stock Purchase Agreement
On February 6, 2020, the Company entered into a Series C Preferred Stock Purchase Agreement with certain accredited investors (the “Purchasers”) for the issuance of an aggregate of 90 shares of the Company’s Series C Convertible Preferred Stock at a stated value equal to $25,000 per share (the “Series C Preferred Stock Purchase Agreement”). The Company intends to use the proceeds from the Series C Preferred Stock Purchase Agreement for general corporate purposes, repayment of Indebtedness, business development, working capital and general and administrative expenses.
On January 31, 2020, the Company filed a Certificate of Designation of Series C Preferred Stock with the Secretary of State of the State of Nevada creating a new series of 90 shares of Series C Preferred Stock of the Company (the “Certificate of Designation”). Subject to the terms of the Certificate of Designation, each share of Series C Preferred Stock is convertible into shares of Common Stock of the Company at a rate equal to the stated value of such share of Series C Preferred Stock of $25,000, divided by the conversion price of $0.14 per share (subject to adjustment from time to time upon the occurrence of certain events as described in the Certificate of Designation). If all outstanding shares of Series C Preferred Stock were converted into Common Stock at the original conversion rate, such shares would convert into an aggregate of 16,071,428 shares of Common Stock.
Notwithstanding the foregoing, the Series C Preferred Stock is not currently convertible into shares of Common Stock because the Company does not currently have sufficient authorized and unissued shares of its Common Stock to permit conversion in full of all issued and outstanding shares of Series C Preferred Stock. Accordingly, the Certificate of Designation provides that the Series C Preferred Stock is only convertible into Common Stock once the Company amends its Articles of Incorporation to increase its authorized and unissued

Common Stock to an amount sufficient to permit such conversion of the Series C Preferred Stock. Each investor has agreed in the Purchase Agreement that such investor will, within five business days following such amendment to the Articles of Incorporation, convert all of such investor’s shares of Series C Preferred Stock into shares of Common Stock.
The Certificate of Designation provides that if the Company has not obtained the approval of its shareholders to amend the Company’s Articles of Incorporation to increase the authorized shares of Common Stock sufficient to permit such conversion, or if such amendment has not otherwise been filed with the Nevada Secretary of State on or before December 31, 2020 (either such event, an “Authorization Failure”), then the Company shall be required to redeem all outstanding shares of Series C Preferred Stock for a per-share redemption price, payable in cash in a single installment not later than thirty (30) days following the date of such Authorization Failure, equal to the greater of (a) two hundred percent (200%) of the stated value of such share, and (b)(i) the volume-weighted average sale price of a share of Common Stock reported on the trading market on which the Common Stock is then traded for the thirty (30) consecutive trading days immediately preceding the date of such Authorization Failure, multiplied by (ii) the number of shares of Common Stock such share of Series C Preferred Stock would otherwise be convertible into as of such date had such Authorization Failure not occurred.
Subsequent to December 31, 2019, the Company received $2,250,000 in proceeds for the purchase of 90 shares of Series C Convertible Preferred Stock. As of the date of this prospectus, 90 shares of Series C Convertible Preferred Stock are issued and outstanding.
May 2020 Series D Preferred Stock Purchase Agreement
On May 14, 2020, the Company entered into a Series D Preferred Stock Purchase Agreement with certain accredited investors (the “Purchasers”) for the issuance of an aggregate of 8 shares of the Company’s Series D Convertible Preferred Stock at a stated value equal to $25,000 per share (the “Series D Preferred Stock Purchase Agreement”). The Company intends to use the proceeds from the Series D Preferred Stock Purchase Agreement for general corporate purposes, repayment of Indebtedness, business development, working capital and general and administrative expenses.
On May 14, 2020, the Company filed a Certificate of Designation of Series D Preferred Stock with the Secretary of State of the State of Nevada creating a new series of 8 shares of Series D Preferred Stock of the Company (the “Certificate of Designation”). Subject to the terms of the Certificate of Designation, each share of Series D Preferred Stock is convertible into shares of Common Stock of the Company at a rate equal to the stated value of such share of Series D Preferred Stock of $25,000, divided by the conversion price of $0.14 per share (subject to adjustment from time to time upon the occurrence of certain events as described in the Certificate of Designation). If all outstanding shares of Series D Preferred Stock were converted into Common Stock at the original conversion rate, such shares would convert into an aggregate of 1,428,571 shares of Common Stock.
Notwithstanding the foregoing, the Series D Preferred Stock is not currently convertible into shares of Common Stock because the Company does not currently have sufficient authorized and unissued shares of its Common Stock to permit conversion in full of all issued and outstanding shares of Series D Preferred Stock. Accordingly, the Certificate of Designation provides that the Series D Preferred Stock is only convertible into Common Stock once the Company amends its Articles of Incorporation to increase its authorized and unissued Common Stock to an amount sufficient to permit such conversion of the Series D Preferred Stock. Each investor has agreed in the Purchase Agreement that such investor will, within five business days following such amendment to the Articles of Incorporation, convert all of such investor’s shares of Series D Preferred Stock into shares of Common Stock.
The Certificate of Designation provides that if the Company has not obtained the approval of its shareholders to amend the Company’s Articles of Incorporation to increase the authorized shares of Common Stock sufficient to permit such conversion, or if such amendment has not otherwise been filed with the Nevada Secretary of State on or before December 31, 2020 (either such event, an “Authorization Failure”), then the Company shall be required to redeem all outstanding shares of Series D Preferred Stock for a per-share redemption price, payable in cash in a single installment not later than thirty (30) days following the date of such Authorization Failure, equal to the greater of (a) two hundred percent (200%) of the stated value of such share, and (b)(i) the volume-weighted average sale price of a share of Common Stock reported on the trading market on which the Common Stock is then traded for the thirty (30) consecutive trading days immediately preceding the date of such Authorization Failure, multiplied by (ii) the number of shares of Common Stock such share of Series D Preferred Stock would otherwise be convertible into as of such date had such Authorization Failure not occurred.
Subsequent to December 31, 2019, the Company received $200,000 in proceeds for the purchase of 8 shares of Series D Convertible Preferred Stock. As of the date of this prospectus, 8 shares of Series D Convertible Preferred Stock are issued and outstanding.
LGH Financing
On June 5, 2020, the Company entered into a securities purchase agreement with LGH pursuant to which the Company issued to LGH a promissory note in the original principal amount of $1,210,000, warrants to purchase 1,000,000 shares of common stock and 200,000 restricted shares of common stock of the Company (the “Inducement Shares”). In exchange for the promissory note and warrants, the Company received an aggregate payment of $1,100,000. The LGH Warrant had an original exercise price of $0.35 per share and have a term of five years. The warrants may be exercised on a cashless basis if there is no effective registration statement registering the resale of the shares underlying the warrants at any time after the earlier of the six-month anniversary of the date of the securities purchase agreement and the completion of the then-applicable holding period required by Rule 144 of the Securities Act of 1933, as amended. The number of shares subject to the warrant and the exercise price of the warrant were subsequently adjusted as a result of the August 2020 private placement transactions in accordance with the anti-dilution adjustment terms of the warrants, resulting in the warrants being exercisable for 1,750,000 shares of common stock at an exercise price of $0.20 per share.
August 2020 Transactions
On August 6, 2020, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”) for the sale by the Company in a private placement (the “Private Placement”) of an aggregate of 123,550,000 shares of Common Stock (the “Private Placement Shares”) and accompanying Class E Warrants to purchase up to an additional 123,550,000 shares of Common Stock (the “Private Placement Warrants”), at a purchase price of $0.20 per Private Placement Share and accompanying Private Placement Warrant. The Private Placement Warrants have an exercise price of $0.25 per share and a three year term. The closing of the Private Placement occurred on August 6, 2020. The Company has granted the purchasers indemnification rights with respect to its representations, warranties, covenants and agreements under the purchase agreement. We received $24,710,000 in cash proceeds in connection with the sale of securities to the selling stockholders. In connection with the Private Placement, H.C. Wainwright & Co., LLC, as exclusive placement agent for the Private Placement, received warrants to purchase up to 9,266,250 shares of Common Stock on the same terms as the Warrants, a cash fee and certain expenses.
On August 6, 2020, the Company issued a promissory note to Celularity Inc. in the principal amount of $4,000,000 in connection with the asset purchase agreement between the parties. The note has a maturity date of August 6, 2021 and accrues interest at a rate equal to 12.0% per annum. In the event that the note has not been repaid prior to January 1, 2021, Celularity may elect to convert the outstanding principal amount plus any accrued but unpaid interest thereon into shares of the Company’s Common Stock at a conversion price of $0.10 per share.
On August 6, 2020, the Company entered into a Note and Warrant Purchase and Security Agreement (the “NWPSA”), with the noteholder party thereto and NH Expansion Credit Fund Holdings LP, as agent. The NWPSA provides for (i) the sale and purchase of secured notes (the “Notes”) in an aggregate original principal amount of $15 million and (ii) the issuance of warrants equal to 2.0% of the fully-diluted Common Stock of the Company as of the issue date (the “NH Warrant”). The NH Warrant has an exercise price of $0.01 per share and a 10 year term. The principal amount outstanding on the Notes shall accrue interest at a per annum rate equal to the sum of (A) the greater of (x) the Prime Rate (as defined in the NWPSA) in effect as of each interest payment date, and (y) 3.00%, plus (B) 9.00%. All unpaid principal and accrued interest are due and payable in full on September 30, 2025. In addition to the foregoing interest amounts, interest at a per annum rate equal to 3.00% shall be paid in kind. The Notes are secured by substantially all of the assets of the Company, SANUWAVE, Inc. and their respective domestic subsidiary guarantors.
On August 6, 2020, the Company terminated that certain line of credit agreement with A. Michael Stolarski, a member of the Company’s board of directors, dated December 29, 2017 and as amended November 12, 2018, in the amount of $1,000,000 (the “Stolarski Line of Credit”). As consideration for the termination of the Stolarski Line of

Credit, the Company issued to A. Michael Stolarski a convertible promissory note in the principal amount of $223,511 (the “Stolarski Note”). The Stolarski Note has a maturity date of August 6, 2021 and accrues interest at a rate equal to 12.0% per annum. In the event that the Stolarski Note has not been repaid prior to January 1, 2021, the holder may elect to convert the outstanding principal amount plus any accrued by unpaid interest thereon into shares of Common Stock at a conversion price of $0.10 per share.

ITEM 16.	Exhibits and Financial Statement Schedules
Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of September 25, 2009, by and between Rub Music Enterprises, Inc., RME Delaware Merger Sub, Inc. and SANUWAVE, Inc. (Incorporated by reference to Form 8-K filed with the SEC on September 30, 2009).

3.1	Articles of Incorporation (Incorporated by reference to the Form 10-SB filed with the SEC on December 18, 2007).
3.2	Certificate of Amendment to the Articles of Incorporation (Incorporated by reference to Appendix A to the Definitive Schedule 14C filed with the SEC on October 16, 2009).
3.3	Certificate of Amendment to the Articles of Incorporation (Incorporated by reference to Appendix A to the Definitive Schedule 14C filed with the SEC on April 16, 2012).
3.4	Bylaws (Incorporated by reference to the Form 10-SB filed with the SEC on December 18, 2007).
3.5
Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company dated March 14, 2014 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2014).

3.6	Certificate of Amendment to the Articles of Incorporation, dated September 8, 2015 (Incorporated by reference to the Form 10-K filed with the SEC on March 30, 2016).
3.7
Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of the Company dated January 12, 2016 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2016).

3.8
Certificate of Designation of Series C Convertible Preferred Stock of the Company dated January 31, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2020).

3.9
Certificate of Designation of Series D Convertible Preferred Stock of the Company dated May 14, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 20, 2020).

3.10	Certificate of Amendment to the Articles of Incorporation, dated August 3, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 7, 2020).
4.1	Form of Class E Warrant Agreement (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2020).
4.2
Class K Warrant Agreement by and between the Company and HealthTronics, Inc., dated June 15, 2015 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2015).

4.3	Amendment No. 1 to Class K Warrant Agreement by and between the Company and HealthTronics, Inc., dated June 28, 2016 (Incorporated by reference to the Form 10-Q filed with the SEC on August 15, 2016).
4.4
Class K Warrant Agreement dated as of August 3, 2017, between the Company and HealthTronics, Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2017).

4.5
Form of Secured Promissory Note issued to NH Expansion Credit Fund Holdings LP, dated August 6, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2020).

4.6	Warrant issued to NH Expansion Credit Fund Holdings LP, dated August 6, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2020).
4.7	Warrant issued to HealthTronics, Inc., dated August 6, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 12, 2020).
5.1*	Opinion of Hutchison & Steffen, LLC.
10.1
Amendment to certain Promissory Notes that were dated August 1, 2005, by and among the Company, SANUWAVE, Inc. and HealthTronics, Inc., dated June 15, 2015 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2015.)

Exhibit No.	Description
10.2
Second Amendment to Certain Promissory Notes entered into as of June 28, 2016 by and among the Company, SANUWAVE, Inc. and HealthTronics, Inc. (Incorporated by reference to the Form 10-Q filed with the SEC on August 15, 2016).

10.3
Third Amendment to promissory notes entered into as of August 3, 2017 by and among the Company, SANUWAVE, Inc. and HealthTronics, Inc. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2017).

10.4	Asset Purchase Agreement by and between the Company and Celularity Inc., dated August 6, 2020 (Incorporated by reference to the Form 8-K filed with the SEC on August 12, 2020).
10.5	License and Marketing Agreement by and between the Company and Celularity Inc., dated August 6, 2020 (Incorporated by reference to the Form 8-K filed with the SEC on August 12, 2020).
10.6	Convertible Promissory Note issued to Celularity Inc., dated August 6, 2020 (Incorporated by reference to the Form 8-K filed with the SEC on August 12, 2020).
10.7
Form of Securities Purchase Agreement by and among the Company and the accredited investors a party thereto, dated August 6, 2020 (Incorporated by reference to the Form 8-K filed with the SEC on August 12, 2020).

10.8
Note and Warrant Purchase and Security Agreement by and among the Company, the noteholder party thereto and NH Expansion Credit Fund Holdings LP, as agent, dated August 6, 2020 (Incorporated by reference to the Form 8-K filed with the SEC on August 12, 2020).

10.9	Letter Agreement by and between the Company and HealthTronics, Inc., dated August 6, 2020 (Incorporated by reference to the Form 8-K filed with the SEC on August 12, 2020).
10.10	Convertible Promissory Note issued to HealthTronics, Inc., dated August 6, 2020 (Incorporated by reference to the Form 8-K filed with the SEC on August 12, 2020).
10.11	Securities Purchase Agreement by and between the Company and HealthTronics, Inc., dated August 6, 2020 (Incorporated by reference to the Form 8-K filed with the SEC on August 12, 2020).
10.12	Convertible Promissory Note issued to A. Michael Stolarski, dated August 6, 2020 (Incorporated by reference to the Form 8-K filed with the SEC on August 12, 2020).
21.1	List of subsidiaries (Incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019).
23.1*	Consent of Marcum LLP, independent registered public accountants.
23.2	Consent of Hutchison & Steffen, LLC (included in its opinion filed as Exhibit 5.1).
24.1**	Power of Attorney (set forth on the signature page of the registration statement).
101.INS***	XBRL Instance
101.SCH***	XBRL Taxonomy Extension Schema
101.CAL***	XBRL Taxonomy Extension Calculation
101.DEF***	XBRL Taxonomy Extension Definition
101.LAB***	XBRL Taxonomy Extension Labels
101.PRE***	XBRL Taxonomy Extension Presentation
*	Filed herewith
**	Previously filed as the same-numbered exhibit to our registration statement on Form S-1 (File No. 333-213774) filed on July 2, 2018.
***
XBRL information is furnished and not filed or a part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of section 18 of the Exchange Act and otherwise is not subject to liability under these sections.

ITEM 17.	Undertakings
(a) The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Suwanee, State of Georgia, on October 5, 2020.
SANUWAVE Health, Inc.

By:	/s/ Kevin A. Richardson, II
Name:	Kevin A. Richardson, II
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin A. Richardson, II, as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signatures	Capacity	Date
By: /s/ Kevin A. Richardson, II	Director and Chief Executive Officer (principal executive officer)	October 5, 2020
Name: Kevin A. Richardson, II

By: /s/ Lisa Sundstrom	Chief Financial Officer (principal financial and accounting officer)	October 5, 2020
Name: Lisa Sundstrom

By: /s/ John F. Nemelka	Director	October 5, 2020
Name: John F. Nemelka

By: /s/ Alan L. Rubino	Director	October 5, 2020
Name: Alan L. Rubino

By: /s/ A. Michael Stolarski	Director	October 5, 2020
Name: A. Michael Stolarski

By: /s/ Maj-Britt Kaltoft	Director	October 5, 2020
Name: Maj-Britt Kaltoft

By: /s/ Thomas Price	Director	October 5, 2020
Name: Thomas Price